Filed Pursuant to Rule 424(b)(3)
File Number 333-103258

PROSPECTUS SUPPLEMENT

To Prospectus dated May 14, 2003 (SEC File No. 333-103258)

XCEL ENERGY INC.
800 Nicollet Mall, Suite 3000
Minnesota, Minneapolis 55402-2023
(612) 330-5500

$230,000,000
7 1/2% Senior Convertible Notes
due 2007
and
Shares of Commons Stock issuable upon conversion of the Notes

This Prospectus Supplement includes the attached Quarterly Report on Form 10-Q of Xcel Energy Inc. for the quarter ended March 31, 2003 filed by us with the Securities and Exchange Commission.

Our common stock is traded on the New York Stock Exchange under the symbol “XEL”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

For more information please see the Prospectus dated May 14, 2003.

The date of this Prospectus Supplement is May 16, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒ Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

or

Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For Quarter Ended March 31, 2003	Commission File Number 1-3034

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-0448030

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Minneapolis, Minn	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

Former name, former address and former fiscal year, if changed since last report:

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes   ☒ No   ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

Yes   ☒ No   ☐

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class	Outstanding at April 30, 2003

Common Stock, $2.50 par value	398,714,039 shares

PART I. FINANCIAL INFORMATION

XCEL ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Thousands of Dollars, Except Per Share Data)

	Three Months Ended March 31,

	2003	2002

Operating revenues:
Electric utility	$1,368,970	$1,231,657
Natural gas utility	666,129	563,911
Electric and natural gas trading margin	3,574	2,750
Nonregulated and other	641,549	555,786
Equity earnings from investments in affiliates	40,130	16,480

Total operating revenues	2,720,352	2,370,584
Operating expenses:
Electric fuel and purchased power — utility	592,690	488,114
Cost of natural gas sold and transported — utility	479,951	375,615
Cost of sales — nonregulated and other	362,212	277,063
Other operating and maintenance expenses — utility	381,627	391,491
Other operating and maintenance expenses — nonregulated	187,450	194,322
Depreciation and amortization	263,473	247,993
Taxes (other than income taxes)	81,584	82,897
Write-downs and disposal losses from equity investments	16,591	—
Special charges (see Note 2)	47,200	14,113

Total operating expenses	2,412,778	2,071,608

Operating income	307,574	298,976
Other income (expense):
Interest income	10,448	17,975
Other nonoperating income	10,154	9,442
Nonoperating expense	(7,217)	(6,072)
Interest charges and financing costs:
Interest charges — net of amounts capitalized (including financing costs of $12,353 and $7,424, respectively)	285,259	188,605
Distributions on redeemable preferred securities of subsidiary trusts	9,586	9,700

Total interest charges and financing costs	294,845	198,305

Income from continuing operations before income taxes and minority interest	26,114	122,016
Income taxes	98,089	33,555
Minority interest expense (income)	194	(5,468)

Income (loss) from continuing operations	(72,169)	93,929
Income from discontinued operations — net of tax (See Note 3)	212,181	9,575

Net income	140,012	103,504
Dividend requirements on preferred stock	1,060	1,060

Earnings available for common shareholders	$138,952	$102,444

Weighted average common shares outstanding (in thousands):
Basic	398,714	353,827
Diluted	398,714	354,172
Earnings per share — basic and diluted:
Income (loss) from continuing operations	$(0.18)	$$0.26
Income from discontinued operations	0.53	0.03

Earnings per share	$0.35	$0.29

See Notes to Consolidated Financial Statements

XCEL ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Thousands of Dollars)

	Three Months Ended
	March 31

	2003	2002

Operating activities:
Net income	$140,012	$103,504
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	280,411	256,482
Nuclear fuel amortization	11,791	12,037
Deferred income taxes	120,517	4,060
Amortization of investment tax credits	(3,125)	(3,380)
Allowance for equity funds used during construction	(3,060)	(1,881)
Undistributed equity in earnings of unconsolidated affiliates	(10,732)	7,590
Gain on sale of property	(35,799)	(6,785)
Write-downs and disposal losses from equity investments	16,591	—
Gain on sale of discontinued operations	(220,602)	—
Non-cash special charges-asset write-downs	24,289	—
Unrealized loss (gain) on derivative financial instruments	26,311	(551)
Change in accounts receivable	(281,175)	(148,676)
Change in inventories	127,576	70,011
Change in other current assets	(115,900)	(44,437)
Change in accounts payable	41,580	(45,108)
Change in other current liabilities	126,921	126,781
Change in other noncurrent assets	6,495	(70,950)
Change in other noncurrent liabilities	20,565	66,603

Net cash provided by operating activities	272,666	325,300
Investing activities:
Nonregulated capital expenditures and asset acquisitions	(22,735)	(416,584)
Utility capital/construction expenditures	(200,115)	(185,918)
Allowance for equity funds used during construction	3,060	1,881
Investments in external decommissioning fund	(8,406)	(14,259)
Equity investments, loans and deposits	74,155	(94,010)
Proceeds from sale of property	122,492	11,152
Restricted cash	11,686	—
Collection of loans made to nonregulated projects	123	7,410
Other investments — net	(29,473)	4,744

Net cash used in investing activities	(49,213)	(685,584)
Financing activities:
Short-term payments — net	(109,295)	(31,673)
Proceeds from issuance of long-term debt	250,204	104,799
Repayment of long-term debt, including reacquisition premiums	(138,391)	(24,902)
Proceeds from issuance of common stock	—	534,565
Proceeds from NRG stock offering	—	—
Dividends paid	(75,814)	(130,819)

Net cash (used in) provided by financing activities	(73,296)	451,970

Effect of exchange rate changes on cash	(39,235)	(3,555)
Net increase in cash and cash equivalents — discontinued operations	23,104	(23,253)

Net increase in cash and cash equivalents — continuing operations	134,026	64,878
Cash and cash equivalents at beginning of period	901,273	261,305

Cash and cash equivalents at end of period	$1,035,299	$326,183

See Notes to Consolidated Financial Statements

XCEL ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Thousands of Dollars)

	March 31,	Dec. 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$1,035,299	$901,273
Restricted cash	295,181	305,581
Accounts receivable — net of allowance for bad debts of $99,295 and $92,745, respectively	1,249,706	961,060
Accrued unbilled revenues	322,316	390,984
Materials and supplies inventories — at average cost	318,151	321,863
Fuel inventory — at average cost	166,782	207,200
Natural gas inventories — replacement cost in excess of LIFO: $31,985 and $20,502, respectively	66,588	147,306
Recoverable purchased natural gas and electric energy costs	161,252	63,975
Derivative instruments valuation — at market	59,324	62,206
Prepayments and other	373,534	273,770
Current assets held for sale	17,178	101,950

Total current assets	4,065,311	3,737,168

Property, plant and equipment, at cost:
Electric utility plant	16,731,387	16,516,790
Nonregulated property and other	8,456,847	8,411,088
Natural gas utility plant	2,432,808	2,603,545
Construction work in progress: utility amounts of $455,737 and $856,008, respectively	1,387,721	1,513,807

Total property, plant and equipment	29,008,763	29,045,230
Less: accumulated depreciation	(9,901,032)	(10,303,575)
Nuclear fuel — net of accumulated amortization: $1,070,322 and $1,058,531, respectively	85,567	74,139

Net property, plant and equipment	19,193,298	18,815,794

Other assets:
Investments in unconsolidated affiliates	1,036,647	1,001,380
Notes receivable, including amounts from affiliates of $162,402 and $206,308, respectively	953,632	987,714
Nuclear decommissioning fund and other investments	699,145	732,166
Regulatory assets	734,528	576,403
Derivative instruments valuation — at market	82,120	93,225
Prepaid pension asset	491,793	466,229
Goodwill, net of accumulated amortization of $6,700 and $7,000, respectively	34,561	35,538
Intangible assets, net of accumulated amortization of $19,700 and $18,900, respectively	66,656	68,210
Other	360,930	364,243
Noncurrent assets held for sale	53,257	379,772

Total other assets	4,513,269	4,704,880

Total assets	$27,771,878	$27,257,842

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$7,590,417	$7,756,261
Short-term debt	1,437,721	1,541,963
Accounts payable	1,429,551	1,404,135
Taxes accrued	293,174	267,214
Dividends payable	1,060	75,814
Derivative instruments valuation — at market	46,455	38,767
Other	946,503	749,521
Current liabilities held for sale	105,339	515,161

Total current liabilities	11,850,220	12,348,836

Deferred credits and other liabilities:
Deferred income taxes	1,365,093	1,285,312
Deferred investment tax credits	166,438	169,696
Regulatory liabilities	522,158	518,427
Derivative instruments valuation — at market	121,431	102,779
Benefit obligations and other	734,834	722,264
Asset retirement obligations (see Note 1)	880,307	—
Minimum pension liability	106,897	106,897
Noncurrent liabilities held for sale	18,381	154,317

Total deferred credits and other liabilities	3,915,539	3,059,692

Minority interest in subsidiaries	35,615	34,762
Capitalization:
Long-term debt	6,606,704	6,550,248
Mandatorily redeemable preferred securities of subsidiary trusts	494,000	494,000
Preferred stockholders’ equity — authorized 7,000,000 shares of $100 par value; outstanding shares: 1,049,800	105,320	105,320
Common stockholders’ equity — authorized 1,000,000,000 shares of $2.50 par value; outstanding shares: 2003, 398,714,039; 2002, 398,714,039	4,764,480	4,664,984
Commitments and contingent liabilities (see Note 7)

Total liabilities and equity	$27,771,878	$27,257,842

See Notes to Consolidated Financial Statements

XCEL ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS’ EQUITY AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)
(Thousands of Dollars, except share data)

	Common Stock Issued
						Accumulated
			Capital in	Retained		Other	Total
			Excess of	Earnings	Shares Held by	Comprehensive	Stockholders'
	Shares	Par Value	Par Value	(Deficit)	ESOP	Income (Loss)	Equity

Balance at Dec. 31, 2001	345,801	$864,503	$2,969,589	$2,558,403	$(18,564)	$(179,454)	$6,194,477

Net Income				103,504			103,504
Currency Translation Adjustments						(24,666)	(24,666)
After-Tax Net Unrealized Gains (Losses) Related to Derivatives Accounted for as Hedges (see Note 9)						25,186	25,186
After-Tax Net Realized Losses (Gains) on Derivative Transactions Reclassified into Earnings (see Note 9)						441	441
Unrealized Loss — Marketable Securities						(30)	(30)

Comprehensive Income for the period							104,435
Dividends Declared:
Cumulative Preferred Stock of Xcel Energy				(1,060)			(1,060)
Common Stock				(138,834)			(138,834)
Issuances of Common Stock — Net	24,322	60,806	473,759				534,565
Other				83		22	105
Repayment of ESOP Loan (a)					1,478		1,478

Balance at March 31, 2002	370,123	$925,309	$3,443,348	$2,522,096	$(17,086)	$(178,501)	$6,695,166

Balance at Dec. 31, 2002	398,714	$996,785	$4,038,151	$(100,942)	$—	$(269,010)	$4,664,984

Net Income				140,012			140,012
Currency Translation Adjustments						15,304	15,304
After-Tax Net Unrealized Gains (Losses) Related to Derivatives Accounted for as Hedges (see Note 9)						(35,758)	(35,758)
After-Tax Net Realized Losses (Gains) on Derivative Transactions Reclassified into Earnings (see Note 9)						(18,959)	(18,959)
Unrealized Loss — Marketable Securities						(43)	(43)

Comprehensive Income for the period							100,556
Dividends Declared:
Cumulative Preferred Stock of Xcel Energy				(1,060)			(1,060)
Common Stock							—
Issuances of Common Stock — Net							—

Balance at March 31, 2003	398,714	$996,785	$4,038,151	$38,010	$—	$(308,466)	$4,764,480

(a)	Did not affect cash flows

See Notes to Consolidated Financial Statements

XCEL ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the financial position of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) as of March 31, 2003, and Dec. 31, 2002, the results of its operations and stockholders’ equity for the three months ended March 31, 2003 and 2002, and its cash flows for the three months ended March 31, 2003 and 2002. Due to the seasonality of Xcel Energy’s electric and gas sales and variability of nonregulated operations, quarterly results are not necessarily an appropriate base from which to project annual results.

The accounting policies followed by Xcel Energy are set forth in Note 1 to the consolidated financial statements in Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2002. The following notes should be read in conjunction with such policies and other disclosures in the Form 10-K.

Xcel Energy reclassified certain items in the 2002 statement of operations and balance sheet to conform to the 2003 presentation. These reclassifications had no effect on stockholders’ equity, net income or earnings per share as previously reported.

1. Accounting Change — Asset Retirement Obligations

Xcel Energy adopted Statement of Financial Accounting Standard (SFAS) No. 143 — “ Accounting for Asset Retirement Obligations” effective Jan. 1, 2003. As required by SFAS No. 143, future plant decommissioning obligations were recorded as a liability at fair value as of Jan. 1, 2003, with a corresponding increase to the carrying values of the related long-lived assets. This liability will be increased over time by applying the interest method of accretion to the liability, and the capitalized costs will be depreciated over the useful life of the related long-lived assets.

The adoption of SFAS No. 143 for Xcel Energy’s utility subsidiaries had no income statement impact, due to the deferral of the cumulative effect adjustments required under SFAS No. 143 through the establishment of a regulatory asset pursuant to SFAS No. 71 — “Accounting for the Effects of Certain Types of Regulation.” NRG also adopted SFAS No. 143 in the first quarter of 2003 and recorded a $2.2 million charge (as discussed later), which was considered immaterial for reporting as a cumulative effect adjustment.

In addition to the NRG earnings charge, the impact of adopting SFAS No. 143 on Xcel Energy’s consolidated balance sheet was an increase in long-term liabilities of $866 million, an increase in plant assets of $684 million and an increase in regulatory assets of $180 million, as discussed below.

Utility Impact of Adopting SFAS No. 143

Asset retirement obligations were recorded for the decommissioning of two NSP-Minnesota nuclear generating plants, the Monticello plant and the Prairie Island plant. A liability was also recorded for decommissioning of an NSP-Minnesota steam production plant, the Pathfinder plant. Monticello began operation in 1971 and is licensed to operate until 2010. Prairie Island units 1 and 2 began operation in 1973 and 1974, respectively, and are licensed to operate until 2013 and 2014, respectively. Pathfinder operated as a steam production peaking facility from 1969 through June of 2000.

A summary of the accounting for the initial adoption of SFAS No. 143 is as follows (in thousands of dollars):

Increase (decrease) in:

		Regulatory	Long-term
	Plant Assets	Assets	Liabilities

Reflect retirement obligation when liability incurred	$130,659	$—	$130,659
Record accretion of liability to adoption date	—	731,709	731,709
Record depreciation of plant to adoption date	(110,573)	110,573	—
Reclassify pre-adoption accumulated depreciation	662,411	(662,411)	—

Net impact of SFAS No. 143 on Balance Sheet	$682,497	$179,871	$862,368

A reconciliation of the beginning and ending aggregate carrying amount of NSP-Minnesota’s asset retirement obligations recorded under SFAS No. 143 is shown in the table below for the three months ending March 31, 2003.

(Thousands of dollars)

		Quarter Ended March 31, 2003
						Ending
	Beginning				Revisions	Balance
	Balance Jan. 1,	Liabilities	Liabilities		to Prior	March 31,
Obligation	2003	Incurred	Settled	Accretion	Estimates	2003

Steam plant retirement	$2,725	$—	$—	$33	$—	$2,758
Nuclear plant decommissioning	859,643	—	—	13,536	—	873,179

Total liability	$862,368	$—	$—	$13,569	$—	$875,937

The adoption of SFAS No. 143 resulted in the recording of a capitalized plant asset of $131 million for the discounted cost of asset retirement as of the date the liability was incurred. Accumulated depreciation on this additional capitalized cost through the date of adoption of SFAS No. 143, was $111 million. A regulatory asset of $842 million was recognized for the accumulated SFAS No. 143 costs recognized for accretion of the initial liability and depreciation of the additional capitalized cost through adoption date. This regulatory asset was partially offset by $662 million for the reversal of the decommissioning costs previously accrued in accumulated depreciation for these plants prior to the implementation of SFAS No. 143. The net regulatory asset of $180 million at Jan. 1, 2003 reflects the excess of costs that would have been recorded in expense under SFAS No. 143 over the amount of costs recorded consistent with ratemaking cost recovery for NSP-Minnesota. We expect this regulatory asset to reverse over time since the amount of costs to be accrued under SFAS No. 143 are the same as the costs to be recovered through current NSP-Minnesota ratemaking. Consequently, no cumulative effect adjustment to earnings or shareholders’ equity has been recorded for the adoption of SFAS No. 143 in 2003 as all such effects have been deferred as a regulatory asset.

The following pro forma liabilities reflect amounts as if SFAS No. 143 had been applied during all periods reported (in millions):

Dec. 31,
Liability	2002

Steam plant retirement	$2.7
Nuclear plant decommissioning	859.6

Total liability	$862.3

Pro forma net income and earnings per share have not been presented for the years ended Dec. 31, 2002 because the pro forma application of SFAS No. 143 to prior periods would not have changed net income or earnings per share of NSP-Minnesota due to the regulatory deferral of any differences of past cost recognition and SFAS No. 143 methodology, as discussed previously.

The fair value of the assets legally restricted for purposes of settling the nuclear asset retirement obligations is $665 million as of March 31, 2003.

The adoption of SFAS No. 143 in 2003 will also affect Xcel Energy’s accrued plant removal costs for other generation, transmission and distribution facilities for its utility subsidiaries. Although SFAS No. 143 does not recognize the future accrual of removal costs as a Generally Accepted Accounting Principles liability, long-standing ratemaking practices approved by applicable state and federal regulatory commissions have allowed provisions for such costs in historical depreciation rates. These removal costs have accumulated over a number of years based on varying rates as authorized by the appropriate regulatory entities. Given the long periods over which the amounts were accrued and the changing of rates through time, the Utility Subsidiaries have estimated the amount of removal costs accumulated through historic depreciation expense based on current factors used in the existing depreciation rates. Accordingly, the estimated amounts of future removal costs, which are considered regulatory liabilities under SFAS No. 143 that are accrued in accumulated depreciation, are as follows at Jan. 1, 2003:

(Millions of Dollars)

NSP-Minnesota	$304
NSP-Wisconsin	70
PSCo.	329
SPS	97
Cheyenne	9

Total Xcel Energy	$809

NRG Impact of Adopting SFAS No. 143

In the first quarter of 2003, NRG adopted SFAS No. 143 and in doing so recorded approximately $4 million in Asset Retirement Obligations for estimated future decommissioning and retirement of certain of its generating plant facilities. Approximately $2 million of these costs were capitalized and $2.2 million was expensed in the first quarter. This charge, in addition to the first quarter costs recorded under SFAS No. 143 of $129,000, have been reported as Nonoperating Expense on the Statement of Operations.

Pro-forma net income and earnings per share have not been presented for the year ended Dec. 31, 2002 due to immaterial effects of applying SFAS No. 143 to NRG’s operations in prior periods.

2. Special Charges

Special charges included in Operating Expenses include the following:

(Millions of Dollars)

	3 months ended

	March 31, 2003	March 31, 2002

NRG Restructuring Costs	$22	$—
NRG Asset Impairments	24	—
Holding Company NRG Restructuring Costs	1	—
Regulatory Recovery Adjustment (SPS)	—	5
Restaffing (Utility and Service Companies)	—	9

Total Special Charges	$47	$14

2003 NRG Restructuring Costs - In the first quarter of 2003, NRG expensed approximately $22 million for special charges related to its financial restructuring. These costs include expenses for financial and legal advisors, employee severance and related costs, and other restructuring activities. See Note 4 for further discussion of NRG financial restructuring activities and developments.

2003 NRG Asset Impairments — In January and April 2003, NRG’s NEO project failed to make scheduled contractual payments due and in May 2003 lenders foreclosed on the NEO project. As a result, in the first quarter of 2003, NRG recognized approximately $40 million for asset impairments, largely related to NEO, including $24 million for wholly owned projects (reported as Special Charges, as discussed previously), and $16 million in equity investment projects, which are reported on the Consolidated Statement of Operations as Write-downs and Disposal Losses from Equity Investments.

2003 Holding Company NRG Restructuring Costs — During the first quarter of 2003, the Xcel Energy holding company incurred approximately $1 million for charges related to NRG’s financial restructuring.

2002 Regulatory Recovery Adjustment - In late 2001, Southwestern Public Service (SPS), a wholly owned subsidiary of Xcel Energy, filed an application requesting recovery of costs incurred to comply with transition to retail competition legislation in Texas and New Mexico. During the first quarter of 2002, SPS entered into a settlement agreement with intervenors regarding the recovery of restructuring costs in Texas, which was approved by the state regulatory commission in May 2002. Based on the settlement agreement, SPS wrote off pretax restructuring costs of approximately $5 million, or 1 cent per share.

2002 Restaffing - During the fourth quarter of 2001, Xcel Energy recorded an estimated liability for expected staff consolidation costs for an estimated 500 employees in several utility operating and corporate support areas of Xcel Energy. In the first quarter of 2002, the identification of affected employees was complete and additional pretax special charges of $9 million, or approximately 1 cent per share, were expensed for the final costs of the utility-related staff consolidations. All 564 of accrued staff terminations have occurred.

The following table summarizes the activity related to accrued restaffing special charges for the first three months of 2003:

(Thousands of Dollars)

	Dec. 31, 2002	Accrued Special Charges		March 31, 2003
	Liability*	and Accrual Adjustments	Payments	Liability*

Employee severance and related costs — NRG	$18,364	$(254)	$(1,126)	$16,984
Employee severance and related costs — Utility	$13,120	—	$(6,415)	$6,705

Total accrued special charges	$31,484	$(254)	$(7,541)	$23,689

*	Reported on the balance sheet in other current liabilities and in postretirement and other benefit obligations.

3. Discontinued Operations

NRG

During 2002, NRG entered into agreements to dispose of four consolidated international projects and one consolidated domestic project. Sales of four of the projects closed during 2002 (Bulo Bulo, Csepel, Entrade and Crockett Cogeneration) and one project (Killingholme) was sold in January 2003. In addition, NRG has committed to a plan to sell a sixth project (Hsin Yu). Sale of this project is expected to be complete in 2003.

These projects meet the requirements of SFAS No. 144 for discontinued operations reporting and, accordingly, operating results and estimated gains on disposal of these projects have been reclassified to discontinued operations for current and prior periods. Summarized results of operations of NRG discontinued operations were as follows:

(Thousands of Dollars)

	3 months ended

	March 31, 2003	March 31, 2002

Operating revenues	$31,034	$194,341
Operating & other expenses	31,662	185,044

Pretax loss from discontinued operations	(628)	9,297
Pretax gain on disposal — Killingholme	190,794	—
Income taxes (benefit)	(1,016)	(278)

Net income from discontinued operations	$191,182	$9,575

In addition, the assets and liabilities of these projects have been reclassified to the held-for-sale category. As of March 31, 2003, only Hsin Yu’s assets and liabilities remain in the held-for-sale categories of the balance sheet as the other entities have been sold.

The major classes of NRG’s assets and liabilities held-for-sale are as follows:

(Thousands of Dollars)

	March 31, 2003	Dec. 31, 2002

Cash	$804	$23,911
Receivables, net	10,774	23,184
Inventory	2,448	—
Derivative instruments valuation	—	29,795
Other current assets	3,152	25,060

Current assets held for sale	$17,178	$101,950

PP&E, net	$43,121	$274,544
Equity method investments	7,421	87,803
Other noncurrent assets	2,715	17,425

Noncurrent assets held for sale	$53,257	$379,772

Current portion of long-term debt	$82,139	$445,656
Accounts payable — trade	22,559	50,767
Other current liabilities	641	18,738

Current liabilities held for sale	$105,339	$515,161

Long-term debt	$586	$73
Deferred income tax	4,198	127,995
Long-term payables	7,560	—
Other accrueds	4,566	—
Derivative instruments valuation	—	12,302
Other noncurrent liabilities	1,471	13,947

Noncurrent liabilities held for sale	$18,381	$154,317

Viking Gas

In January 2003, Xcel Energy sold Viking Gas Transmission Co. and its interests in Guardian Pipeline LLC (two natural gas pipelines) for net proceeds of $124 million, resulting in a pretax gain of $36 million ($21 million after tax, or 5 cents per share). This gain has been reported in discontinued operations. Other operating results of Viking Gas and Guardian for the first quarter of 2003 and 2002, and Viking Gas’ assets and liabilities as of Dec. 31, 2002, have not been reclassified to discontinued operations and assets and liabilities held-for-sale, respectively, due to immateriality.

4. NRG Developments, Liquidity and Credit Contingencies

NRG Credit Ratings - In December 2001, Moody’s Investor Service (Moody’s) placed NRG’s long-term senior unsecured debt rating on review for possible downgrade. In February 2002, in response to this threat to NRG’s investment grade rating, Xcel Energy announced a financial improvement plan for NRG, which included an initial step of acquiring 100 percent of NRG through a tender offer and merger involving a tax-free exchange of 0.50 shares of Xcel Energy common stock for each outstanding share of NRG common stock. The transaction was completed on June 3, 2002. In addition, the initial plan included: financial support to NRG from Xcel Energy; marketing certain NRG generating assets for possible sale; canceling and deferring capital spending for NRG projects; and combining certain of NRG’s functions with Xcel Energy’s systems and organization. During 2002, Xcel Energy provided NRG with $500 million of cash infusions. Throughout this period, Xcel Energy was in discussions with credit agencies and believed that its actions would be sufficient to avoid a downgrade of NRG’s credit rating.

However, even with NRG’s efforts to avoid a downgrade, on July 26, 2002, Standard & Poor’s (S&P) downgraded NRG’s senior unsecured bonds below investment grade, and, three days later, Moody’s also downgraded NRG’s senior unsecured debt rating below investment grade. Over the next few months, NRG senior unsecured debt, as well as the secured NRG Northeast Generating LLC bonds, the secured NRG South Central Generating LLC bonds and secured LSP Energy (Batesville) bonds were downgraded multiple times. After NRG failed to make the payment obligations due under certain unsecured bond obligations on Sept. 16, 2002, both Moody’s and S&P lowered their ratings on NRG’s unsecured bonds once again. Currently, unsecured bond obligations carry a rating of between CCC and D at S&P and between Ca and C at Moody’s depending on the specific debt issue.

Many of the corporate guarantees and commitments of NRG and its subsidiaries require that they be supported or replaced with letters of credit or cash collateral within 5 to 30 days of a ratings downgrade below investment grade by Moody’s or S&P. As a result of the multiple downgrades, NRG estimated that it would be required to post collateral of approximately $1.1 billion.

NRG Financial Restructuring - Starting in August 2002, NRG engaged in the preparation of a comprehensive business plan and forecast. The business plan detailed the strategic merits and financial value of NRG’s projects and operations. It also anticipated that NRG would function independently from Xcel Energy and thus all plans and efforts to combine certain functions of the companies were terminated. NRG utilized independent electric revenue forecasts from an outside energy markets consulting firm to develop forecasted cash flow information included in the business plan. NRG management concluded that the forecasted free cash flow available to NRG after servicing project-level obligations would be insufficient to service recourse debt obligations. Based on this information and in consultation with Xcel Energy and its financial advisor, NRG prepared and submitted a restructuring plan in November 2002 to various lenders, bondholders and other creditor groups (collectively, NRG’s Creditors) of NRG and its subsidiaries. The restructuring plan expected to serve as a basis for negotiations with NRG’s Creditors in a financially restructured NRG.

The restructuring plan also included a proposal by Xcel Energy that in return for a release of any and all claims against Xcel Energy, upon consummation of the restructuring, Xcel Energy would pay $300 million to NRG and surrender its equity ownership of NRG.

In mid-December 2002, the NRG bank steering committee submitted a counterproposal and in January 2003, the bondholder credit committee issued its counterproposal to the NRG restructuring plan. The counterproposal would request substantial additional payments by Xcel Energy. A new NRG restructuring proposal was presented to the creditors at the end of January 2003.

Settlement Agreement with NRG Creditors - On March 26, 2003, Xcel Energy’s board of directors approved a tentative settlement with holders of most of NRG’s long-term notes and the steering committee representing NRG’s bank lenders regarding alleged claims of such creditors against Xcel Energy, including claims related to the support and capital subscription agreement between Xcel Energy and NRG dated May 29, 2002 (Support Agreement). As discussed below, NRG and certain of NRG’s affiliates filed on May 14, 2003, in the U.S. Bankruptcy Court for the Southern District of New York, voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code to restructure their debt. NRG’s filing included its plan of reorganization. The plan incorporates the terms of the tentative settlement previously announced among NRG, Xcel Energy and members of NRG’s major creditor constituencies that provides for payments by Xcel Energy to NRG and ultimately to its creditors of up to $752 million. A plan support agreement reflecting the settlement has been signed by Xcel Energy, NRG, holders of approximately 40 percent in principal amount of NRG’s long-term notes and bonds, along with two NRG banks who serve as co-chairs of the Global Steering Committee for the NRG bank lenders. The plan support agreement is filed as Exhibit 10.01 to this report. This agreement will become fully effective upon execution by holders of approximately an additional ten percent in principal amount of NRG’s long-term notes and bonds and by a majority of NRG bank lenders representing at least two-thirds in principal amount of NRG’s bank debt. Xcel Energy expects the requisite signatures will be obtained promptly. The principal terms of the settlement are as follows:

Xcel Energy would pay up to $752 million to NRG to settle all claims of NRG against Xcel Energy, including all claims under the Support Agreement.

$350 million would be paid at or shortly following the effective date of the NRG plan of reorganization. It is expected that this payment would be made prior to year-end 2003. $50 million would be paid on Jan. 1, 2004, and all or any part of such payment could be made, at Xcel Energy’s election, in Xcel Energy common stock. Up to $352 million would be paid on April 30, 2004, except to the extent that Xcel Energy had not received at such time tax refunds equal to $352 million associated with the loss on its investment in NRG. To the extent Xcel Energy had not received such refunds, the April 30 payment would be due on May 30, 2004.

$390 million of the Xcel Energy payments are contingent on receiving releases from NRG creditors. To the extent Xcel Energy does not receive a release from an NRG creditor. Xcel Energy’s obligation to make $390 million of the payments would be reduced based on the amount of the creditor’s claim against NRG. As noted below, however, the entire settlement is contingent upon Xcel Energy receiving releases from at least 85 percent of the claims in various NRG creditor groups. As a result, it is not expected that Xcel Energy’s payment obligations would be reduced by more than approximately $60 million. Any reduction would come from the Xcel Energy payment due on April 30, 2004.

Upon the effective date of the NRG plan of reorganization, Xcel Energy’s exposure on any guarantees or other credit support obligations incurred by Xcel Energy for the benefit of NRG or any subsidiary would be terminated and any cash collateral posted by Xcel Energy would be returned to it. The current amount of such cash collateral is approximately $11.5 million.

As part of the settlement with Xcel Energy, any intercompany claims of Xcel Energy against NRG or any subsidiary arising from the provision of intercompany goods or services or the honoring of any guarantee will be paid in full in cash in the ordinary course except that the agreed amount of such intercompany claims arising or accrued as of Jan. 31, 2003 will be reduced from approximately $32 million as asserted by Xcel Energy to $10 million. The $10 million agreed amount is to be paid upon the effective date of the NRG plan of reorganization, with an unsecured promissory note of NRG in the principal amount of $10 million with a maturity of 30 months and an annual interest rate of 3 percent.

NRG and its direct and indirect subsidiaries would not be reconsolidated with Xcel Energy or any of its other affiliates for tax purposes at any time after their June 2002 re-affiliation or treated as a party to or otherwise entitled to the benefits of any tax sharing agreement with Xcel Energy. Likewise, NRG would not be entitled to any tax benefits associated with the tax loss Xcel Energy expects to incur in connection with the write down of its investment in NRG.

Consummation of the settlement, including Xcel Energy’s obligations to make the payments set forth above, is contingent upon, among other things, the following:

(1)	The effective date of the NRG plan of reorganization for the NRG voluntary bankruptcy proceeding occurring on or prior to Dec. 15, 2003;

(2)	The final plan of reorganization approved by the Bankruptcy Court and related documents containing terms satisfactory to Xcel Energy, NRG and various groups of the NRG creditors;

(3)	The receipt of releases in favor of Xcel Energy from holders of at least 85 percent of the general unsecured claims held by NRG’s creditors; and

(4)	The receipt by Xcel Energy of all necessary regulatory and other approvals.

Since many of these conditions are not within Xcel Energy’s control, Xcel Energy cannot state with certainty that the settlement will be effectuated. Nevertheless, the Xcel Energy management believes at this time that the settlement will be implemented.

Based on the foreseeable effects of a settlement agreement with the major NRG noteholders and bank lenders and the tax effect of an expected write-off of Xcel Energy’s investment in NRG, Xcel Energy recognized an estimate of the expected tax benefits of the write-off as of Dec. 31, 2002. The tax benefit has been estimated at approximately $706 million. This benefit is based on the estimated tax basis of Xcel Energy’s investment in NRG.

Xcel Energy expects to claim a worthless stock deduction in 2003 on its investment. This would result in Xcel Energy having a net operating loss for the year for tax purposes. Under current law, this 2003 net operating loss could be carried back two years for federal tax purposes. Xcel Energy expects to file for a tax refund of approximately $355 million in first quarter 2004. This refund is based on a two-year carryback.

As to the remaining $351 million of expected tax benefits, Xcel Energy expects to eliminate or reduce estimated quarterly income tax payments, beginning in 2003. The timing of cash savings from the reduction in estimated tax payments would depend on Xcel Energy’s taxable income.

NRG Bankruptcy Filings — On Nov. 22, 2002, five former NRG executives (the petitioners) filed an involuntary Chapter 11 petition against NRG in the United States Bankruptcy Court for the District of Minnesota. Under provisions of federal law, NRG has the full authority to continue to operate its business as if the involuntary petition had not been filed unless and until a court hearing on the validity of the involuntary petition is resolved adversely to NRG. NRG responded to the involuntary petition, contesting the petitioners’ claims and filing a motion to dismiss the case. In their petition, the petitioners sought recovery of severance and other benefits of approximately $28 million.

NRG and the petitioners reached an agreement and compromise regarding their respective claims against each other. In February 2003, this settlement agreement was executed, pursuant to which NRG agreed to pay the petitioners an aggregate settlement in the amount of $12 million conditioned on the dismissal of the involuntary petitions.

On Feb. 28, 2003, Stone & Webster, Inc. and Shaw Constructors, Inc. filed a petition alleging that they hold unsecured, non-contingent claims against NRG in a joint amount of $100 million.

A hearing was held on April 10, 2003, to consider NRG’s motion to dismiss. On April 21, 2003, Fortistar Capital, Inc. and Fortistar Methane, LLC filed a joinder petition to the NRG involuntary bankruptcy proceeding, alleging a claim of $39.6 million. On May 12, 2003, the Minnesota Bankruptcy Court granted NRG’s motion to dismiss the involuntary chapter 11 petition against NRG. On May 14, 2003, NRG, including certain subsidiaries, filed a voluntary petition for bankruptcy under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. The filing included NRG’s plan of reorganization, which incorporates the terms of the proposed settlement discussed above among Xcel Energy, NRG and various members of NRG’s major credit constituencies.

While it is an exception rather than the rule, especially where one of the companies involved is not in bankruptcy, the equitable doctrine of substantive consolidation permits a bankruptcy court to disregard the separateness of related entities, consolidate and pool the entities’ assets and liabilities and treat them as though held and incurred by one entity where the interrelationship between the entities warrants such consolidation. In the event the settlement described above is not effectuated, Xcel Energy believes that any effort to substantively consolidate Xcel Energy with NRG would be without merit. However, it is possible that NRG or its creditors would attempt to advance such claims or other claims under piercing the corporate veil, alter ego or related theories in the NRG bankruptcy proceeding. One of the creditors of an NRG project, as previously disclosed in Xcel Energy’s 2002 Form 10-K, has already filed involuntary bankruptcy proceedings against that project and has included claims against both NRG and Xcel Energy. If a bankruptcy court were to allow substantive consolidation of Xcel Energy and NRG, it would have a material adverse effect on Xcel Energy.

The accompanying Consolidated Financial Statements do not reflect any conditions or matters that would arise if NRG were in bankruptcy. Pending the outcome of its voluntary bankruptcy petition, NRG remains subject to substantial doubt as to its ability to continue as a going concern.

At March 31, 2003, Xcel Energy’s pro forma investment in NRG, calculated under the equity method of accounting if applied at that date, was a negative $691 million as discussed in Note 5 to the Financial Statements. If the amount of guarantees or other financial assistance committed to NRG by Xcel Energy exceed that level after de-consolidation of NRG, then NRG’s losses would continue to be included in Xcel Energy’s results until the amount of negative investment in NRG reaches the amount of guarantees and financial assistance committed to by Xcel Energy. As of March 31, 2003 the estimated financial commitment to NRG, if based on the terms of the settlement agreement (discussed previously), would be $640 million in new infusions of capital into NRG by Xcel Energy under the plan of reorganization filed in NRG’s bankruptcy proceedings. In addition to this capital infusion that is part of the plan of reorganization filed with the bankruptcy court, a separate payment will be made to NRG and ultimately to a specified group of NRG’s bank creditors of $112 million, resulting in total Xcel Energy settlement payments related to NRG of $752 million. However, should the settlement agreement not ultimately be approved by NRG’s creditors and/or the bankruptcy court, the amount of guarantee exposure and other financial assistance committed to NRG could be less than those amounts, pending the ultimate resolution of NRG’s bankruptcy. Prior to reaching the settlement agreement, Xcel Energy and NRG had entered into a support and capital subscription agreement in 2002 pursuant to which Xcel Energy agreed, under certain circumstances, to provide an additional $300 million contribution to NRG.

In addition to the effects of NRG’s losses, Xcel Energy’s operating results and retained earnings in 2003 could also be affected by the tax effects of any guarantees or financial commitments to NRG, if such income tax benefits were considered likely to be realized in the foreseeable future. The $706 million in income tax benefits recorded in 2002 related to Xcel Energy’s investment in NRG includes only the tax benefits related to cash and stock investments already made in NRG at Dec. 31, 2002. Additional tax benefits could be recorded in 2003 at the time that such benefits are considered likely of realization, when the payment of guarantees and other financial assistance to NRG, including payments under the settlement agreement, become probable. If the settlement payments were fully tax deductible, additional tax benefit in excess of $200 million could be realized in 2003.

Xcel Energy believes that the ultimate resolutions of NRG’s financial difficulties and going-concern uncertainty will not affect Xcel Energy’s ability to continue as a going concern. Xcel Energy is not dependent on cash flows from NRG, nor is Xcel Energy contingently liable to creditors of NRG in an amount material to Xcel Energy’s liquidity. Xcel Energy believes that its cash flows from regulated utility operations and anticipated financing capabilities will be sufficient to fund its non-NRG-related operating, investing and financing requirements. Beyond these sources of liquidity, Xcel Energy believes it will have adequate access to additional debt and equity financing that is not conditioned upon the outcome of NRG’s financial restructuring plan.

5. Pro Forma Financial Statements

On May 14, 2003, Xcel Energy’s wholly owned subsidiary NRG, filed a voluntary case to restructure its obligations under chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court in the Southern District of New York. NRG plans to begin soliciting its existing creditors for approval of a plan of reorganization based on a settlement agreement (discussed in Note 4), which contemplates payment by Xcel Energy of up to $752 million, including a new infusion of capital into NRG of $640 million and a separate payment to NRG and ultimately to a specified group of NRG’s bank creditors of $112 million. If NRG’s creditors and the U.S. Bankruptcy Court approve the NRG plan of reorganization as presented, we anticipate that Xcel Energy’s ownership interest in NRG will be completely divested to NRG’s creditors in the future. We cannot assure that the NRG plan of reorganization will be approved or that NRG will successfully complete the proposed restructuring.

The accompanying Xcel Energy financial statements include the consolidated results of NRG through March 31, 2003. As a result of NRG’s bankruptcy filing, we no longer maintain the ability to unilaterally control the operations of NRG. Accordingly, we will begin accounting for our investment in NRG, as of the bankruptcy filing date in May 2003, using the equity method in accordance with Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock.” In accordance with the equity method, Xcel Energy will stop recognizing our equity in the losses of NRG effective once it has recognized a specified level of losses, equal to the potential financial commitment it has to NRG as part of the settlement agreement, in excess of its investment in NRG. Xcel Energy has reflected these excess losses on the accompanying pro-forma balance sheet in other current liabilities, based on its expectation that NRG’s plan of reorganization will take effect, and the settlement payments will be made, within twelve months of the bankruptcy filing.

As we presently own 100 percent of the equity interests in NRG, we have recorded 100 percent of NRG’s operating results through March 31, 2003, and have reported NRG as part of Xcel Energy’s consolidated financial statements for all periods through that date. Beginning with June 30, 2003, quarterly reporting (the first period that includes the bankruptcy filing date), we will begin classifying the 2003 net operating results of NRG as equity in losses of NRG in the statement of operations as permitted under the accounting rules governing a mid-year change from consolidating a subsidiary to accounting for the investment using the equity method. However, the presentation of NRG in the historical financial statements as a consolidated subsidiary in 2002 and prior periods will not have changed from the prior presentation. Assuming NRG is able to progress in its bankruptcy proceedings and make its proposed plan of reorganization effective, we may record a non-cash gain if the amounts of NRG losses incurred prior to May 14, 2003 exceed the financial support to NRG required under the settlement agreement.

The following tables summarize pro forma financial information for Xcel Energy assuming the deconsolidation of NRG (that is, accounting for NRG under the equity method) in prior periods.

Xcel Energy Inc. and Subsidiaries
Summary Pro-forma Consolidated Financial Information

Statement of Operations	Quarter Ended		Year Ended

	3/31/2003	3/31/2002	12/31/02

Total Operating Revenues	$2,141,083	$1,887,815	$7,243,223
Total Operating Expenses	1,834,334	1,628,198	6,087,540

Operating Income	306,749	259,617	1,155,683
Equity in Losses of NRG	12,632	26,463	3,464,282
Financing Costs and Other — net	111,588	68,071	371,995
Income Taxes (Benefit)	63,516	61,579	(462,603)

Income (Loss) from Continuing Operations	119,013	103,504	(2,217,991)
Earnings Per Share — Basic and Diluted:
Income (Loss) from Continuing Operations	$0.30	$0.29	$(5.82)

Balance Sheet	03/31/2003

		Capitalization
		Percent

Assets
Current Assets	$2,671,044
Property, Plant and Equipment, net	12,597,878
Other Assets	2,261,370

Total Assets	$17,530,292

Liabilities and Equity
Short-term Debt and Current Maturities	$1,002,601	8.5%
NRG Losses in Excess of Investment	691,129
Other Current Liabilities	1,591,609
Deferred Credits and Other Liabilities	3,451,765
Minority Interest	5,800
Long-Term Debt	5,423,588	46.0%
Preferred Securities	599,320	5.1%
Common Stockholders’ Equity	4,764,480	40.4%

Total Liabilities and Equity	$17,530,292	100.0%

Exhibit 99.03 includes additional information on the pro-forma adjustments made for the deconsolidation of NRG and a complete reconciliation of these pro-forma adjustments to historical financial information of Xcel Energy.

6. Rates and Regulation

PSCo General Rate Case - In May 2002, PSCo filed a combined general retail electric, natural gas and thermal energy base rate case with the Colorado Public Utilities Commission (CPUC) to address increased costs for providing energy to Colorado customers. On April 4, 2003, a comprehensive settlement agreement between PSCo and all but one of the intervenors was executed and filed with the CPUC, which addressed all significant issues in the rate case. In summary, the settlement agreement, among other things, provides for:

•	annual base rate decreases of approximately $33 million for natural gas and $230,000 for electricity, including an annual reduction to electric depreciation expense of approximately $20 million, effective July 1, 2003;

•	an interim adjustment clause (IAC) that recovers 100 percent of prudently incurred 2003 electric fuel and purchased energy expense above the expense recovered through electric base rates during 2003. This clause is projected to recover energy costs totaling approximately $216 million in 2003. The IAC originally went into effect on Jan. 1, 2003. The IAC rate was increased on May 1, 2003 by $93 million to recover the total anticipated energy costs for 2003;

•	a new electric commodity adjustment clause (ECA) for 2004-2006, with an $11.25-million cap on any cost sharing over or under an allowed ECA formula rate;

•	an authorized return on equity of 10.75 percent for electricity and 11.0 percent for natural gas and thermal energy.

Hearings on one settlement agreement were held in late April 2003. Management believes the CPUC will approve the settlement agreement and issue a final rate order during the second quarter, with new rates effective as discussed above. PSCo will now move to the phase II, rate design, portion of the case.

PSCo Fuel Adjustment Clause Proceedings - Certain wholesale power customers of PSCo have filed complaints with the FERC alleging PSCo has been improperly collecting certain fuel and purchased energy costs through the wholesale fuel cost adjustment clause included in their rates. The FERC consolidated these complaints and set them for hearing and settlement judge procedures. In November 2002, the Chief Judge terminated settlement procedures after settlement was not reached. The complainants’ filed initial testimony in late April 2003 claiming the improper inclusion of fuel and purchased energy costs in the range of $40-50 million related to the 1996 to 2002 period. PSCo is currently analyzing the testimony and will file rebuttal testimony in June 2003. The hearings are scheduled for August 2003.

PSCo had an Incentive Cost Adjustment (ICA) for periods prior to calendar 2003, as disclosed in the 2002 Form 10-K. The CPUC is conducting a proceeding to review and approve the incurred and recoverable 2001 costs under the ICA. In April 2003, the CPUC Staff and an intervenor filed testimony recommending disallowance of fuel and purchased energy costs, which, if granted, would result in a $30 million reduction in recoverable 2001 ICA costs. PSCo is currently analyzing the testimony of the CPUC Staff and the intervenor and will file rebuttal testimony in June 2003. The hearings on this matter are scheduled to commence in July 2003. If CPUC Staff and the intervenor are successful, recommended disallowances would also result in a reduction of the recoverable 2002 ICA costs. A review of the 2002 recoverable ICA costs will be conducted in a future proceeding.

At March 31, 2003, PSCo has recorded its deferred fuel and purchased energy costs based on the expected rate recovery of its costs as filed in the above rate proceedings, without the adjustments proposed by various parties. Pending the outcome of these regulatory proceedings, we cannot at this time determine whether any customer refunds or disallowances of PSCo’s deferred costs will be required.

SPS Texas Fuel Factor and Fuel Surcharge Application — In May 2003, SPS proposed to increase its voltage-level fuel factors to reflect increased fuel costs since the time SPS’ current fuel factors were approved in March 2002. The proposed fuel factors are expected to increase Texas annual retail revenues by approximately $60.2 million.

SPS has reported to the PUCT that it has under-collected its fuel costs under the current Texas retail fixed fuel factors. In May 2003, SPS proposed to surcharge $13.2 million and related interest for fuel cost under-recoveries incurred through March 2003. The surcharge will be amortized and collected over an eight-month period. Recovery amounts would depend on future fuel rates once the filing is approved.

7. Commitments and Contingent Liabilities

Lawsuits and claims arise in the normal course of business. Management, after consultation with legal counsel, has recorded an estimate of the probable cost of settlement or other disposition of them.

Environmental Contingencies - Xcel Energy and its subsidiaries have been or are currently involved with the cleanup of contamination from certain hazardous substances at several sites. In many situations, the subsidiary involved is pursuing or intends to pursue insurance claims and believe they will recover some portion of these costs through such claims. Additionally, where applicable, the subsidiary involved is pursuing, or intends to pursue, recovery from other potentially responsible parties and through the rate regulatory process. To the extent any costs are not recovered through the options listed above, Xcel Energy would be required to recognize an expense for such unrecoverable amounts in its consolidated financial statements.

Commodity Futures Trading Commission Investigation - As previously reported, pursuant to a formal order of investigation, on June 17, 2002 the Commodity Futures Trading Commission (CFTC) issued broad subpoenas to Xcel Energy on behalf of its affiliates, including NRG, calling for production, among other things, of “all documents related to natural gas and electricity trading” (June 17, 2002 subpoenas). Since that time, Xcel Energy has produced documents and other materials in response to numerous more specific requests under the June 17, 2002 subpoenas. Certain of these requests and Xcel Energy’s responses have concerned so-called “round-trip trades.” By a subpoena dated Jan. 29, 2003 and related letter requests (Jan. 29, 2003 subpoena), the CFTC has requested that Xcel Energy produce all documents related to all data submittals and documents provided to energy industry publications. Also beginning on Jan. 29, 2003, the CFTC has sought testimony from twenty current and former employees and executives, and may seek additional testimony from other employees, concerning the reporting of energy transactions to industry publications. Xcel Energy has produced documents and other materials in response to the Jan. 29, 2003, subpoena, including documents identifying instances where Xcel Energy’s e prime subsidiary reported natural gas transactions to an industry publication in a manner inconsistent with the publication’s instructions.

A number of energy companies have stated in documents filed with the Federal Energy Regulatory Commission (FERC) that employees reported fictitious natural gas transactions to industry publications. Two companies have agreed to pay $5 million and $20 million, respectively, to the CFTC to settle alleged violations related to the reporting of fictitious transactions. These and other energy companies are also subject to a recent order by the FERC placing requirements on natural gas marketers related to reporting. In addition, one individual trader from each of the companies that was fined has been charged in criminal indictments with reporting fictitious transactions.

Xcel Energy continues to investigate whether e prime reported fictitious transactions to industry publications, and e prime has suspended several employees for failure to cooperate in the investigation. Nevertheless, Xcel Energy believes that none of e prime’s reporting to industry publications had any effect on the financial accounting treatment of any transaction recorded in Xcel Energy’s books and records. Xcel Energy is cooperating in the CFTC investigation, but cannot predict the outcome of any investigation.

Other - The circumstances set forth in Notes 16, 18 and 19 to Xcel Energy’s financial statements in Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2002, appropriately represent, in all material respects, the current status of other commitments and contingent liabilities, including those regarding public liability for claims resulting from any nuclear incident, and are incorporated herein by reference. The following are unresolved contingencies that are material to Xcel Energy’s financial position:

•	NRG Bankruptcy or Insolvency — Negotiation and approval of consensual restructuring agreement (Note 4 to the Financial Statements describes the current status of certain financial contingencies related to NRG);

•	Tax Matters — Tax deductibility of corporate owned life insurance loan interest;

•	Asset Valuation — Recoverability of investment in under-performing nonregulated projects (Seren, Argentina); and

•	Guarantees — See Note 8 for discussion of exposures under various guarantees.

8. Short-Term Borrowings and Financing Instruments

Short-Term Borrowings

At March 31, 2003, Xcel Energy and its subsidiaries had approximately $1.4 billion of short-term debt outstanding at a weighted average interest rate of 5.798 percent.

Credit Facilities

In April 2003, Xcel Energy terminated its $100-million term loan facility.

Guarantees

Xcel Energy provides various guarantees and bond indemnities supporting certain of its subsidiaries. The guarantees issued by Xcel Energy guarantee payment or performance by its subsidiaries under specified agreements or transactions. As a result, Xcel Energy’s exposure under the guarantees is based upon the net liability of the relevant subsidiary under the specified agreements or transactions. The majority of the guarantees issued by Xcel Energy limit the exposure of Xcel Energy to a maximum amount stated in the guarantees. As of March 31, 2003, Xcel Energy had the following amount of guarantee and exposure under these guarantees:

		Exposure under
Subsidiary	Total Guarantee	Guarantee

(Millions of dollars)
NRG	$213	$74
Utility Engineering	$265	$—
e prime	$234	$44
Other Subsidiaries	$77	$32

Total	$789	$150

Xcel Energy guarantees certain obligations for NRG’s power marketing subsidiary, relating to power marketing obligations, fuel purchasing transactions and hedging activities and e prime, relating to trading and hedging activities. See Note 4 for the potential treatment of these guarantees in the NRG bankruptcy proceeding.

Xcel Energy may be required to provide credit enhancements in the form of cash collateral, letters of credit or other security to satisfy part or potentially all of these exposures, in the event that Standard & Poor’s or Moody’s downgrade Xcel Energy’s credit rating below investment grade. In the event of a downgrade, Xcel Energy would expect to meet its collateral obligations with a combination of cash on hand and, upon receipt of an SEC order permitting such actions, utilization of credit facilities and the issuance of securities in the capital markets.

NRG is directly liable for the obligations of certain of its project affiliates and other subsidiaries pursuant to guarantees relating to certain of their indebtedness, equity and operating obligations. In addition, in connection with the purchase and sale of fuel emission credits and power generation products to and from third parties with respect to the operation of some of NRG’s generation facilities in the United States, NRG may be required to guarantee a portion of the obligations of certain of its subsidiaries. As of March 31, 2003, NRG’s obligations pursuant to its guarantees of the performance, equity and indebtedness obligations of its subsidiaries totaled approximately $920 million.

In addition, Xcel Energy provides indemnity protection for bonds issued by subsidiaries. The total amount of bonds with this indemnity outstanding as of March 31, 2003, was approximately $343 million, of which $17.5 million relates to NRG. The total exposure of this indemnification cannot be determined at this time. Xcel Energy believes the exposure to be significantly less than the total indemnification.

9. Derivative Valuation and Financial Impacts

Xcel Energy analyzes derivative financial instruments in accordance with SFAS No. 133 — “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133). This statement requires that all derivative instruments as defined by SFAS No. 133 be recorded on the balance sheet at fair value unless exempted. Changes in a derivative instrument’s fair value must be recognized currently in earnings unless the derivative has been designated in a qualifying hedging relationship. The application of hedge accounting allows a derivative instrument’s gains and losses to offset related results of the hedged item in the statement of operations, to the extent effective. SFAS No. 133 requires that the hedging relationship be highly effective and that a company formally designate a hedging relationship to apply hedge accounting.

The impact of the components of SFAS No. 133 on Xcel Energy’s Other Comprehensive Income, included in the Consolidated Statement of Stockholders’ Equity, are detailed in the following table:

	Three months ended March 31

	2003	2002

(Millions of dollars)
Accumulated other comprehensive income related to SFAS No. 133 at Jan. 1	$22.1	$34.2
After-tax net unrealized gains (losses) related to derivatives accounted for as hedges	(35.8)	25.2
After-tax net realized losses (gains) on derivative transactions reclassified into earnings	(18.9)	0.5

Accumulated other comprehensive income (loss) related to SFAS No. 133 at March 31	$(32.6)	$59.9

Xcel Energy records the fair value of its derivative instruments in its Consolidated Balance Sheet as a separate line item noted as ‘Derivative Instruments Valuation’ for assets and liabilities, as well as current and noncurrent.

Cash Flow Hedges

Xcel Energy and its subsidiaries enter into derivative instruments to manage exposure to changes in commodity prices. These derivative instruments take the form of fixed-price, floating-price or index sales, or purchases and options, such as puts, calls and swaps. These derivative instruments are designated as cash flow hedges for accounting purposes, and the changes in the fair value of these instruments are recorded as a component of Other Comprehensive Income. At March 31, 2003, Xcel Energy had various commodity-related contracts extending through 2018. Amounts deferred in Other Comprehensive Income are recorded as the hedged purchase or sales transaction is completed. This could include the physical sale of electric energy or the use of natural gas to generate electric energy. As of March 31, 2003, Xcel Energy had net gains of $2.1 million accumulated in Other Comprehensive Income that are expected to be recognized in earnings during the next 12 months as the hedged transaction occurs. However, due to the volatility of commodities markets, the value in Other Comprehensive Income will likely change prior to its recognition in earnings.

As required by SFAS No. 133, Xcel Energy recorded gains of $0.0 million and $0.1 million related to ineffectiveness on commodity cash flow hedges during the three months ended March 31, 2003 and 2002, respectively.

Xcel Energy and its subsidiaries enter into interest rate swap instruments that effectively fix the interest payments on certain floating rate debt obligations. These derivative instruments are designated as cash flow hedges for accounting purposes, and the change in the fair value of these instruments is recorded as a component of Other Comprehensive Income. Xcel Energy expects to reclassify into earnings through March 2004 net losses from Other Comprehensive Income of approximately $(0.4) million.

Hedge effectiveness is recorded based on the nature of the item being hedged. Hedging transactions for the sales of electric energy are recorded as a component of revenue, hedging transactions for fuel used in energy generation are recorded as a component of fuel costs, and hedging transactions for interest rate swaps are recorded as a component of interest expense.

Hedges of Foreign Currency Exposure of a Net Investment in Foreign Operations

To preserve the U.S. dollar value of projected foreign currency cash flows, Xcel Energy, through NRG, may hedge, or protect those cash flows if appropriate foreign hedging instruments are available. Xcel Energy does not expect to reclassify any significant amounts into earnings through March 2004 from Other Comprehensive Income on foreign currency swaps accounted for as hedges.

Derivatives Not Qualifying for Hedge Accounting

Xcel Energy and its subsidiaries have trading operations that enter into derivative instruments. These derivative instruments are accounted for on a mark-to-market basis in the Consolidated Statements of Operations. All derivative instruments are recorded at the amount of the gain or loss from the transaction within Operating Revenues on the Consolidated Statements of Operations.

Normal Purchases or Normal Sales

Xcel Energy and its subsidiaries enter into fixed-price contracts for the purchase and sale of various commodities for use in their business operations. SFAS No. 133 requires a company to evaluate these contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from SFAS No. 133 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal are documented as normal and exempted from the accounting and reporting requirements of SFAS No. 133.

Xcel Energy evaluates all of its contracts within the regulated and nonregulated operations when such contracts are entered to determine if they are derivatives and if so, if they qualify and meet the normal designation requirements under SFAS No. 133. None of the contracts entered into within the trading operations qualify for a normal designation.

Normal purchases and normal sales contracts are accounted for as executory contracts as required under other generally accepted accounting principles.

Pending Accounting Change

In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149 — “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (SFAS No. 149). SFAS No. 149, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies the discussion around initial net investment, clarifies when a derivative contains a financing component, and amends the definition of an underlying to conform it to language used in FASB Interpretation No. 45. In addition, SFAS No. 149 also incorporates certain implementation issues of a derivative implementation group. The provisions of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance will be applied to hedging relationships on a prospective basis. Xcel Energy and its subsidiaries are currently assessing SFAS No. 149, but do not anticipate that it will have a material impact on consolidated results of operations, cash flows or financial position.

10. Segment Information

Xcel Energy has the following reportable segments: Electric Utility, Gas Utility and its nonregulated energy business, NRG. Trading operations performed by regulated operating companies are not a reportable segment; electric trading results are included in the Electric Utility segment and gas trading results are presented in All Other.

Three months ended March 31, 2003

	Electric	Gas		All	Reconciling	Consolidated
(Thousands of dollars)	Utility	Utility	NRG	Other	Eliminations	Total

Operating revenues from external customers	$1,367,937	$666,129	$533,640	$112,516	$—	$2,680,222
Intersegment revenues	296	1,386	—	21,780	(23,462)	—
Equity in earnings of unconsolidated affiliates	—	—	45,629	(5,499)	—	40,130

Total revenues	$1,368,233	$667,515	$579,269	$128,797	$(23,462)	$2,720,352

Segment net income (loss)	$86,098	$56,551	$(12,632)	$20,086	$(10,091)	$140,012

Three months ended March 31, 2002

	Electric	Gas		All	Reconciling	Consolidated
(Thousands of dollars)	Utility	Utility	NRG	Other	Eliminations	Total

Operating revenues from external customers	$1,234,482	$563,479	$468,099	$87,353	—	$2,353,413
Intersegment revenues	259	432	—	35,625	(35,625)	691
Equity in earnings of unconsolidated affiliates	—	—	14,670	1,810	—	16,480

Total revenues	$1,234,741	$563,911	$482,769	$124,788	$(35,625)	$2,370,584

Segment net income (loss)	$81,918	$48,053	$(26,463)	$7,196	$(7,200)	$103,504

In 2003, the process to allocate common costs of the electric and gas utility segments was revised. Segment results for 2002 have been restated to reflect the revised cost allocation process.

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis by management focuses on those factors that had a material effect on Xcel Energy’s financial condition and results of operations during the periods presented, or are expected to have a material impact in the future. It should be read in conjunction with the accompanying unaudited Consolidated Financial Statements and Notes.

Except for the historical statements contained in this report, the matters discussed in the following discussion and analysis are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “estimate,” “expect,” “objective,” “outlook,” “projected,” “possible,” “potential” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to:

•	general economic conditions, including their impact on capital expenditures and the ability of Xcel Energy and its subsidiaries to obtain financing on favorable terms;

•	business conditions in the energy industry;

•	competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries;

•	unusual weather;

•	state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and degree to which competition enters the electric and gas markets;

•	the higher risk associated with Xcel Energy’s nonregulated businesses compared with its regulated businesses;

•	the financial condition of NRG;

•	actions by the bankruptcy court;

•	failure to realize expectations regarding the NRG settlement agreement;

•	currency translation and transaction adjustments;

•	risks associated with the California power market; and

•	the other risk factors listed from time to time by Xcel Energy in reports filed with the Securities and Exchange Commission (SEC), including Exhibit 99.01 to this report on Form 10-Q for the quarter ended March 31, 2002.

RESULTS OF OPERATIONS

Xcel Energy owns or has an interest in a number of nonregulated businesses, the largest of which is NRG Energy, Inc. (NRG), an independent power producer. Xcel Energy owned 100 percent of NRG at the beginning of 2000. About 18 percent of NRG was sold to the public in an initial public offering in the second quarter of 2000, leaving Xcel Energy with an 82-percent interest at Dec. 31, 2000. In March 2001, another 8 percent of NRG was sold to the public, leaving Xcel Energy with an interest of about 74 percent at Dec. 31, 2001. On June 3, 2002, Xcel acquired the 26 percent of NRG held by the public so that it again held 100 percent ownership at Dec. 31, 2002. NRG is facing severe financial difficulties and has filed a voluntary petition for bankruptcy. See Note 2, 3, 4 and 7 to the Consolidated Financial Statements, included in Xcel Energy’s Form 10-K for the year ended Dec. 31, 2002 and Note 4 to the financial statements in this report.

Earnings per Share Summary

Xcel Energy’s earnings per share were $0.35 for the first quarter of 2003, compared with $0.29 for the first quarter of 2002. The following table details the earnings per share contribution of Xcel Energy’s regulated and nonregulated businesses.

	Three months ended:

	March 31, 2003	March 31, 2002

Components of GAAP earnings are:
Utility earnings — continuing operations	0.37	$0.38
NRG earnings (loss) — continuing operations	(0.51)	(0.09)
Other nonregulated results/holding co. costs	(0.04)	(0.03)

Subtotal — continuing operations	(0.18)	0.26
NRG earnings (loss) — discontinued operations	0.48	0.03
Utility earnings — discontinued operations (gain on sale of Viking Gas)	0.05	—

Subtotal — discontinued operations	0.53	0.03

Total GAAP earnings per share	$0.35	$0.29

Earnings per share (EPS)	Three months ended:

	March 31, 2003	March 31, 2002

Segments of GAAP earnings include:
Utility earnings — continuing operations	$0.37	$0.38
Utility earnings — discontinued operations (gain on sale of Viking Gas/Guardian)	0.05	—

Subtotal — utility segment earnings	0.42	0.38
NRG earnings (loss) — continuing operations	(0.51)	(0.09)
NRG earnings (loss) — discontinued operations	0.48	0.03

Subtotal — NRG segment earnings	(0.03)	(0.06)

Other nonregulated results/holding co. costs	(0.04)	(0.03)

Total GAAP earnings per share	$0.35	$0.29

Utility Segment Results

In the first quarter of 2003, regulated earnings per share were increased by 5 cents per share due to the gain on the sale of Viking Gas and Guardian, as discussed in Note 3 to the financial statements.

In addition, first quarter 2003 net income from utility operations increased largely due to electric utility retail sales growth and higher short-term wholesale margins, as discussed in the following section. Utility earnings per share decreased by 5 cents per share in first quarter 2003 due to the dilutive effects of stock issuances in February and June 2002.

The following summarizes the estimated impact of weather on regulated utility earnings per share, based on estimated temperature variations from historical averages (excluding the impact on energy trading operations):

	Earnings per Share Increase (Decrease)

Earnings per Share for the Period Ended March 31:	2003 vs. Normal	2002 vs. Normal	2003 vs. 2002

Quarter Ended	$0.00	($0.01)	$0.01

NRG Segment Results

NRG Continuing Operations - During the first quarter, NRG’s losses from continuing operations increased in 2003 compared to 2002 largely due to higher interest expense, lower income tax benefits available and special charges (discussed below). Increased interest costs reflect higher NRG corporate debt levels in 2003. Also, as a result of not being included in Xcel Energy’s consolidated tax filing, NRG no longer receives a tax benefit for losses incurred during 2003. These higher losses were partially offset by increased gross margins within NRG’s central U.S., western U.S. and international regional operations as compared to the prior year. In addition, general and administrative costs decreased due to overall cost containment efforts.

NRG expensed approximately $46 million in the first quarter of 2003 for special charges related mainly to asset impairment and its financial restructuring. These costs include expenses for financial and legal advisors, contract termination costs, employee separation and other restructuring activities.

NRG Discontinued Operations - Since the summer of 2002, NRG has placed several of its consolidated projects for sale and has completed the majority of these sales through March 31, 2003. All results of these projects, including gains or losses on disposal, are reflected as discontinued operations. Results for 2002 have been reclassified from amounts previously reported for consistency with the 2003 presentation. Discontinued operations in 2003 includes a gain of $191 million, or $0.48 per share, related to the disposal of NRG’s Killingholme project in January 2003. NRG had previously recognized a $478-million asset impairment write-down for Killingholme in 2002, and the gain represents a final adjustment to reflect the impacts of transferring the project to lenders in 2003.

Other Results — Nonregulated Subsidiaries and Holding Company

The following table summarizes the earnings per share (EPS) contributions of Xcel Energy’s nonregulated businesses other than NRG and holding company results:

Earning (loss) per share	Three months ended:

	March 31, 2003	March 31, 2002

Seren Innovations Inc.	$(0.01)	$(0.02)
Eloigne Company	0.00	0.01
e prime	0.00	0.00
Planergy International	0.00	(0.01)
Financing costs and preferred dividends	(0.03)	(0.02)
Other	0.00	0.01

Total nonregulated EPS	$(0.04)	$(0.03)

Seren — Seren operates a combination cable television, telephone and high-speed Internet access system in St. Cloud, Minn., and Contra Costa County, California. At March 31, 2003, Xcel Energy’s investment in Seren was approximately $264 million.

Financing Costs and Preferred Dividends - Nonregulated and holding company results include interest expense and preferred dividend costs, which are incurred at the Xcel Energy and intermediate holding company levels and are not directly assigned to individual subsidiaries. Financing costs in 2003 include the costs associated with terminating a $100-million holding company term loan facility.

Income Statement Analysis — First Quarter 2003 vs. First Quarter 2002

Electric Utility and Commodity Trading Margins

Electric fuel and purchased power expenses tend to vary with changing retail and wholesale sales requirements and unit cost changes in fuel and purchased power. Due to fuel cost recovery mechanisms for retail customers in several states, most fluctuations in energy costs do not materially affect electric utility margin. The retail fuel clause cost recovery mechanism in Colorado has changed from 2002 to 2003. For 2002, electric utility margins in Colorado reflect the impact of sharing energy costs and savings relative to a target cost per delivered kilowatt-hour under the retail incentive cost adjustment (ICA) ratemaking mechanism. For 2003, PSCo will be able to collect 100 percent of its retail electric fuel and purchased energy expense through the interim adjustment clause (IAC). In addition to the ICA and the IAC, Colorado has other adjustment clauses that allow certain costs to be recovered from retail customers.

Xcel Energy has three distinct forms of wholesale sales: short-term wholesale, electric commodity trading and natural gas commodity trading. Short-term wholesale refers to electric sales for resale, which are associated with energy produced from Xcel Energy’s generation assets or energy and capacity purchased to serve native load. Electric and natural gas commodity trading refers to the sales for resale activity of purchasing and reselling electric and natural gas energy to the wholesale market. Short-term wholesale and electric trading activities are considered part of the electric utility segment, while the natural gas commodity trading is considered part of the “All Other,” nonregulated other than NRG, segment.

Xcel Energy’s commodity trading operations are conducted by NSP-Minnesota (electric), PSCo (electric) and e prime (natural gas). Margins from electric trading activity, conducted at NSP-Minnesota and PSCo, are partially redistributed to other operating utilities of Xcel Energy, pursuant to a joint operating agreement (JOA) approved by the FERC. PSCo’s short-term wholesale margins and electric trading margins reflect the impact of regulatory sharing of certain margins with Colorado retail customers. Trading results are reported net of related costs (i.e., on a margin basis) in the Consolidated Statements of Operations. Trading revenue and costs associated with NRG’s operations are included in the NRG segment results, not reflected in the table below. The following table details the revenue and margin for base electric utility, short-term wholesale and electric and natural gas trading activities.

	Base		Electric	Gas
	Electric	Short-term	Commodity	Commodity	Intercompany	Consolidated
(Millions of dollars)	Utility	Wholesale	Trading	Trading	Eliminations	Total

3 months ended 3/31/2003
Electric utility revenue	$1,307	$62	$—	$—	$—	$1,369
Electric fuel and purchased power-utility	(552)	(41)	—	—	—	(593)
Electric and gas trading revenue-gross	—	—	58	383	(12)	429
Electric and gas trading costs	—	—	(59)	(378)	12	(425)

Gross margin before operating expenses	$755	$21	$(1)	$5	$—	$780

Margin as a percentage of revenue	57.8%	33.9%	(1.7%)	1.3%	—	43.4%
3 months ended 3/31/2002
Electric utility revenue	$1,191	$41	$—	$—	$—	$1,232
Electric fuel and purchased power-utility	(452)	(36)	—	—	—	(488)
Electric and gas trading revenue-gross	—	—	317	455	(17)	755
Electric and gas trading costs	—	—	(314)	(455)	17	(752)

Gross margin before operating expenses	$739	$5	$3	$—	$—	$747

Margin as a percentage of revenue	62.0%	12.2%	0.9%	—	—	37.6%

Base electric utility revenue increased $116 million, or 9.7 percent, while base electric utility margins, primarily retail, increased approximately $16 million, or 2.2 percent, for the first quarter of 2003 compared with the first quarter of 2002. The higher base electric margin in the first quarter of 2003 reflects sales growth and the implementation of an air-quality improvement rider at PSCo for the recovery of investments and related costs to improve air quality in Colorado. Higher demand costs partially offset the increase in the quarter.

Short-term wholesale and electric and gas commodity trading sales margins increased approximately $17 million for first quarter 2003 compared with the same period in 2002. The short-term wholesale increase reflects more favorable prices on electric sales to other utilities, primarily in Minnesota.

Gas Utility Margins

The following table details the changes in gas utility revenue and margin. The cost of gas tends to vary with changing sales requirements and the unit cost of gas purchases. However, due to purchased gas cost recovery mechanisms for sales to retail customers, fluctuations in the cost of gas have little effect on natural gas margin.

	Three months ended:

(Millions of dollars)	March 31, 2003	March 31, 2002

Gas revenue	$666	$564
Cost of gas purchased and transported	(480)	(376)

Gas margin	$186	$188

Gas revenue increased by approximately $102 million, or 18.1 percent, in the first quarter of 2003, primarily due to increases in the cost of natural gas, which are largely passed on to customers and recovered through various rate adjustment clauses in most of the jurisdictions in which Xcel Energy operates. Gas margin remained basically unchanged over the same periods due to rate recovery adjustment clauses. Sales volume levels remained relatively unchanged due to the impact of warmer-than-normal weather offsetting customer growth.

Nonregulated Operating Margins

The following table details the change in nonregulated revenue and margin, including NRG’s continuing operations.

	Three months ended:

(Millions of dollars)	3/31/03	3/31/02

Nonregulated and other revenue	$642	$556
Earnings from equity investments	40	16
Nonregulated cost of goods sold	(362)	(277)

Nonregulated margin	$320	$295

Nonregulated revenue increased for the first quarter of 2003, largely due to NRG increases attributable to NRG’s North American operations and to a lesser degree revenues from NRG’s international operations, primarily within the Asia Pacific region. The increase in NRG’s revenues attributable to its North American operations was primarily related to its northeast regional operations as well as its mid-atlantic and south central operations. The overall primary driver of the increased revenues is due largely to an increase in market prices in 2003 compared to the same period in 2002. Partially offsetting this increase was an unfavorable mark-to-market during 2003 as compared to 2002 due to an increase in fuel and electricity prices in 2003. The increase in NRG’s international operations was primarily related to favorable variances in the currency exchange rate.

Earnings from equity investments increased for the first quarter of 2003 compared with the same period in 2002, primarily due to favorable results at NRG’s West Coast Power investment, resulting from lower fuel costs relative to the fixed price energy portion of the California Department of Water Resources contract in 2003 as compared to 2002. In addition, NRG’s international equity method investments, primarily Mibrag and Gladstone contributed favorably to the variance in 2003 as compared to 2002. The primary drivers for these favorable variances were favorable foreign exchange rates and cost reductions.

Non-Fuel Operating Expense and Other Costs

Regulated Other Operation and Maintenance Expenses for the first quarter of 2003 decreased by approximately $10 million, or 2.5 percent, compared with the first quarter of 2001. The decrease was due to lower plant outage and information technology costs, partially offset by higher benefit and storm related costs.

Depreciation and amortization increased by approximately $15 million, or 6.2 percent, for the first quarter of 2003, compared with the first quarter of 2002, primarily due to higher depreciation from new plant investment in 2002 at NRG.

Interest expense increased by approximately $97 million, or 51.2 percent, for the first quarter of 2003, compared with the first quarter of 2002, primarily due to increased debt levels of NRG. In addition, debt was refinanced at higher interest rates during 2002.

Income taxes changed due to a change in pretax income and the effective tax rate. The change in the effective tax rate between years reflects NRG’s inability to recognize tax benefits on losses in 2003 due to its loss carry forward position. Beginning in the third quarter of 2002, Xcel Energy announced that the likely tax filing status of NRG for 2002 and future years had changed from being included as part of Xcel Energy’s consolidated federal income tax group to filing on a stand-alone basis. On a stand-alone basis, NRG does not have the ability to recognize all tax benefits that may ultimately accrue from its operating losses and is currently in a net operating loss carryforward position for tax purposes.

Pending Accounting Changes

SFAS No. 149 — In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149 — Amendment of Statement 133 on Derivative Instruments and Hedging Activities (SFAS No. 149). SFAS No. 149, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies the discussion around initial net investment, clarifies when a derivative contains a financing component, and amends the definition of an underlying to conform it to language used in FASB Interpretation No. 45. In addition, SFAS No. 149 also incorporates certain implementation issues of a derivative implementation group. The provisions of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance will be applied to hedging relationships on a prospective basis. Xcel Energy is currently assessing SFAS No. 149 but do not anticipate that it will have a material impact on consolidated results of operations, cash flows or financial position.

Critical Accounting Policies

Preparation of financial statements and related disclosures in compliance with generally accepted accounting principles (GAAP) requires the application of appropriate technical accounting rules and guidance, as well as the use of estimates. The application of these policies necessarily involves judgments regarding future events, including the likelihood of success of particular projects, legal and regulatory challenges and anticipated recovery of costs. These judgments, in and of themselves, could materially impact the financial statements and disclosures based on varying assumptions, which may be appropriate to use. In addition, the financial and operating environment also may have a significant effect, not only on the operation of the business, but on the results reported through the application of accounting measures used in preparing the financial statements and related disclosures, even if the nature of the accounting policies applied have not changed. Item 7, Management’s Discussion and Analysis, in Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2002 includes a list of accounting policies that are most significant to the portrayal of Xcel Energy’s financial condition and results, and that require management’s most difficult, subjective or complex judgments. Each of these has a higher likelihood of resulting in materially different reported amounts under different conditions or using different assumptions.

Market Risks

Xcel Energy and its subsidiaries are exposed to market risks, including changes in commodity prices, interest rates and currency exchange rates as disclosed in Management’s Discussion and Analysis in its annual report on Form 10-K for the year ended Dec. 31, 2002. Commodity price and interest rate risks for Xcel Energy’s regulated subsidiaries are mitigated in most jurisdictions due to cost-based rate regulation. There have been no material changes in the market risk exposures that affect the quantitative and qualitative disclosures presented as of Dec. 31, 2002 in Xcel Energy’s Annual Report on Form 10-K.

NSP-Minnesota maintains trust funds, as required by the Nuclear Regulatory Commission, to fund certain costs of nuclear decommissioning. Those investments are exposed to price fluctuations in equity markets and changes in interest rates. However, because the costs of nuclear decommissioning are recovered through NSP-Minnesota rates, fluctuations in investment fair value do not affect NSP-Minnesota’s consolidated results of operations.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

	Three months ended March 31

	2003	2002

Net cash provided by operating activities (in millions)	$273	$325

Cash provided by operating activities decreased for the first three months of 2003, compared with the first three months of 2002. The decrease was primarily due to decreased cash from working capital.

	Three months ended March 31

	2003	2002

Net cash used in investing activities (in millions)	$(49)	$(686)

Cash used in investing activities decreased for the first three months of 2003, compared with the first three months of 2002. The change is largely due to decreased levels of nonregulated capital expenditures and asset acquisitions, primarily at NRG.

	Three months ended March 31

	2003	2002

Net cash (used in) provided by financing activities (in millions)	$(73)	$452

Cash provided by financing activities decreased for the first three months of 2003, compared with the first three months of 2002. The change is largely due to decreased short-term and long-term borrowings primarily related to decreased acquisitions and capital expenditures at NRG.

Credit Facilities

As of April 23, 2003, Xcel Energy had the following credit facilities available to meet its liquidity needs:

Company	Facility	Drawn	Available	Cash	Liquidity	Maturity

(Millions of dollars)
NSP-Minnesota	$300	$0	$300	$94	$394	Aug-2003
NSP-Wisconsin	$0	$0	$0	$29	$29
PSCo	$530	$50	$480	$41	$521	June-2003
SPS	$100	$3	$97	$99	$196	Feb-2004
Xcel Energy - Holding Company	$400	$400	$0	$254	$254	Nov-2005

The liquidity table reflects the following activity:

•	In March 2003, NSP-Minnesota retired $100 million of long-term debt.

•	In April 2003, NSP-Minnesota retired $80 million of long-term debt.

•	In March 2003, PSCo issued 10-year, $250 million of long-term debt with a coupon of 4.875 percent.

•	In April 2003, PSCo retired $250 million of long-term debt.

•	In April 2003, Xcel Energy terminated a $100 million term loan facility.

Xcel Energy expects to accumulate additional cash at the holding company level during 2003 from the tax benefit associated with its investment in NRG and from the receipt of operating company dividends.

Financing Activities

In March 2003, PSCo issued $250 million of 4.875 percent first collateral trust bonds due 2013. The bonds were sold to qualified institutional buyers.

In April 2003, NSP-Minnesota amended an existing shelf registration statement with $415 million of available debt to allow for the issuance of secured debt, in addition to unsecured debt.

In April 2003, PSCo registered $500 million of additional debt securities to supplement the existing $300 million of already registered debt securities.

Short-term debt and financial instruments are discussed in Note 8 to the Financial Statements.

Financing Plans

The following details Xcel Energy’s financing plan for debt issuances during 2003, subject to favorable market conditions:

•	Xcel Energy is in the process of renewing the credit facilities for PSCo and NSP-Minnesota and expects to complete this process in May 2003. Based on reduced liquidity needs, the current plan is to downsize the PSCo facility to $300 million and the NSP-Minnesota facility to $225 million. Potentially, both facilities may be increased by $50 million at the option of PSCo or NSP-Minnesota, respectively.

•	PSCo expects to issue up to $400 million of debt for working capital, repayment of short-term borrowings and possible refinancing of existing long-term with lower coupon debt.

•	NSP-Minnesota expects to issue up to $150 million of debt to partially replace debt maturing in 2003.

•	NSP-Wisconsin expects to issue up to $150 million of debt to partially replace debt maturing in 2003 and for possible refinancing of existing long-term with lower coupon debt.

•	Xcel Energy will also evaluate additional opportunities during 2003 to refinance existing debt securities with lower coupon debt.

Dividend Restrictions

Under the PUHCA, unless there is an order from the SEC, a holding company or any subsidiary may only declare and pay dividends out of retained earnings. Xcel Energy retained earnings were $38 million at March 31, 2003. Xcel Energy has requested authorization from the SEC to pay dividends out of paid-in capital up to $260 million until Sept. 30, 2003. The SEC has not acted on the request as of the date of this report.

Xcel Energy intends to make every effort to pay the full dividend of 75 cents per share during 2003. If the SEC does not grant authorization to pay the dividend out of capital surplus, Xcel Energy currently expects that its retained earnings would be sufficiently positive before the end of 2003 to pay dividends at that time.

NRG Financial Issues and Bankruptcy

NRG Liquidity and Debt Service Issues - Historically, NRG has obtained cash from operations, issuance of debt and equity securities, borrowings under credit facilities, capital contributions from Xcel Energy, reimbursement by Xcel Energy of tax benefits pursuant to a tax-sharing agreement and proceeds from non-recourse project financings. NRG has used these funds to finance operations, service debt obligations, fund the acquisition, development and construction of generation facilities, finance capital expenditures and meet other cash and liquidity needs.

Substantially all of NRG’s operations are conducted by project subsidiaries and project affiliates. NRG’s cash flow and ability to service corporate-level indebtedness when due is dependent upon receipt of cash dividends and distributions or other transfers from NRG’s projects and other subsidiaries. The debt agreements of NRG’s subsidiaries and project affiliates generally restrict their ability to pay dividends, make distributions or otherwise transfer funds to NRG. As of March 31, 2003,

Loy Yang, Energy Center Kladno, LSP Energy (Batesville), NRG South Central and NRG Northeast Generating did not meet the minimum debt service coverage ratios required for these projects to make payments to NRG.

NRG South Central and NRG Northeast Generating are in default on their credit agreements. NRG believes the situations at Energy Center Kladno, Loy Yang and Batesville do not create an event of default and will not allow the lenders to accelerate the project financings.

In all of these cases, NRG’s corporate-level financial obligations to project lenders is limited to no more than six-months’ debt service.

NRG’s operating cash flows have been affected by lower operating margins as a result of low power prices since mid-2001. Seasonal variations in demand and market volatility in prices are not unusual in the independent power sector, and NRG does normally experience higher margins in peak summer periods and lower margins in non-peak periods. NRG has also incurred significant amounts of debt to finance its acquisitions in the past several years, and the servicing of interest and principal repayments from such financing is largely dependent on domestic project cash flows. NRG’s management has concluded that the forecasted free cash flow available to NRG after servicing project-level obligations will be insufficient to service recourse debt obligations.

As discussed in Note 4 to the Financial Statements, since mid-2002, NRG has experienced severe financial difficulties, resulting primarily from declining credit ratings and lower prices for power. These financial difficulties have caused NRG to, among other things, miss several scheduled payments of interest and principal on its bonds and incur asset impairment charges and other cots in excess of $3 billion in 2002. These asset impairment charges related to write-offs for anticipated losses on sales of several projects as well as anticipated losses related to projects for which NRG has stopped funding. In addition, as a result of having its credit ratings downgraded, NRG is in default of obligations to post cash collateral of approximately $1 billion. Furthermore, on Nov. 6, 2002, lenders to NRG accelerated approximately $1.1 billion of NRG’s debt under the construction revolver financing facility, rendering the debt immediately due and payable. In addition, on Feb. 27, 2003, lenders to NRG accelerated approximately $1.0 billion of NRG Energy’s debt under the corporate revolver financing facility, rendering the debt immediately due and payable. On May 14, 2003, NRG, including certain subsidiaries, filed a voluntary petition for bankruptcy under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. The filing included NRG’s plan of reorganization, which incorporates the terms of the proposed settlement discussed below among Xcel Energy, NRG and various members of NRG’s major credit constituencies.

Settlement Agreement with NRG’s Creditors - On March 26, 2003, Xcel Energy’s board of directors approved a tentative settlement with holders of most of NRG’s long-term notes and the steering committee representing NRG’s bank lenders regarding alleged claims of such creditors against Xcel Energy, including claims related to the Support Agreement. As discussed above, NRG and certain of NRG’s subsidiaries filed on May 14, 2003 voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code to restructure their debt. NRG’s filing included its plan of reorganization. The plan incorporates the terms of the tentative settlement previously announced among NRG, Xcel Energy and members of NRG’s major creditor constituencies that provides for payments by Xcel Energy to NRG and ultimately to its creditors of up to $752 million. A plan support agreement reflecting the settlement has been signed by Xcel Energy, NRG, holders of approximately 40 percent in principal amount of NRG’s long-term notes and bonds, along with two NRG banks who serve as co-chairs of the Global Steering Committee for the NRG bank lenders. The plan support agreement is filed as Exhibit 10.01 to this report. This agreement will become fully effective upon execution by holders of approximately an additional ten percent in principal amount of NRG’s long-term notes and bonds and by a majority of NRG bank lenders representing at least two-thirds in principal amount of NRG’s bank debt. Xcel Energy expects the requisite signatures will be obtained promptly. The principal terms of the settlement are as follows:

•	Xcel Energy would pay up to $752 million to NRG to settle all claims of NRG against Xcel Energy, including all claims under the Support Agreement.

•	$350 million would be paid at or shortly following the effective date of the NRG plan of reorganization. It is expected that this payment would be made prior to year-end 2003. $50 million would be paid on Jan. 1, 2004, and all or any part of such payment could be made, at Xcel Energy’s election, in Xcel Energy common stock. Up to $352 million would be paid on April 30, 2004, except to the extent that Xcel Energy had not received at such time tax refunds equal to $352 million associated with the loss on its investment in NRG. To the extent Xcel Energy had not received such refunds, the April 30 payment would be due on May 30, 2004.

•	$390 million of the Xcel Energy payments are contingent on receiving releases from NRG creditors. To the extent Xcel Energy does not receive a release from an NRG creditor. Xcel Energy’s obligation to make $390 million of the payments would be reduced based on the amount of the creditor’s claim against NRG. As noted below, however, the entire settlement is contingent upon Xcel Energy receiving releases from at least 85 percent of the claims in various NRG creditor groups. As a result, it is not expected that Xcel Energy’s payment obligations would be reduced by more than approximately $60 million. Any reduction would come from the Xcel Energy payment due on April 30, 2004.

Xcel Energy expects to finance the above payments with cash on hand at the holding company level and with funds from the tax benefits associated with its write-off of its investment in NRG. Upon the effective date of the NRG plan of reorganization, Xcel Energy’s exposure on any guarantees or other credit support obligations incurred by Xcel Energy for the benefit of NRG or any subsidiary would be terminated and any cash collateral posted by Xcel Energy would be returned to it. The current amount of such cash collateral is approximately $11.5 million.

As part of the settlement with Xcel Energy, any intercompany claims of Xcel Energy against NRG or any subsidiary arising from the provision of intercompany goods or services will be paid in full in cash in the ordinary course except that the agreed amount of such intercompany claims related to certain indirect corporate costs arising or accrued as of Jan. 31, 2003 will be reduced from approximately $32 million as asserted by Xcel Energy to $10 million. The $10 million agreed amount is to be paid upon the effective date of the NRG plan of reorganization, with an unsecured promissory note of NRG, maturing in 30 months and bearing interest at 3 percent annually in the principal amount of $10 million.

NRG and its direct and indirect subsidiaries would not be reconsolidated with Xcel Energy or any of its other affiliates for tax purposes at any time after their June 2002 re-affiliation or treated as a party to or otherwise entitled to the benefits of any tax sharing agreement with Xcel Energy. Likewise, NRG would not be entitled to any tax benefits associated with the tax loss Xcel Energy expects to incur in connection with the write down of its investment in NRG.

Consummation of the settlement, including Xcel Energy’s obligations to make the payments set forth above, is contingent upon, among other things, the following:

(1)	The effective date of the NRG plan of reorganization for the NRG voluntary bankruptcy proceeding described above occurring on or prior to Dec. 15, 2003;

(2)	The final plan of reorganization approved by the Bankruptcy Court and related documents containing terms satisfactory to Xcel Energy, NRG and various groups of the NRG creditors;

(3)	The receipt of releases in favor of Xcel Energy from holders of at least 85 percent of the general unsecured claims held by NRG’s creditors; and

(4)	The receipt by Xcel Energy of all necessary regulatory and other approvals.

Based on the foreseeable effects of a settlement agreement with the major NRG noteholders and bank lenders and the tax effect of an expected write-off of Xcel Energy’s investment in NRG, Xcel Energy would recognize the expected tax benefits of the write-off as of Dec. 31, 2002. The tax benefit has been estimated at approximately $706 million. This benefit is based on the estimated tax estimated basis of Xcel Energy’s investment in NRG.

Xcel Energy expects to claim a worthless stock deduction in 2003 on its investment. This would result in Xcel Energy having a net operating loss for the year for tax purposes. Under current law, this 2003 net operating loss could be carried back two years for federal tax purposes. Xcel Energy expects to file for a tax refund of approximately $355 million in first quarter 2004. This is refund based on a two-year carryback.

As to the remaining $351 million of expected tax benefits, Xcel Energy expects to eliminate or reduce estimated quarterly income tax payments, beginning in 2003. The amount of cash freed up by the reduction in estimated tax payments would depend on Xcel Energy’s taxable income.

Xcel Energy Impacts of NRG Bankruptcy - While it is an exception rather than the rule, especially where one of the companies involved is not in bankruptcy, the equitable doctrine of substantive consolidation permits a bankruptcy court to disregard the separateness of related entities; to consolidate and pool the entities’ assets and liabilities; and treat them as though held and incurred by one entity where the interrelationship between the entities warrants such consolidation. In the event the settlement described above is not effectuated, Xcel Energy believes that any effort to substantively consolidate Xcel Energy with NRG would be without merit. However, it is possible that NRG or its creditors would attempt to advance such claims, or other claims under piercing the corporate veil, alter ego or related theories, in the NRG bankruptcy proceeding, particularly if there were not a prenegotiated plan of reorganization, and Xcel Energy cannot be certain how a bankruptcy court would resolve these issues. One of the creditors of the NRG project Pike, as discussed in Note 4 to the Consolidated Financial Statements, has already filed involuntary bankruptcy proceedings against that project and has included claims against both NRG and Xcel Energy. If a bankruptcy court were to allow substantive consolidation of Xcel Energy and NRG, it would have a material adverse effect on Xcel Energy.

The accompanying Consolidated Financial Statements do not reflect any conditions or matters from NRG being in bankruptcy. Pending the outcome of its voluntary bankruptcy petition, NRG remains subject to substantial doubt as to its ability to continue as a going concern.

Upon NRG’s filing of its voluntary petition and certain actions taken by Xcel Energy to fully relinquish its effective control over NRG, NRG will no longer be included in Xcel Energy’s consolidated financial statements, prospectively from the date such actions were taken. Such de-consolidation of NRG encompasses a change in Xcel Energy’s accounting for NRG to the equity method, under which Xcel Energy will continue to record its interest in NRG’s income or losses until Xcel Energy’s investment in NRG (under the equity method) reaches the level of obligations that Xcel Energy had either guaranteed on behalf of NRG or was otherwise committed to in the form of financial assistance to NRG. Prior to completion of a bankruptcy proceeding, a prenegotiated plan of reorganization or other settlement reached with NRG’s creditors would be the determining factors in assessing whether a commitment to provide financial assistance to NRG existed at the time of de-consolidation.

At March 31, 2003, Xcel Energy’s pro forma investment in NRG, calculated under the equity method if applied at that date, was a negative $691 million as discussed in Note 5 to the Financial Statements. If the amount of guarantees or other financial assistance committed to NRG by Xcel Energy exceeded that level after de-consolidation of NRG, then NRG’s losses would continue to be included in Xcel Energy’s results until the amount of negative investment in NRG reaches the amount of guarantees and financial assistance committed to by Xcel Energy. As of March 31, 2003, the estimated financial assistance potentially committed to NRG, if based on the terms of the settlement agreement (discussed previously), would be $640 million in new infusions of capital into NRG by Xcel Energy under the plan of reorganization filed in NRG’s bankruptcy proceedings. In addition to this capital infusion that is part of the plan of reorganization filed with the bankruptcy court, a separate payment will be made to NRG and ultimately to a specified group of NRG’s bank creditors of $112 million, resulting in total Xcel Energy settlement payments related to NRG of $752 million. However, should the settlement agreement not ultimately be approved by NRG’s creditors and/or the bankruptcy court, the amount of guarantee exposure and other financial assistance committed to NRG could be less than those amounts, pending the ultimate resolution of NRG’s bankruptcy. Prior to reaching the settlement agreement, Xcel Energy and NRG had entered into a support and capital subscription agreement in 2002 pursuant to which Xcel Energy agreed, under certain circumstances, to provide an additional $300 million contribution to NRG.

In addition to the effects of NRG’s losses, Xcel Energy’s operating results and retained earnings in 2003 could also be affected by the tax effects of any guarantees or financial commitments to NRG, if such income tax benefits were considered likely of realization in the foreseeable future. The $706 million in income tax benefits recorded in 2002 related to Xcel Energy’s investment in NRG, includes only the tax benefits related to cash and stock investments already made in NRG at Dec. 31, 2002. Additional tax benefits could be recorded in 2003 at the time that such benefits are considered likely of realization, when the payment of guarantees and other financial assistance to NRG, including payments under the tentative settlement agreement, become probable.

As noted above, the bankruptcy filing by NRG will have several effects on Xcel Energy’s financial condition and results of operations. NRG will no longer be included in Xcel Energy’s consolidated financial statements. Such de-consolidation of NRG would encompass a change in Xcel Energy’s accounting for NRG to the equity method, thus all of NRG’s assets and liabilities would be presented in a single line on Xcel Energy’s balance sheet at that point. This would reduce Xcel Energy’s debt leverage ratios and increase its equity ratio as a percent of total capitalization to above 30 percent, thereby reinstating its financing authority under PUHCA. In addition, the revenues and expenses of NRG would be reported on a net basis as equity income or losses. Losses would be subject to certain limitations. Also, the operating, investing and financing cash flows of NRG would not be included in Xcel Energy’s except to the extent cash flowed between Xcel Energy and NRG. Finally, there may be tax effects for guarantees or financial commitments made by Xcel Energy to NRG related to the bankruptcy or other resolution of NRG’s financial difficulties. See Note 4 to the Financial Statements for further discussion of these possible effects of the NRG bankruptcy filing on Xcel Energy.

Xcel Energy believes that the ultimate resolution of NRG’s financial difficulties and going-concern uncertainty will not affect Xcel Energy’s ability to continue as a going concern. Xcel Energy is not dependent on cash flows from NRG, nor is Xcel Energy contingently liable to creditors of NRG in an amount material to Xcel Energy’s liquidity. Xcel Energy believes that its cash flows from regulated utility operations and anticipated financing capabilities will be sufficient to fund its non-NRG-related operating, investing and financing requirements. Beyond these sources of liquidity, Xcel Energy believes it will have adequate access to additional debt and equity financing that is not conditioned upon the outcome of NRG’s financial restructuring plan.

NRG Operations in Bankruptcy

To supplement its liquidity position following the bankruptcy filing, NRG has secured a $250 million debtor-in-possession (DIP) financing facility from GE Capital Corporation, subject to Bankruptcy Court approval, to be utilized by its NRG Northeast Generating LLC subsidiary (NEG) and some NEG subsidiaries. The company anticipates that the DIP financing, together with its cash reserves and its ongoing revenue stream, will be sufficient to fund its operations, including payment of employee wages and benefits, during the reorganization process.

In conjunction with NRG’s bankruptcy filing, NRG filed a variety of “first day motions” to support its employees and vendors during the bankruptcy process. Among other things, the court filings include requests to approve the DIP financing and maintain existing cash management programs. During the restructuring process, vendors, suppliers and other business partners will be paid under normal terms for goods and services provided during the restructuring.

NRG will continue to operate in the ordinary course of business. It expects employee wages and salaries to continue to be paid in the normal course and that employee benefits will continue uninterrupted.

As of Dec. 31, 2002, NRG had consolidated companywide (filing and nonfiling entities combined) assets of $10.9 billion and liabilities of $11.6 billion.

Item 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

See Item 2, Management’s Discussion and Analysis — Market Risks.

Item 4. CONTROLS AND PROCEDURES

Xcel Energy maintains a set of disclosure controls and procedures designed to ensure that information required to be disclosed in reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. Within the 90-day period prior to the filing of this report, an evaluation was carried out under the supervision and with the participation of the Xcel Energy’s management, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO), of the effectiveness of our disclosure controls and procedures. Based on that evaluation and except as indicated in the next paragraph, the CEO and CFO have concluded that Xcel Energy’s disclosure controls and procedures are effective.

During the fourth quarter of 2002, Xcel Energy’s wholly owned subsidiary, NRG, determined that there were certain deficiencies in the internal controls relating to financial reporting at NRG caused by NRG’s pending financial restructuring and business realignment. During the second half of 2002, there were material changes and vacancies in senior NRG management positions and a diversion of NRG financial and management resources to restructuring efforts. These circumstances detracted from NRG’s ability through its internal controls to timely monitor and accurately assess the impact of certain transactions, as would be expected in an effective financial reporting control environment. NRG has dedicated and will continue to dedicate in 2003 resources to make corrections to those control deficiencies. Notwithstanding the foregoing and as indicated in the certification accompanying the signature page to this report, the Certifying Officers have certified that, to the best of their knowledge, the financial statements, and other financial information included in this report on Form 10-Q, fairly present in all material respects the financial condition, results of operations and cash flows of Xcel Energy as of, and for the periods presented in this report.

Subsequent to the date of their evaluation, there have been no significant changes in the Xcel Energy’s internal controls or in other factors that could significantly affect these controls.

Part II. OTHER INFORMATION

Item 1. Legal Proceedings

     In the normal course of business, various lawsuits and claims have arisen against Xcel Energy. Management, after consultation with legal counsel, has recorded an estimate of the probable cost of settlement or other disposition for such matters. See Notes 6 and 7 of the Financial Statements in this Form 10-Q for further discussion of legal proceedings, including Regulatory Matters and Commitments and Contingent Liabilities, which are hereby incorporated by reference. Reference also is made to Item 3 of Xcel Energy’s 2002 Form 10-K for a description of certain legal proceedings presently pending. There are no new significant cases to report against Xcel Energy or its subsidiaries and there have been no notable changes in the previously reported proceedings, except as set forth below.

SPS

On July 24, 1995, Lamb County Electric Cooperative, Inc. (LCEC) petitioned the PUCT for a cease and desist order against SPS. LCEC alleged that SPS had been unlawfully providing service to oil field customers and their facilities in LCEC’s singly certificated area. Lamb County has also sued Xcel Energy in Texas state court. In April 2003, the PUCT approved a recommended proposal for decision. Xcel Energy defended its service by demonstrating that in 1976 the cooperatives, Xcel Energy and the PUCT intended that Xcel Energy was to serve the expanding oil field operations. Xcel Energy demonstrated through extensive research that it was serving each of the oil field units and leases back in 1975, and it was not serving new customers. The PUCT decided that Xcel Energy was authorized to serve the oil field operations and denied LCEC’s request for a cease and desist order.

Item 3. Defaults Upon Senior Securities

NRG has identified the following material defaults with respect to the indebtedness of NRG and its significant subsidiaries:

$350 million 8.25 percent Senior Unsecured Notes due 2010 issued by NRG

•	Failure to make $14.4 million interest payment due on September 16, 2002

•	Failure to make $14.4 million interest payment due on March 17, 2003

$250 million 8.70 percent Remarketable or Redeemable Securities due 2005 issued by NRG Pass-Through Trust 2000-1

•	Failure to make $10.9 million interest payment due on September 16, 2002

•	Failure to make $10.9 million interest payment due on March 17, 2003

$240 million 8.0 percent Remarketable or Redeemable Securities due 2013 issued by NRG

•	Failure to make $9.6 million interest payment due on November 1, 2002

•	Failure to make $9.6 million interest payment due on May 1, 2003

$350 million 7.75 percent Senior Unsecured Notes due 2011 issued by NRG

•	Failure to make $13.6 million interest payment due on October 1, 2002

•	Failure to make $13.6 million interest payment due on April 1, 2003

$500 million of 8.625 percent Senior Unsecured Notes due 2031 issued by NRG

•	Failure to make $21.6 million interest payment due on October 1, 2002

•	Failure to make $21.6 million interest payment due on April 1, 2003

$300 million of 7.50 percent Senior Unsecured Notes due 2009 issued by NRG

•	Failure to make $11.3 million interest payment due on December 1, 2002

$250 million of 7.50 percent Senior Unsecured Notes due 2007 issued by NRG

•	Failure to make $9.4 million interest payment due on December 15, 2002

$340 million of 6.75 percent Senior Unsecured Notes due 2006 issued by NRG

•	Failure to make $11.5 million interest payment due on January 15, 2003

$125 million of 7.625 percent Senior Unsecured Notes due 2006 issued by NRG

•	Failure to make $4.8 million interest payment due on February 1, 2003

NRG Equity Units (NRZ) and related 6.50 percent Senior Unsecured Debentures due 2006 issued by NRG

•	Failure to make $4.7 million interest payment due on November 16, 2002

•	Failure to make $4.7 million interest payment due on February 17, 2003

$1.0 billion 364-Day Revolving Credit Agreement dated March 8, 2002, among NRG ABN Amro Bank NV, as Administrative Agent and the other parties

•	Failure to make $6.5 million interest payment due on September 30, 2002

•	Failure to make $18.6 million interest payment due on December 31, 2002

•	Failure to make $17.8 million interest payment due on March 31, 2003

•	Missed minimum interest coverage ratio of 1.75x

•	Violated minimum net tangible worth of $1.5 billion

•	Notice of default issued on February 27, 2003, rendering the debt immediately due and payable

$125 million Standby Letter of Credit Facility dated November 30, 1999, among NRG, Australia and New Zealand Banking Group Limited, as Administrative Agent, and the other parties thereto

•	Missed minimum interest coverage ratio of 1.75x

•	Violated minimum net tangible worth of $1.5 billion

•	Cross default to $1.0 billion revolving line of credit agreement

$2.0 billion Credit Agreement, dated May 8, 2001 among NRG Finance Company I LLC, Credit Suisse First Boston as Administrative Agents, and the other parties thereto

•	Failure to make $46.9 million in combined interest payments as of March 31, 2003

•	Failure to fund equity obligations for construction

•	Failure to post collateral requirements due under equity support agreement

•	Acceleration of debt on November 6, 2002, rendering the debt immediately due and payable

$325 million Series A floating rate Senior Secured Bonds due 2019 issued by NRG Peaker Finance Company LLC

•	Failure to remove liens placed on one of the project company assets

•	A cross default resulting from failure by NRG to make payments of principal, interest and other amounts due on NRG’s debt for borrowed money in excess of $50 million in the aggregate

•	Notice of default issued on October 22, 2002

•	Acceleration of debt on May 13, 2003, rendering the debt immediately due and payable

$500 million of 8.962 percent Series A-1 Senior Secured Notes due 2016 issued by NRG South Central Generating LLC

•	Failure to make $20.2 million interest and $12.8 million principal payment due on September 16, 2002

•	Failure to make $12.8 million principal payment due on March 17, 2003

•	Failure to fund debt service reserve account

•	Acceleration of debt on November 21, 2002, rendering the debt immediately due and payable

$300 million 9.479 percent Series B-1 Senior Secured bonds due 2024 issued by NRG South Central Generating LLC

•	Failure to make $14.2 million interest payment due on September 16, 2002

•	Failure to fund debt service reserve account

•	Acceleration of debt on November 21, 2002, rendering the debt immediately due and payable

$320 million of 8.065 percent Series A Senior Secured Bonds due 2004 issued by NRG Northeast Generating LLC

•	Failure to make $53.5 million principal payment on December 15, 2002

•	Failure to fund debt service reserve account

$130 million of 8.824 percent Series B Senior Secured Bonds due 2015 issued by NRG Northeast Generating LLC

•	Failure to fund debt service reserve account

$300 million of 9.29 percent Series C Senior Secured Bonds due 2024 issued by NRG Northeast Generating LLC

•	Failure to fund debt service reserve account

$580 million Loan Agreement dated June 25, 2001, as amended, among MidAtlantic Generating LLC, JP Morgan Chase Bank, as Administrative Agent, and the other parties thereto

•	Failure to fund the debt service reserve account

$554 million, Credit and Reimbursement Agreement dated November 12, 1999, as amended, among, LSP Kendall Energy LLC, Societe General, as Administrative Agent and the other parties thereto

•	Liens placed against project assets

$181 million Loan Agreement dated November 30, 2001, as amended, among McClain LLC and Westdeutsche Landesbank Girozentrale, as Administrative Agent

•	Failure to fund the debt service reserve account

•	Failure to comply with revenue allocation procedures under Article 3 of the Energy Management Services Agreement

In addition to the foregoing, there maybe additional technical defaults with respect to these or other NRG debt instruments. Further, defaults on or acceleration of the foregoing debt instruments may result in cross-defaults on or cross-acceleration of these or other NRG debt instruments.

Item 6. Exhibits and Reports on Form 8-K

(a) Exhibits

The following Exhibits are filed with this report:

4.01	Supplemental Indenture dated April 1, 2003, between PSCo and U.S. Bank Trust National Association, as trustee, creating $600,000,000 principal amount of First Mortgage Bonds, Collateral Series J, due 2012.

4.02	Supplemental Indenture dated April 1, 2003, between PSCo and U.S. Bank Trust National Association, as trustee, creating $600,000,000 principal amount of First Collateral Trust Bonds, Series No. 11, due 2012.

10.01	Plan Support Agreement dated May 13, 2003 (portions filed confidentially pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended).

99.01	Statement pursuant to Private Securities Litigation Reform Act.

99.02	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

99.03	Unaudited consolidated pro forma financial information — accounting for NRG on the equity method.

(b) Reports on Form 8-K

The following reports on Form 8-K were filed either during the three months ended March 31, 2003, or between March 31, 2003, and the date of this report:

April 29, 2003 (filed April 29, 2003) — Items 7 and 12 Financial Statements and Exhibits and Results of Operations and Financial Condition — Re: Preliminary Earnings Release of Xcel Energy.

Feb. 26, 2003 (filed March 7, 2003) — Item 5 Other Events — Re: Fortistar filed a lawsuit against Xcel Energy and former NRG and NEO employees.

Feb. 14, 2003 (filed Feb. 19, 2003) — Items 5 and 7 Other Events and Exhibits - Re: A registration statement to issue stock and debt was filed.

Jan. 22, 2003 (filed Jan. 23, 2003) — Items 5 and 7 Other Events and Exhibits - Re: A new loan facility and the sale of the Viking Gas Transmission Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL ENERGY INC. (Registrant)

/s/ DAVID E. RIPKA

David E. Ripka Vice President and Controller

/s/ RICHARD C. KELLY

Richard C. Kelly Vice President and Chief Financial Officer
Date: May 15, 2003

CERTIFICATIONS

I, Wayne H. Brunetti, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Xcel Energy Inc;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c)	presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.	The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 15, 2002

/s/ WAYNE H. BRUNETTI
Wayne H. Brunetti Chairman, President and Chief Executive Officer

I, Richard C. Kelly, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Xcel Energy Inc;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c)	presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.	The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.	The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 15, 2003

/s/ RICHARD C. KELLY
Richard C. Kelly Vice President and Chief Financial Officer

EXHIBIT 4.01

SUPPLEMENTAL INDENTURE

(Dated as of April 1, 2003)

PUBLIC SERVICE COMPANY OF COLORADO

TO

U.S. BANK TRUST NATIONAL ASSOCIATION,

As Trustee

Creating an Issue of First Mortgage Bonds,
Collateral Series J

(Supplemental to Indenture dated as of December 1, 1939, as amended)

          SUPPLEMENTAL INDENTURE, dated as of April 1, 2003, between PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (the “Company”), party of the first part, and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly First Trust of New York, National Association), a national banking association, as successor trustee (the “Trustee”) to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), party of the second part.

          WHEREAS, the Company heretofore executed and delivered to the Trustee its Indenture, dated as of December 1, 1939 (the “Principal Indenture”), to secure its First Mortgage Bonds from time to time issued thereunder; and

          WHEREAS, the Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for certain purposes, including the creation of series of bonds, the subjection to the lien of the Principal Indenture of property acquired after the execution and delivery thereof, the amendment of certain provisions of the Principal Indenture and the appointment of the successor Trustee; and

          WHEREAS, the Principal Indenture as supplemented and amended by all Supplemental Indentures heretofore executed by the Company and the Trustee is hereinafter referred to as the “Indenture”, and, unless the context requires otherwise, references herein to Articles and Sections of the Indenture shall be to Articles and Sections of the Principal Indenture as so amended; and

          WHEREAS, the Company proposes to create a new series of First Mortgage Bonds to be designated as First Mortgage Bonds, Collateral Series J (the “Collateral Series J Bonds”), to be issued and delivered to the trustee under the 1993 Mortgage (as hereinafter defined) as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities, all as hereinafter provided, and to vary in certain respects the covenants and provisions contained in Article V of the Indenture, to the extent that such covenants and provisions apply to the Collateral Series J Bonds; and

          WHEREAS, the Company, pursuant to the provisions of the Indenture, has, by appropriate corporate action, duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Collateral Series J Bonds and of specifying the form, provisions and particulars thereof, as in the Indenture provided or permitted and of giving to the Collateral Series J Bonds the protection and security of the Indenture; and

          WHEREAS, the Company represents that all acts and proceedings required by law and by the charter and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers, necessary to make the Collateral Series J Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Principal Indenture and all indentures supplemental thereto, including this Supplemental Indenture, valid, binding and legal instruments for the security of the bonds of all series, including the Collateral Series J Bonds, in accordance with the terms of such bonds and such instruments, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

1

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          That Public Service Company of Colorado, the Company named in the Indenture, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in pursuance of the direction and authority of the Board of Directors of the Company given at a meeting thereof duly called and held, and in order to create the Collateral Series J Bonds and to specify the form, terms and provisions thereof, and to secure the payment of the principal of and premium, if any, and interest, if any, on all bonds from time to time outstanding under the Indenture, including the Collateral Series J Bonds, according to the terms of said bonds, and to secure the performance and observance of all of the covenants and conditions contained in the Indenture, has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto U.S. Bank Trust National Association, as Trustee, and its successor or successors in the trust and its and their assigns forever;

          TO HAVE AND TO HOLD all and singular the properties, rights, privileges and franchises described in the Principal Indenture and in the several Supplemental Indentures hereinabove referred to and owned by the Company on the date of the execution and delivery hereof (other than property of a character expressly excepted from the lien of the Indenture as therein set forth) unto the Trustee and its successor or successors and assigns forever;

          SUBJECT, HOWEVER, to permitted encumbrances as defined in the Indenture;

          IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons issued and to be issued under the Indenture, including the Collateral Series J Bonds, without preference, priority or distinction as to lien (except as any sinking, amortization, improvement or other fund established in accordance with the provisions of the Indenture or any indenture supplemental thereto may afford additional security for the bonds of any particular series) of any of said bonds over any others thereof by reason of series, priority in the time of the issue or negotiation thereof, or otherwise howsoever, except as provided in Section 2 of Article IV of the Indenture.

ARTICLE ONE

CREATION AND DESCRIPTION OF THE COLLATERAL SERIES J BONDS

          SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, the bonds of such new series to be designated First Mortgage Bonds, Collateral Series J. The Collateral Series J Bonds shall be limited to an aggregate principal amount of Six Hundred Million dollars ($600,000,000) ((less the aggregate principal amount of First Mortgage Bonds, Collateral Series H which remains outstanding), excluding any Collateral Series J Bonds which may be authenticated and exchanged for or in lieu of or in substitution for or on transfer of other Collateral Series J Bonds pursuant to any provisions of the Indenture. The Collateral Series J Bonds shall mature on October 1, 2012. The Collateral Series J Bonds shall not bear interest.

2

          The principal of each Collateral Series J Bond shall be payable, upon presentation thereof, at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee (as hereinafter defined) is located, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          The Collateral Series J Bonds shall be issued and delivered by the Company to U.S. Bank Trust National Association, as successor trustee under the Indenture, dated as of October 1, 1993, as supplemented (the “1993 Mortgage”), of the Company to such successor trustee (the “1993 Mortgage Trustee”), as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities. As provided in the 1993 Mortgage, the Collateral Series J Bonds will be registered in the name of the 1993 Mortgage Trustee or its nominee and will be owned and held by the 1993 Mortgage Trustee, subject to the provisions of the 1993 Mortgage, for the benefit of the holders of all securities from time to time outstanding under the 1993 Mortgage, and the Company shall have no interest therein.

          Any payment by the Company under the 1993 Mortgage of the principal of the securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee of Collateral Series J Bonds (other than by the application of the proceeds of a payment in respect of such Collateral Series J Bonds) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such Collateral Series J Bonds which is then due.

          The Trustee may conclusively presume that the obligation of the Company to pay the principal of the Collateral Series J Bonds as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 1993 Mortgage Trustee, signed by an authorized officer thereof, stating that the principal of specified Collateral Series J Bonds has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

          Each Collateral Series J Bond shall be dated as of the date of its authentication.

          The Collateral Series J Bonds shall be issued as fully registered bonds only, in denominations of $1,000 and multiples thereof.

          The Collateral Series J Bonds shall be registerable and exchangeable at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, in the manner and upon the terms set forth in Section 5 of Article II of the Indenture; provided, however, that the Collateral Series J Bonds shall not be transferrable except to a successor trustee under the 1993 Mortgage. No service charge shall be made for any exchange or transfer of any Collateral Series J Bond.

          SECTION 2. The text of the Collateral Series J Bonds shall be substantially in the form attached hereto as Exhibit A.

          SECTION 3. The Collateral Series J Bonds may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and

3

requirements of the Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

ARTICLE TWO

REDEMPTION OF THE COLLATERAL SERIES J BONDS

          SECTION 1. Each Collateral Series J Bond shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

          SECTION 2. The provisions of Sections 3, 4, 5, 6 and 7 of Article V of the Indenture shall be applicable to the Collateral Series J Bonds, except that (a) no publication of notice of redemption of the Collateral Series J Bonds shall be required and (b) if less than all the Collateral Series J Bonds are to be redeemed, the Collateral Series J Bonds to be redeemed shall be selected in the principal amounts designated to the Trustee by the Company, and except as such provisions may otherwise be inconsistent with the provisions of this Article Two.

          SECTION 3. The holder of each and every Collateral Series J Bond hereby agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article Two.

ARTICLE THREE

ACKNOWLEDGMENT OF RIGHT TO VOTE
OR CONSENT WITH RESPECT TO
CERTAIN AMENDMENTS TO INDENTURE

          The Company hereby acknowledges the right of the holders of the Collateral Series J Bonds to vote or consent with respect to any or all of the modifications to the Indenture referred to in Article Three of the Supplemental Indenture, dated as of March 1, 1980, irrespective of the fact that the Bonds of the Second 1987 Series are no longer outstanding; provided, however, that such acknowledgment shall not impair (a) the right of the Company to make such modifications without the consent or other action of the holders of the Bonds of the 2020 Series or the bonds of any other series subsequently created under the Indenture with respect to which the Company has expressly reserved such right or (b) the right of the Company to reserve the right to make such modifications without the consent or other action of the holders of bonds of one or more, or any or all, series created subsequent to the creation of the Collateral Series J Bonds.

ARTICLE FOUR

THE TRUSTEE

          The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions set forth in the Indenture and this Supplemental Indenture. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and

4

every term and condition contained in Article XII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

ARTICLE FIVE

MISCELLANEOUS PROVISIONS

          SECTION 1. Subject to the variations contained in Article Two of this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Principal Indenture, this Supplemental Indenture and all other indentures supplemental to the Principal Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the properties subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture.

          All covenants and provisions of the Indenture shall continue in full force and effect and this Supplemental Indenture shall form part of the Indenture.

          SECTION 2. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall not be a Business Day (as defined in the 1993 Mortgage), such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Supplemental Indenture.

          SECTION 3. The terms defined in the Indenture shall, for all purposes of this Supplemental Indenture, have the meaning specified in the Indenture except as set forth in Section 4 of this Article or otherwise set forth in this Supplemental Indenture or unless the context clearly indicates some other meaning to be intended.

          SECTION 4. Any term defined in Section 303 of the Trust Indenture Act of 1939, as amended, and not otherwise defined in the Indenture shall, with respect to this Supplemental Indenture and the Collateral Series J Bonds, have the meaning assigned to such term in Section 303 as in force on the date of the execution of this Supplemental Indenture.

          SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, and all of said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

5

          IN WITNESS WHEREOF, Public Service Company of Colorado, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President, an Executive Vice President, a Senior Vice President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and U.S. Bank Trust National Association, the party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and its corporate seal to be affixed by one of its Assistant Vice Presidents and attested by one of its Trust Officers, for and in its behalf, all as of the day and year first above written.

PUBLIC SERVICE COMPANY OF
COLORADO

By: /s/ BENJAMIN G.S. FOWKE III

Name: Benjamin G. S. Fowke III
Title: Vice President and Treasurer

ATTEST: /s/ NANCY HALEY

Name: Nancy Haley
Title: [Assistant] Secretary

STATE OF MINNESOTA	)
	)	ss.:
CITY OF MINNEAPOLIS	)

          On this 15th day of April, 2003, before me, [            ], a duly authorized Notary Public in and for said City in the State aforesaid, personally appeared Benjamin G. S. Fowke III and [            ] to me known to be a Vice President and Treasurer and the [Assistant] Secretary, respectively, of PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado, one of the corporations that executed the within and foregoing instrument; and the said Vice President and Treasurer and [Assistant] Secretary severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ SHARON M. QUELLHORST
Name: Sharon M. Quellhorst
Notary Public, State of Minnesota

Commission Expires: January 31, 2005

6

U.S. BANK TRUST
NATIONAL ASSOCIATION,
as Trustee

By: /s/ IGNAZIO TAMBURELLO

Name: Ignazio Tamburello
Title: Assistant Vice President

ATTEST: /s/ ADAM BERMAN

Name:Adam Berman
Title: Trust Officer

STATE OF NEW YORK	)
	)	ss.:
CITY AND COUNTY OF NEW YORK	)

          On this 14th day of April, 2003, before me, Rouba Fakih, a duly authorized Notary Public in and for said City and County in the State aforesaid, personally appeared Ignazio Tamburello and Adam Berman to me known to be an Assistant Vice President and a Trust Officer, respectively, of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, one of the corporations that executed the within and foregoing instrument; and the said Assistant Vice President and Trust Officer severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ ROUBA FAKIH

Name: Rouba Fakih
Notary Public, State of New York

Commission Expires: February 20, 2007

7

EXHIBIT A

FORM OF COLLATERAL SERIES J BOND

     This bond is not transferable except to a successor trustee under the Indenture, dated as of October 1, 1993, as supplemented, between Public Service Company of Colorado and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee thereunder.

PUBLIC SERVICE COMPANY OF COLORADO

FIRST MORTGAGE BOND,

Collateral Series J

DUE 2012

REGISTERED No	REGISTERED $

     FOR VALUE RECEIVED, PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (hereinafter sometimes called the “Company”), promises to pay to U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor trustee (the “1993 Mortgage Trustee”) under the Indenture, dated as of October 1, 1993 (the “1993 Mortgage”), of the Company, or registered assigns,

Dollars

on October 1, 2012, at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located. This bond shall not bear interest. The principal of this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     Any payment by the Company under the 1993 Mortgage of the principal of securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee of this bond (the “1993 Mortgage Securities”) (other than by the application of the proceeds of a payment in respect of this bond) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of this bond which is then due.

     This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture

Exhibit A-1

hereinafter mentioned, may afford additional security for the bonds of any particular series) by a certain indenture, dated as of December 1, 1939, made by the Company to U.S. BANK TRUST NATIONAL ASSOCIATION (formerly First Trust of New York, National Association), as successor trustee (hereinafter called the “Trustee”) to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), as amended and supplemented by several indentures supplemental thereto, including the Supplemental Indenture dated as of April 1, 2003 (said Indenture as amended and supplemented by said indentures supplemental thereto being hereinafter called the “Indenture”), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds, under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and of all indentures supplemental thereto in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Indenture); provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of this bond or reduce the principal amount hereof or effect any other modification of the terms of payment of such principal or will reduce the percentage of bonds required for the aforesaid actions under the Indenture. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of bonds created after October 31, 1975 (including this series) so as to change 75% in the foregoing sentence to 60% and to change certain procedures relating to bondholders’ meetings. This bond is one of a series of bonds designated as the First Mortgage Bonds, Collateral Series J, of the Company.

     This bond shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

     The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an event of default as therein provided.

     This bond is not transferable except to a successor trustee under the 1993 Mortgage, any such transfer to be made at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, upon surrender and cancellation of this bond, and thereupon a new bond of this series of a like principal amount will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company, the Trustee, any paying agent and any registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series of the same aggregate principal

Exhibit A-2

amount, all as provided in the Indenture. No service charge shall be made to any holder of any bond of this series for any exchange or transfer of bonds.

     No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, shareholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders), any and all such liability of incorporators, shareholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

     This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by U.S. Bank Trust National Association, or its successor, as Trustee under the Indenture.

     IN WITNESS WHEREOF, Public Service Company of Colorado has caused this bond to be signed in its name by a Vice President and its corporate seal to be affixed hereto and attested by its Secretary or an Assistant Secretary.

Dated:	PUBLIC SERVICE COMPANY OF
COLORADO

By:

[Vice President]

ATTEST:

[Assistant Secretary]

CERTIFICATE OF AUTHENTICATION

     This is one of the securities of the series designated therein referred to in the within-mentioned Supplemental Indenture.

Dated:	U.S. BANK TRUST
NATIONAL ASSOCIATION,
AS TRUSTEE

By:

Authorized Officer

Exhibit A-3

SCHEDULE A

SUPPLEMENTAL INDENTURES

Date of			Principal
Supplemental		Principal	Amount
Indenture	Series of Bonds	Amount Issued	Outstanding

March 14, 1941	None	—	—
May 14, 1941	None	—	—
April 28, 1942	None	—	—
April 14, 1943	None	—	—
April 27, 1944	None	—	—
April 18, 1945	None	—	—
April 23, 1946	None	—	—
April 9, 1947	None	—	—
June 1, 1947*	2-7/8% Series due 1977	$40,000,000	None
April 1, 1948	None	—	—
May 20, 1948	None	—	—
October 1, 1948	3-1/8% Series due 1978	10,000,000	None
April 20, 1949	None	—	—
April 24, 1950	None	—	—
April 18, 1951	None	—	—
October 1, 1951	3-1/4% Series due 1981	15,000,000	None
April 21, 1952	None	—	—
December 1, 1952	None	—	—
April 15, 1953	None	—	—
April 19, 1954	None	—	—
October 1, 1954*	3-1/8% Series due 1984	20,000,000	None
April 18, 1955	None	—	—
April 24, 1956	None	—	—
May 1, 1957*	4-3/8% Series due 1987	30,000,000	None
April 10, 1958	None	—	—
May 1, 1959	4-5/8% Series due 1989	20,000,000	None
April 18, 1960	None	—	—
April 19, 1961	None	—	—
October 1, 1961	4-1/2% Series due 1991	30,000,000	None
March 1, 1962	4-5/8% Series due 1992	8,800,000	None
June 1, 1964	4-1/2% Series due 1994	35,000,000	None
May 1, 1966	5-3/8% Series due 1996	35,000,000	None
July 1, 1967*	5-7/8% Series due 1997	35,000,000	None
July 1, 1968*	6-3/4% Series due 1998	25,000,000	None
April 25, 1969	None	—	—

Schedule A-1

Date of			Principal
Supplemental		Principal	Amount
Indenture	Series of Bonds	Amount Issued	Outstanding

April 21, 1970	None	—	—
September 1, 1970	8-3/4% Series due 2000	35,000,000	None
February 1, 1971	7-1/4% Series due 2001	40,000,000	None
August 1, 1972	7-1/2% Series due 2002	50,000,000	None
June 1, 1973	7-5/8% Series due 2003	50,000,000	None
March 1, 1974	Pollution Control Series A	24,000,000	None
December 1, 1974	Pollution Control Series B	50,000,000	None
October 1, 1975	9-3/8% Series due 2005	50,000,000	None
April 28, 1976	None	—	—
April 28, 1977	None	—	—
November 1, 1977*	8-1/4% Series due 2007	50,000,000	None
April 28, 1978	None	—	—
October 1, 1978	9-1/4% Series due 2008	50,000,000	None
October 1, 1979*	Pollution Control Series C	50,000,000	None
March 1, 1980*	15% Series due 1987	50,000,000	None
April 28, 1981	None	—	—
November 1, 1981*	Pollution Control Series D	27,380,000	None
December 1, 1981*	16-1/4% Series due 2011	50,000,000	None
April 29, 1982	None	—	—
May 1, 1983*	Pollution Control Series E	42,000,000	None
April 30, 1984	None	—	—
March 1, 1985*	13% Series due 2015	50,000,000	None
November 1, 1986*	Pollution Control Series F	27,250,000	None
May 1, 1987*	8.95% Series due 1992	75,000,000	None
July 1, 1990*	9-7/8% Series due 2020	75,000,000	None
December 1, 1990*	Secured Medium-Term Notes,	191,500,000**	None
	Series A
March 1, 1992*	8-1/8% Series due 2004 and	100,000,000	100,000,000
	8-3/4% Series due 2022	150,000,000	144,840,000
April 1, 1993*	Pollution Control Series G	79,500,000	79,500,000
June 1, 1993*	Pollution Control Series H	50,000,000	50,000,000
November 1, 1993*	Collateral Series A	134,500,000	134,500,000
January 1, 1994*	Collateral Series B due 2001 and	102,667,000	None
	Collateral Series B due 2024	110,000,000	110,000,000
September 2, 1994	None	—	—
(Appointment of
Successor Trustee)
May 1, 1996	Collateral Series C	125,000,000	125,000,000

Schedule A-2

Date of			Principal
Supplemental		Principal	Amount
Indenture	Series of Bonds	Amount Issued	Outstanding

November 1, 1996	Collateral Series D	250,000,000	175,000,000
February 1, 1997	Collateral Series E	150,000,000	None
April 1, 1998	Collateral Series F	250,000,000	None
August 15, 2002	Collateral Series G	48,750,000	48,750,000
September 1, 2002	Collateral Series H	600,000,000	600,000,000
September 15, 2002	Collateral Series I	530,000,000	530,000,000
March 1, 2003	Collateral Series K	250,000,000	250,000,000

*	Contains amendatory provisions

**	$200,000,000 authorized

Schedule A-3

Exhibit 4.02

PUBLIC SERVICE COMPANY
OF COLORADO

TO

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee

Supplemental Indenture No. 11

Dated as of April 1, 2003

Supplemental to the Indenture
dated as of October 1, 1993

Establishing the Securities of Series No. 10,
designated First Collateral Trust Bonds, Series No. 10

     SUPPLEMENTAL INDENTURE NO. 11, dated as of April 1, 2003, between PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (hereinafter sometimes called the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly First Trust of New York, National Association), a national banking association, as successor trustee (hereinafter sometimes called the “Trustee”) to Morgan Guaranty Trust Company of New York under the Indenture, dated as of October 1, 1993 (hereinafter called the “Original Indenture”), as previously supplemented and as further supplemented by this Supplemental Indenture No. 11. The Original Indenture and any and all indentures and all other instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture”.

Recitals of the Company

     The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

     The Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for the purpose of establishing a series of bonds and appointing the successor Trustee.

     The Company desires to establish a series of Securities to be designated “First Collateral Trust Bonds, Series No. 10”, such series of Securities to be hereinafter sometimes called “Series No. 10”.

     The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 11 to establish the Securities of Series No. 10 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 11 a valid agreement of the Company, and to make the Securities of Series No. 10 valid obligations of the Company, have been performed.

Granting Clauses

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 11 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

Granting Clause First

All right, title and interest of the Company, as of the date of the execution and delivery of this Supplemental Indenture No. 11, in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including without limitation (a) all lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property used or to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, subject however, to the exceptions and exclusions set forth in clause (a) of Granting Clause First of the Original Indenture; (b) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (c) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (d) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (e) all buildings, offices, warehouses and other structures used or to be used in or in connection with the Electric Utility Business; (f) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or to be used in or in connection with the Electric Utility Business; (g) any or all of the foregoing properties in the process of construction; and (h) all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 810(c), Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 11 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 11;

Granting Clause Fourth

All other property of whatever kind and nature subjected or required to be subjected to the Lien of the Indenture by any of the provisions thereof;

Excepted Property

Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

     TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

     SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Original Indenture (including, but not limited to, the Lien of the PSCO 1939 Mortgage), (b) as to property acquired by the Company after the date of the execution and delivery of the Original Indenture, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage and purchase money Liens), (c) Retained Interests and (d) any other Permitted Liens, it being understood that, with respect to any property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of the Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;

2

     IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

     PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Nine of the Original Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights thereby granted shall be and remain in full force and effect; and

     THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

ARTICLE ONE

Securities of Series No. 10

     There are hereby established the Securities of Series No. 10, which shall have the terms and characteristics set forth below (the lettered subdivisions set forth below corresponding to the lettered subdivisions of Section 301 of the Original Indenture):

(a) the title of the Securities of such series shall be “First Collateral Trust Bonds, Series No. 10”; provided, however, that, at any time after the PSCO 1939 Mortgage shall have been satisfied and discharged, the Company shall have the right, without any consent or other action by the Holders of such Securities, to change such title in such manner as shall be deemed by the Company to be appropriate to reflect such satisfaction and discharge, such change to be evidenced in an Officer’s Certificate;

(b) the Securities of Series No. 10 shall be initially authenticated and delivered in exchange for, and upon presentation for surrender of, Securities designated First Collateral Trust Bonds, Series No. 8 (the “Original Bonds”), in an aggregate principal amount not to exceed $600,000,000 (less the principal amount of Original Bonds not presented for exchange);

(c) interest on the Securities of Series No. 10 shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached as Exhibit A hereto;

(d) the principal of the Securities of Series No. 10 shall be payable on October 1, 2012, the Stated Maturity.

(e) the Securities of Series No. 10 shall bear interest at a rate of 7.875% per annum; interest shall accrue on the Securities of Series No. 10 from April 1, 2003, or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for such Securities shall be April 1 and October 1 in each year, commencing October 1, 2003, and the Regular Record Dates with respect to the Interest Payment Dates for such Securities shall be March 15 and September 15 in each year, respectively (whether or not a Business Day);

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(f) the Corporate Trust Office of U.S. Bank Trust National Association in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Securities of Series No. 10 shall be payable, (ii) registration of transfer of such Securities may be effected, (iii) exchanges of such Securities may be effected and (iv) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served; and U.S. Bank Trust National Association shall be the Security Registrar for such Securities; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Denver, Colorado as any such place or itself as the Security Registrar;

(g) the Securities of Series No. 10 shall be redeemable at the option of the Company at any time prior to maturity, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount thereof to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case, accrued and unpaid interest to the Redemption Date. For purposes hereof, the following defined terms shall have the meaning ascribed to them:

“Treasury Yield” means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of Series No. 10 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of Series No. 10.

“Comparable Treasury Price” means, for any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if that release (or any successor release) is not published or does not contain those prices on that Business Day, (A) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the Redemption Date, or (B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the Quotations.

“Independent Investment Banker” means Banc of America Securities LLC or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means (i) each of Banc of America Securities LLC and Salomon Smith Barney Inc. and any other Primary Treasury Dealer designated by, and not

4

affiliated with, Banc of America Securities LLC, Salomon Smith Barney Inc. and their respective successors, provided, however, that if either of the foregoing or any of its designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (ii) any other Primary Treasury Dealer selected by the Company.

“Primary Treasury Dealer” means any primary U.S. Government securities dealer in New York City.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the Redemption Date.

(h) not applicable;

(i) not applicable;

(j) not applicable;

(k) not applicable;

(l) not applicable;

(m) not applicable;

(n) not applicable;

(o) not applicable;

(p) not applicable;

(q) the Securities of Series No. 10 are to be initially registered in the name of Cede & Co., as nominee for The Depository Trust Company (the “Depositary”). Such Securities shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

(i) such Securities may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

(ii) such Securities may be exchanged for definitive Securities registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

(A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Securities or the Depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Trustee shall not

5

have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Securities;

(B) the Company shall have delivered to the Trustee a Company Order to the effect that such Securities shall be so exchangeable on and after a date specified therein; or

(C) (1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 1102 of the Original Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities.;

(r) not applicable;

(s) no service charge shall be made for the registration of transfer or exchange of the Securities of Series No. 10; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

(t) not applicable;

(u)	(i) If the Company shall have caused the Company’s indebtedness in respect of any Securities of Series No. 10 to have been satisfied and discharged prior to the Maturity of such Securities, as provided in Section 901 of the Original Indenture, the Company shall, promptly after the date of such satisfaction and discharge, give a notice to each Person who was a Holder of any of such Securities on such date stating (A)(1) the aggregate principal amount of such Securities and (2) the aggregate amount of any money (other than amounts, if any, deposited in respect of accrued interest on such Securities) and the aggregate principal amount of, the rate or rates of interest on, and the aggregate fair market value of, any Eligible Obligations deposited pursuant to Section 901 of the Original Indenture with respect to such Securities and (B) that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine the federal income tax consequences to it resulting from the satisfaction and discharge of the Company’s indebtedness in respect of such Securities. Thereafter, the Company shall, within forty-five (45) days after the end of each calendar year, give to each Person who at any time during such calendar year was a Holder of such Securities a notice containing (X) such information as may be necessary to enable such Person to report its income, gain or loss for federal income tax purposes with respect to such Securities or the assets held on deposit in respect thereof during such calendar year or the portion thereof during which such Person was a Holder of such Securities, as the case may be (such information to be set forth for such calendar year as a whole and for each month during such

6

year) and (Y) a statement to the effect that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine its income, gain or loss for federal income tax purposes with respect to such Securities or such assets for such year or portion thereof, as the case may be. The obligation of the Company to provide or cause to be provided information for purposes of income tax reporting by any Person as described in the first two sentences of this paragraph shall be deemed to have been satisfied to the extent that the Company has provided or caused to be provided substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and United States Treasury regulations thereunder.

(ii) Notwithstanding the provisions of subparagraph (i) above, the Company shall not be required to give any notice specified in such subparagraph or to otherwise furnish any of the information contemplated therein if the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect of such Securities and such Holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

(iii) Anything in this clause (u) to the contrary notwithstanding, the Company shall not be required to give any notice specified in subparagraph (i) or to otherwise furnish the information contemplated therein or to deliver any Opinion of Counsel contemplated by subparagraph (ii) if the Company shall have caused Securities of Series No. 10 to be deemed to have been paid for purposes of the Indenture, as provided in Section 901 of the Original Indenture, but shall not have effected the satisfaction and discharge of its indebtedness in respect of such Securities pursuant to such Section.

(v) The Securities of Series No. 10 shall be substantially in the form attached hereto as Exhibit A and shall have such further terms as are set forth in such form.

ARTICLE TWO

Miscellaneous Provisions

     This Supplemental Indenture No. 11 is a supplement to the Original Indenture. As previously supplemented and further supplemented by this Supplemental Indenture No. 11, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture, all previous supplements thereto and this Supplemental Indenture No. 11 shall together constitute one and the same instrument.

7

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 11 to be duly executed as of the day and year first above written.

PUBLIC SERVICE COMPANY OF COLORADO

By:	/s/ BENJAMIN G. S. FOWKE III

Name: Benjamin G. S. Fowke III
Title: Vice President and Treasurer

STATE OF MINNESOTA	)
	)	ss.:
CITY OF MINNEAPOLIS	)

     On the 15th day of April, 2003, before me personally came Benjamin G. S. Fowke III to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of Public Service Company of Colorado, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

/s/ SHARON M. QUELLHORST

Name: Sharon M. Quellhorst
Notary Public, State of Minnesota

Commission Expires: January 31, 2005

8

U.S. BANK TRUST NATIONAL ASSOCIATION, Trustee

By:	/s/ IGNAZIO TAMBURELLO

Name: Ignazio Tamburello
Title: Assistant Vice President

STATE OF NEW YORK	)
	)	ss.:
CITY AND COUNTY OF NEW YORK	)

     On the 14th day of April, 2003, before me personally came Ignazio Tamburello, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of U.S. Bank Trust National Association, the banking association described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said banking association.

/s/ ROUBA FAKIH
Name: Rouba Fakih
Notary Public, State of New York

Commission Expires: February 20, 2007

9

EXHIBIT A

FORM OF SECURITY

(See legend at the end of this Security for
restrictions on transfer)

PUBLIC SERVICE COMPANY OF COLORADO
First Collateral Trust Bond, Series No. 10

Original Interest Accrual Date	April 1, 2003
Interest Rate:	7.875%
Stated Maturity:	October 1, 2012
Interest Payment Dates:	April 1 and October 1
Regular Record Dates:	March 15 and September 15

This Security is not a Discount Security
within the meaning of the within-mentioned Indenture

Principal Amount	Registered No.
$	CUSIP

     PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to

, or registered assigns, the principal sum of

Dollars on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing October 1, 2003, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to

EXHIBIT A-1

be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid in such other manner as permitted by the Indenture.

     Payment of the principal of this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of U.S. Bank Trust National Association, in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by an Indenture, dated as of October 1, 1993 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association) as successor trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

     If any Interest Payment Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, to such Business Day.

     This Security shall be redeemable at the option of the Company at any time prior to maturity, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount hereof to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Security, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case, accrued and unpaid interest to the Redemption Date. For purposes hereof, the following defined terms shall have the meaning ascribed to them:

     “Treasury Yield” means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of Series No. 10 that would be utilized, at the time of selection and in accordance with customary

EXHIBIT A-2

financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of Series No. 10.

     “Comparable Treasury Price” means, for any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if that release (or any successor release) is not published or does not contain those prices on that Business Day, (A) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the Redemption Date, or (B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the Quotations.

     “Independent Investment Banker” means Banc of America Securities LLC or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     “Reference Treasury Dealer” means (i) each of Banc of America Securities LLC and Salomon Smith Barney Inc. and any other Primary Treasury Dealer designated by, and not affiliated with, Banc of America Securities LLC, Salomon Smith Barney Inc. and their respective successors, provided, however, that if either of the foregoing or any of its designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (ii) any other Primary Treasury Dealer selected by the Company.

     “Primary Treasury Dealer” means any primary U.S. Government securities dealer in New York City.

     “Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the Redemption Date.

     If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains

EXHIBIT A-3

provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient, to pay when due the principal of and interest on this Security when due.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     As used herein “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in

EXHIBIT A-4

this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     As provided in the Indenture, no recourse shall be had for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

     Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

EXHIBIT A-5

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

PUBLIC SERVICE COMPANY OF COLORADO

By:

[Title]

Attest:
[Title]

CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST		U.S. BANK TRUST
NATIONAL ASSOCIATION,	OR	NATIONAL ASSOCIATION,
as Trustee		as Trustee

By:		By:
	Authorized Officer		as Authenticating Agent

By:
Authorized Officer

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This Security may not be transferred or exchanged, nor may any purported transfer be registered, except (i) this Security may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for The Depository Trust Company (the “Depositary”), to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and (ii) this Security may be exchanged for definitive Securities registered in the respective names of the beneficial holders hereof, and thereafter shall be transferable without restrictions if: (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to the Securities and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor

EXHIBIT A-6

securities depositary with respect to the Securities; (B) the Company shall have delivered to the Trustee a Company Order to the effect that the Securities shall be so exchangeable on and after a date specified therein; or (C)(1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 1102 of the Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of the Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities.

EXHIBIT A-7

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of PUBLIC SERVICE COMPANY OF COLORADO and does hereby irrevocably constitute and appoint                        , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

EXHIBIT A-8

SCHEDULE A

SUPPLEMENTAL INDENTURES

Date of			Principal
Supplemental		Principal	Amount
Indenture	Series of Bonds	Amount Issued	Outstanding

November 1, 1993	Series No. 1	$134,500,000	$134,500,000
January 1, 1994	Series No. 2 due 2001	$102,667,000	None
	and
	Series No. 2 due 2024	$110,000,000	$110,000,000
September 2, 1994	None	None	None
(Appointment of
Successor Trustee)
May 1, 1996	Series No. 3	$125,000,000	$125,000,000
November 1, 1996	Series No. 4	$250,000,000	$175,000,000
February 1, 1997	Series No. 5	$150,000,000	None
April 1, 1998	Series No. 6	$250,000,000	None
August 15, 2002	Series No. 7	$48,750,000	$48,750,000
September 1, 2002	Series No. 8	$600,000,000	$600,000,000
September 15, 2002	Series No. 9	$530,000,000	$530,000,000
March 1, 2003	Series No. 11	$250,000,000	$250,000,000

SCHEDULE A-1

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PLAN SUPPORT AGREEMENT

     This PLAN SUPPORT AGREEMENT (this “AGREEMENT”) is made and entered into as of May 13, 2003 by and among (i) NRG Energy, Inc. (“NRG”), (ii) certain of NRG’s subsidiaries and affiliates as set forth on SCHEDULE 1-A (the “RELEVANT NRG SUBSIDIARIES” and, together with NRG, the “NRG GROUP”), (iii) Xcel Energy Inc. (“XCEL”), (iv) the persons identified on SCHEDULE 1-B (collectively, the “SUPPORTING NOTEHOLDERS”) and (v) the persons identified on SCHEDULE 1-C who are signatories to this Agreement (collectively, the “SUPPORTING LENDERS”, and together with the Supporting Noteholders, the “SUPPORTING CREDITORS”) (the NRG Group, Xcel and the Supporting Creditors, collectively, the “PARTIES” and individually, a “PARTY”).

RECITALS

WHEREAS:

      A.     NRG has issued from time to time the several series of senior notes and other instruments described on SCHEDULE 2-A (collectively, the “SENIOR NOTES”);

     B.      One or more of the NRG Group members is a borrower or account party in respect of the credit facilities and other financial obligations described on SCHEDULE 2-B (the “LENDER FACILITIES”);

     C.      Each NRG Group member is contemplating a restructuring of its financial obligations through the prosecution of jointly administered chapter 11 cases (collectively, the “CHAPTER 11 CASES”; the court adjudicating the Chapter 11 Cases is referred to as the “BANKRUPTCY COURT”);

     D.      The Parties have reached an agreement in principle on the terms and conditions (i) of the NRG Plan (as defined in the Term Sheet, as defined below) (such plan together with all plan related documents, agreements, supplements and instruments, the “NRG PLAN”); and (ii) regarding the settlement of claims and causes of action the NRG Group and other parties in interest in the Chapter 11 Cases have asserted or could assert against Xcel; such terms and conditions being set forth in the Term Sheet Concerning NRG Plan And Relationship With Xcel Energy Inc. (the “TERM SHEET”) attached hereto as EXHIBIT A;

     E.      The NRG Group and the Supporting Creditors acknowledge and agree that the best way to proceed to effectuate the NRG Plan is to do so in a way that would:

1.	maximize the value of the NRG Group for the benefit of all interested persons;

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2.	minimize the disruption to the NRG Group resulting from the commencement of the Chapter 11 Cases, by seeking to conclude the Chapter 11 Cases as quickly as possible; and

3.	facilitate the NRG Group’s ability to obtain postpetition financing and post-reorganization financing on favorable terms, in order to minimize the cost, conditions and restrictions thereof to the NRG Group;

     F.     The Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in the Term Sheet, including the consummation of the NRG Plan consistent therewith; and

     G.     In expressing such support and commitment, the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable securities and bankruptcy law, the fiduciary duties of the members of the NRG Group as debtors in possession, the fiduciary duties of any Supporting Creditor who is appointed to the official committee of unsecured creditors (the “CREDITORS’ COMMITTEE”) in the Chapter 11 Cases or the role of any state or federal agencies with regulatory authority concerning any member of the NRG Group.

     AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1.     Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Term Sheet.

     2.     Term Sheet Conditions. Without limiting the conditions set forth herein, each Party’s agreement to this Agreement and support for the NRG Plan and the Term Sheet is expressly conditioned on satisfaction of each of the terms and conditions set forth in the Term Sheet and this Agreement. To the extent any such conditions involve a time period or an outside date for satisfaction, the Parties acknowledge and agree that time is of the essence with respect to each such condition.

     3.     NRG Group’s Support. The NRG Group believes that consummation of the NRG Plan will best facilitate its business and financial restructuring and that consummation of the settlements described in the Term Sheet is in its best interests and in the best interests of its creditors and other parties in interest. Accordingly, the NRG Group hereby expresses its intention to file and seek confirmation of the NRG Plan consistent with the terms and provisions

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of the Term Sheet. Without limiting the foregoing, the NRG Group intends, for so long as this Agreement remains in effect:

a. to submit for, and use its best efforts to obtain at the earliest practicable date, Bankruptcy Court approval of a disclosure statement (as approved by the Bankruptcy Court, the “DISCLOSURE STATEMENT”) in form and substance satisfactory to Xcel and the Supporting Creditors;

b. to use its best efforts to solicit the requisite votes in favor of, and to obtain confirmation by the Bankruptcy Court at the earliest practicable date of, the NRG Plan in form and substance satisfactory to Xcel and the Supporting Creditors and approval by the Bankruptcy Court of the settlement set forth in the Term Sheet;

c. not to pursue, propose or support, or encourage the pursuit, proposal or support of, any plan of reorganization for any member of the NRG Group that is not consistent with the Term Sheet and the NRG Plan; and

d. to otherwise use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Term Sheet and by the NRG Plan at the earliest practicable date (including opposing any appeal of the Confirmation Order and using its best efforts to resolve, or have the Bankruptcy Court determine, all issues (if any) concerning the dollar amount of all Noteholder claims, all Bank Group claims, including claims under the Lender Facilities, and all recourse claims of any bank lender against NRG prior to the commencement of the hearing on the Disclosure Statement for the NRG Plan in accordance with the provisions of the Term Sheet);

in all events expressly subject to the exercise by NRG and each other member of the NRG Group of its fiduciary duties as debtors in possession in the Chapter 11 Cases.

     4.     Xcel’s Support. Xcel hereby expresses its commitment to and its intention to implement the Term Sheet in accordance with its terms and subject to its conditions. Without limiting the foregoing, Xcel intends and commits, for so long as this Agreement remains in effect:

a. to support the NRG Plan and, as reasonably requested, to assist NRG in the preparation of the Disclosure Statement;

b. not pursue, propose, support, or encourage the pursuit, proposal or support of, any chapter 11 plan, or other restructuring or reorganization for any member of the NRG

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Group (directly or indirectly) that is not consistent with the Term Sheet and the NRG Plan;

c. not, nor encourage any other person or entity, to interfere with, delay, impede, appeal or take any other negative action, directly or indirectly, in any respect regarding acceptance or implementation of the NRG Plan;

d. to use its commercially reasonable efforts to comply with the terms and provisions of the Term Sheet applicable to Xcel and to obtain any necessary regulatory and other approvals pertaining thereto; and

e. to cooperate in consummating and making effective the transactions contemplated by the Term Sheet and the NRG Plan at the earliest practicable date;

in each case consistent with the terms and provisions of the Term Sheet, but in all events expressly subject to any federal or state regulatory approvals and requirements and to the fiduciary duties in the Chapter 11 Cases of any director or officer of any member of the NRG Group who is also a director or officer of Xcel.

     5.     Supporting Creditors’ Claims and Support. Each Supporting Noteholder represents and warrants, on a several but not joint basis, that, as of the date hereof, it is the legal or beneficial holder of, or holder of investment authority over, the Senior Notes identified on its signature page hereto (collectively, such Supporting Noteholder’s “RELEVANT NOTES”) and has or will have the authority to vote or direct the voting of claims relating to the Relevant Notes. Each Supporting Lender represents and warrants, on a several but not joint basis, that, as of the date hereof, it is the legal or beneficial holder of claims pursuant to the Lender Facilities identified on its signature page hereto (collectively, such Supporting Lender’s “RELEVANT DEBT”; all Supporting Creditors’ Relevant Notes and Relevant Debt, collectively, the “RELEVANT CLAIMS”) and has or will have the authority to vote or direct the voting of claims relating to the Relevant Debt. Each Supporting Creditor believes that consummation of the NRG Plan consistent with the Term Sheet is in its best interests. Accordingly, each Supporting Creditor will support the NRG Plan consistent with the terms and conditions of the Term Sheet. Without limiting the foregoing, each Supporting Creditor commits to (subject to paragraph 9 hereof), for so long as this Agreement remains in effect:

a. support the NRG Plan and use its commercially reasonable efforts to facilitate the filing and confirmation of the NRG Plan at the earliest practicable date;

b. not pursue, propose, support, or encourage the pursuit, proposal or support of, any chapter 11 plan, or other restructuring or reorganization for any member of the NRG Group (directly or indirectly) that is not consistent with the Term Sheet and the NRG Plan;

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c. not, nor encourage any other person or entity, to interfere with, delay, impede, appeal or take any other negative action, directly or indirectly, in any respect regarding acceptance or implementation of the NRG Plan;

d. not commence any proceeding or prosecute any objection to oppose or object to the NRG Plan or to the Disclosure Statement, and not to take any action that would delay approval or confirmation, as applicable, of the Disclosure Statement and the NRG Plan; provided, however, that the Supporting Creditor may object to the disclosure statement solely on the basis that it does not contain adequate information as required by section 1125 of the Bankruptcy Code;

e. elect on any ballot distributed in connection with and pursuant to the NRG Plan to affirmatively release any and all NRG Released Causes of Action and, as applicable, any Separate Bank Claims, that it has or may have against Released Parties; and

f. use its commercially reasonable efforts to resolve, or have the Bankruptcy Court determine, all issues (if any) concerning the dollar amount of all Noteholder claims, all Bank Group claims, including claims under the Lender Facilities, and all Bank project lender recourse claims against NRG prior to the commencement of the hearing on the Disclosure Statement for the NRG Plan in accordance with the provisions of the Term Sheet)

in each case consistent with the terms and provisions of the Term Sheet; provided, however, that notwithstanding anything herein to the contrary, if any Supporting Creditor is appointed to and serves on the Creditors’ Committee, the terms of this Agreement shall not be construed to limit such Supporting Creditor’s exercise of its fiduciary duties in its role as a member of a Creditors’ Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

     6.     Acknowledgement. While the Supporting Creditors (subject to paragraph 9 hereof) commit herein to support the NRG Plan and it is their intention to vote in favor of the NRG Plan, this Agreement is not and shall not be deemed to be a solicitation for consent to the NRG Plan. The acceptance of the Supporting Creditors will not be solicited until the Supporting Creditors have received the Disclosure Statement and the related ballots in forms approved by the Bankruptcy Court.

     7.     Limitations on Transfer. Each Supporting Creditor hereby agrees not to (a) sell, transfer, assign, pledge, or otherwise dispose, directly or indirectly their right, title or interest in respect of the Relevant Claims, in whole or in part, or any interest therein, or (b) grant any proxies, deposit any of its claims into a voting trust, or enter into a voting agreement with respect to any of such claims (clauses (a) and (b), collectively, a “TRANSFER”) unless such transferee

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agrees in writing at the time of such Transfer to be bound by this Agreement in its entirety without revisions. Any Transfer that does not comply with this paragraph shall be void ab initio. In the event of a Transfer, the transferor shall, within three business days, provide written notice of such transfer to Xcel and NRG, together with a copy of the written agreement of the transferee to be bound by this Agreement in its entirety without revision. Upon compliance with the foregoing, the transferee shall be deemed to constitute a Supporting Noteholder or a Supporting Lender, as the case may be. No Supporting Lender or Supporting Noteholder may create any subsidiary or affiliate for the sole purpose of acquiring any Lender Facilities or Senior Notes without first causing such subsidiary or affiliate to become a party hereto as a Supporting Lender or Supporting Noteholder, as the case may be.

     8.     Further Acquisition of Senior Notes and Lender Facilities. This Agreement shall in no way be construed to preclude any Supporting Noteholder from acquiring additional Senior Notes or claims in respect of the Lender Facilities or any Supporting Lender from acquiring additional claims in respect of the Lender Facilities or Senior Notes. However, any such Senior Notes and claims so acquired shall automatically be deemed to be Relevant Claims and to be subject to all of the terms of this Agreement other than paragraph 7 hereof.

     9.     Other Claims Held by Supporting Creditors. Notwithstanding anything herein to the contrary, the agreements and other obligations of each Supporting Creditor hereunder apply only with respect to such Supporting Creditor’s Relevant Claims and do not apply to, and shall have no effect in respect of, any Unrestricted Claims such Supporting Creditor has or may have against any member of the NRG Group. For the purposes of this paragraph 9, “UNRESTRICTED CLAIMS” shall mean claims held by a Supporting Creditor against any member of the NRG Group other than such Supporting Creditor’s Relevant Claims.

     10.     Condition to each Party’s Obligations. Each Party’s obligations under this Agreement are subject to the satisfaction of the following condition:

Each of the following persons shall have executed this Agreement:

a. each member of the NRG Group;.

b. Xcel;

c. the Supporting Noteholders who shall represent a majority in principal amount outstanding of the Senior Notes; and

d. the Supporting Lenders, who shall represent at least two-thirds in principal amount outstanding and a majority in number of the lenders under each of the NRG Revolver, the L/C Facility and the Finco Credit Agreement (for the purposes of this Agreement, the “principal amount outstanding” in respect of the L/C Facility shall be deemed to constitute the aggregate amount of all funded and unreimbursed draws in

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respect of the L/C Facility together with the face amount of all available but undrawn amounts under the L/C Facility).

          11. Additional Conditions to Xcel’s Obligations. Xcel’s obligations under this Agreement are also subject to the satisfaction of the following conditions unless the failure of such condition is the result of Xcel’s own breach of this Agreement:

a. the Petition Date shall have occurred no later than May 14, 2003;

b. the NRG Group shall have used its reasonable best efforts, with the support of the Supporting Creditors, to cause the entry of an order by the Bankruptcy Court no later than 30 days after the Petition Date, and in form acceptable to Xcel, setting a bar date for all claims against the NRG Entities no later than 60 days after the Petition Date (with the schedules and statement of financial affairs of all NRG Entities to be filed by 30 days after the Petition Date);

c. the NRG Group shall have used its reasonable best efforts, with the support of the Supporting Creditors, to cause the entry of an order by the Bankruptcy Court no later than 45 days after the Petition Date approving the Disclosure Statement;

d. the NRG Group shall have used its reasonable best efforts, with the support of the Supporting Creditors, to obtain the requisite votes in favor of the NRG Plan no later than 90 days after the Petition Date (the “VOTING DEADLINE”) and shall have received the requisite votes from the Unsecured Creditor Class to confirm the NRG Plan;

e. the Supporting Creditors shall have voted to accept the NRG Plan no later than the Voting Deadline (it being recognized that, while this is a condition to Xcel’s obligations under this Agreement, and without derogation of the support and commitment of the Supporting Creditors set forth in paragraph 5 above, it is not a solicitation of the votes of the Supporting Creditors and it is not a vote by the Supporting Creditors to accept the NRG Plan) and such vote has not been revoked or withdrawn;

f. 100% of the members of the Separate Bank Settlement Group shall have executed and delivered the Separate Bank Settlement Release no later than the Effective Date of the NRG Plan;

g. the following persons shall have released the Released Parties from all NRG Released Causes of Action by “checking the box” (as described in section V.C of the Term Sheet) no later than the Voting Deadline:

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          1. holders of a majority in number representing 85% in principal amount outstanding of the claims in respect of the Senior Notes, including 100% of the Supporting Noteholders;

          2. holders of a majority in number representing 85% in principal amount outstanding of the claims in respect of each of the NRG Revolver, the L/C Facility and the Finco Credit Agreement, including 100% of the Supporting Lenders;

          3. 100% of the members of the Separate Bank Settlement Group; and

          4. holders of 85% in amount of all claims in the Unsecured Creditor Class;

     h.     the entry on the docket of the Bankruptcy Court of the Confirmation Order, which shall (i) fully incorporate all of the relevant provisions of the Term Sheet (including the releases and injunctions described above) and any other matters agreed to in writing by Xcel, (b) not contain any provisions inconsistent with the Term Sheet or such other matters (other than a provision to which Xcel has previously consented to in writing), and (c) not approve any amendments or supplements to such NRG Plan (other than amendments or supplements to which Xcel has previously consented to in writing) which Xcel determines to be adverse to it in its sole reasonable discretion, which the NRG Group shall use its reasonable best efforts to cause to occur no later than 110 days after the Petition Date;

     i.     the receipt by Xcel, and, to the extent applicable, NRG of all regulatory and other approvals (including any approvals from the Federal Energy Regulatory Commission, the Securities and Exchange Commission and any state Public Utility Commission) necessary for Xcel and, to the extent applicable, NRG to perform such obligations set forth for Xcel in the Term Sheet and such NRG Plan;

     j.     the Effective Date for such NRG Plan approved by such Confirmation Order referenced in paragraph 11.h hereof, and the satisfaction of all of the other conditions set forth in this paragraph 11, occurring by no later than December 15, 2003;

     k.     all other Parties to this Agreement having fulfilled their respective obligations under this Agreement in all respects and no such Party having breached any of its obligations under this Agreement;

     l.     each of the Supporting Lenders that has a claim against Xcel under any Xcel credit facility (the “CROSS-OVER LENDERS”) shall approve, without payment of any special fee or expense, any waiver or amendment that Xcel and the administrative agent under such credit facility believe is necessary under such credit facility to implement this

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Agreement, the NRG Plan and the transactions contemplated thereby, including with respect to the establishment of the Tax Escrow (except that if other lenders to Xcel under any credit facility shall receive a special fee or expense for their waiver or amendment, the Cross-Over Lenders shall be entitled to the same pro rata fee or expense), and, in any case, such waiver or amendment is obtained by Xcel prior to the Effective Date; and

          m. NRG shall not have violated the provisions of Section VI.B(B) of the Term Sheet.

Should any of such conditions, or any other conditions to the performance of any obligation of Xcel in this Agreement, not be timely fulfilled or waived by Xcel, any obligations of Xcel set forth in this Agreement shall be null and void ab initio and all Xcel Released Causes of Action and any other claims, causes of action, remedies, defenses, setoffs, rights or other benefits of Xcel shall be fully preserved without any estoppel, evidentiary or other effect of any kind or nature whatsoever.

          12. Termination Events. The occurrence of each of the following events shall constitute a “TERMINATION EVENT”:

a. NRG’s Chapter 11 Case (other than an involuntary bankruptcy case for which an order for relief has not been entered) shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

b. Xcel shall have disclaimed in writing its intention to fulfill its obligations under this Agreement, or Xcel shall fail to fulfill any or all of its obligations under this Agreement;

c. the failure of the condition set forth in paragraph 10 of this Agreement;

d. the breach or failure of any of the conditions set forth in paragraphs 11.a. through 11.m. of this Agreement;

e. any Court (including the Bankruptcy Court) shall declare, in a Final Order, this Agreement to be unenforceable;

f. the most current NRG Plan and the Disclosure Statement on file with the Bankruptcy Court on or after June 17, 2003 (and any amendments, supplements and documents related to such pleadings filed after June 17, 2003) shall (i) not be in form and substance satisfactory to each Party, (ii) not be consistent with and fully incorporate the terms and provisions of the Term Sheet or (iii) contain any provisions inconsistent with the Term Sheet;

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g. (A) after giving effect to Section V.A(2) of the Term Sheet, to the extent applicable, the Parties shall have failed to resolve, or shall have failed to agree to a procedure for resolving, all issues (if any) concerning any claims asserted or assertable, directly or indirectly, by the lenders under the Finco Credit Agreement (in their capacity as such) against NRG or any of its subsidiaries prior to June 17, 2003 or (B) such lenders shall have failed to file a proof of claim in the Chapter 11 Cases with respect all such claims on or prior to June 3, 2003;

h, the Required Parties (as defined below) shall not have reached agreement by July 31, 2003 on whether, and the terms under which, Xcel will escrow Tax Benefits (as defined in the Term Sheet); and

i. January 1, 2004.

          13. Termination of this Agreement. Upon the occurrence of a Termination Event, this Agreement shall terminate (except for a Termination Event described in paragraph 12.f or 12.g, for which the Termination Event shall only terminate this Agreement with respect to the Party invoking such Termination Event unless a “Required Party” invokes such Termination Event) as follows:

a. immediately upon the occurrence of the Termination Events set forth in paragraph 12.c, 12.h or 12.i unless the date referenced therein is, prior to the expiration of such date, extended in writing by each of (i) Xcel, (ii) the NRG Group, (iii) holders of two-thirds in principal amount outstanding of the Relevant Notes (the “REQUIRED NOTEHOLDERS”), and (iv) holders of two-thirds in principal amount outstanding of the Relevant Debt (the “REQUIRED LENDERS”) (each of the persons or groups of persons described in each of the foregoing clauses (i) through (iv) a “REQUIRED PARTY” and, collectively, the “REQUIRED PARTIES”);

b. immediately upon the occurrence of the Termination Events set forth in paragraphs 12.e, 12.f or 12.g (but only with respect to the Party invoking the Termination Event described in paragraph 12.f or 12.g unless a Required Party invokes such Termination Event) of this Agreement;

c. 30 calendar days after the occurrence of the Termination Events described in paragraph 12.a and 12.b of this Agreement, unless either (i) the occurrence of the event giving rise to the Termination Event is no longer continuing on such 30th day or (ii) each of the Required Noteholders, Required Lenders, and, for purposes of paragraph 12.a, Xcel, shall have waived in writing such Termination Event; provided, however, that for the purposes of this clause 13.c, if such event has occurred as a result of an action taken or omitted to be taken by a Supporting Creditor, the claims of such Supporting Creditor

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shall not be included in the calculation of the “Required Noteholders” or the “Required Lenders,” as the case may be; and

d. 30 calendar days after the occurrence of the Termination Event described in paragraph 12.d of this Agreement, unless (i) the event giving rise to the Termination Event occurred as a result of an action taken or omitted to be taken by Xcel or (ii) Xcel modifies or waives in writing such Termination Event.

          14. Effect of Termination. Upon termination of this Agreement (which in the case of a Termination Event described in paragraph 12.f or 12.g, upon termination of this Agreement only with respect to the Party invoking such Termination Event unless a “Required Party” invokes such Termination Event), all obligations hereunder shall terminate and shall be of no further force and effect; provided however, that any claim for breach of this Agreement shall survive termination and all rights and remedies with respect to such claims shall not be prejudiced in any way; but provided further, that the breach of this Agreement by one or more Supporting Creditors shall not create any rights or remedies against any non-breaching Supporting Creditor unless such non-breaching Supporting Creditor has participated in or aided and abetted the breach by the breaching Supporting Creditor(s). Except as set forth above in this paragraph 14 and for the obligations set forth in paragraph 16 hereof, upon such termination, any obligations of the non-breaching Parties set forth in this Agreement shall be null and void ab initio and all claims, causes of action, remedies, defenses, setoffs, rights or other benefits of such non-breaching Parties shall be fully preserved without any estoppel, evidentiary or other effect of any kind or nature whatsoever.

          15. Representations and Warranties. NRG, Xcel and each Supporting Creditor, on a several but not joint basis, represents and warrants to each other Party that the following statements are true, correct and complete as of the date hereof:

a. Corporate Power and Authority. It is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

b. Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part.

c. Binding Obligation. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms hereof.

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d. No Conflicts. The execution, delivery and performance by it (when such performance is due) of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

e. Adequate Information. Although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation and acceptance of the NRG Plan, they each acknowledge and agree that, regardless of whether its Relevant Claims constitute “securities” within the meaning of the Securities Act of 1933, (i) each of the Supporting Creditors is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933 and a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act of 1933 and (ii) adequate information was provided by the NRG Group and Xcel to each Supporting Creditor in order to enable it to make an informed decision such that, were this Agreement to be construed as or deemed to constitute such a solicitation and acceptance, such solicitation was (i) in compliance with any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, or (ii) if there is not any such law, rule, or regulation, solicited after disclosure to such holder of “adequate information” as such term is defined in section 1125(a) of the Bankruptcy Code.

          16. Confidentiality. NRG, Xcel and each Supporting Creditor agrees to use commercially reasonable efforts to maintain the confidentiality of (a) the individual identities of the Supporting Creditors or (b) the individual holdings of the Supporting Creditors; provided, however, that such information may be disclosed (i) to the Parties’ respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as the “REPRESENTATIVES” and individually as a “REPRESENTATIVE”), (ii) to persons in response to, and to the extent required by, (x) any subpoena, or other legal process or (y) the NAIC, any bank regulatory agency or any other regulatory agency or authority. If any Party or its Representative receives a subpoena or other legal process as referred to in clause (ii)(x) above in connection with the Agreement, such Party shall provide the other Parties with prompt written notice of any such request or requirement, to the fullest extent permissible and practicable under the circumstances, so that the other Parties may seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this paragraph 16, (i) Xcel and NRG may disclose (a) the existence of and nature of support evidenced by this Agreement in one or more public releases that have first been sent to counsel for the Supporting Noteholders and counsel for the Global Steering Committee for review and comment, and (b) in the context of any such releases, the aggregate holdings of the Supporting Creditors (but, as indicated above, not their identities or their individual holdings),

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(ii)  any Party hereto may disclose the identities of the Parties hereto and their individual holdings in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof, (iii) any Party hereto may disclose, to the extent consented to in writing by a Supporting Creditor, such Supporting Creditor’s identity and individual holdings and (iv) to the extent required by the Bankruptcy Code, Bankruptcy Rules, Local Rules of the Bankruptcy Court or other applicable rules, regulations or procedures of the Bankruptcy Court or the Office of the United States Trustee, NRG may disclose the individual identities of the Supporting Creditors in a writing that has first been sent to counsel for the Supporting Noteholders and counsel for the Global Steering Committee for review and comment on five business days’ notice.

          17. Preparation of Restructuring Documents. Notwithstanding anything to the contrary contained in this Agreement, including specifically any obligation of a Party to use efforts to cause an event to occur by the “earliest practical date,” the obligations of the Parties hereunder shall be expressly subject to the preparation of definitive documents relating to the transactions contemplated by this Agreement and the Term Sheet, (i) including without limitation, (a) the NRG Plan, the Disclosure Statement, the Confirmation Order, and any related ballots, releases and settlement documents and (b) all other agreements, instruments, orders or other documents necessary or appropriate to consummate the transactions contemplated by this Agreement, the Term Sheet or the NRG Plan, each of which documents must be acceptable to each of the Parties, and (ii) any “first day” orders and motions must be acceptable to each of the Required Parties.

          18. Amendment or Waiver. Except as otherwise specifically provided herein, this Agreement may not be modified, amended or supplemented without the prior written consent of the Required Parties. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.

          19. Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, as follows:

a. if to any member of the NRG Group, to Matthew A. Cantor, Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York 10022-4611, fax: 212-446-4900;

b. if to Xcel, to Brad B. Erens, Jones Day, 77 West Wacker, Chicago, Illinois, 60601-1692, fax: 312-782-8585, with a copy to Scott J. Friedman, Jones Day, 222 East 41st Street, New York, New York 10017, fax: 212-755-7306:

c. if to the Supporting Noteholders, to Evan D. Flaschen, Bingham McCutchen LLP, One State Street, Hartford, CT 06103, fax: 860-240-2800; and

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d. if to the Supporting Lenders, to Peter V. Pantaleo and David J. Mack, Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017-3954, fax: 212-455-2502.

          20. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York. By execution and delivery of this Agreement, each of the Parties hereto irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding, and waives any objection it may have to venue or the convenience of the forum. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Cases, each of the Parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

          21. Specific Performance. This Agreement, including without limitation the Parties’ agreement herein to support the NRG Plan and to facilitate its confirmation, is intended as a binding commitment enforceable in accordance with its terms. It is understood and agreed by each of the Parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

          22. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

          23. Interpretation. This Agreement is the product of negotiations of the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

          24. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives.

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          25. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third-party beneficiary hereof.

          26. No Waiver of Participation and Reservation of Rights. Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in any bankruptcy case filed by NRG or any of its affiliates and subsidiaries. If the transactions contemplated by this Agreement or in the NRG Plan are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.

          27. No Admissions. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

          28. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

          29. Representation by Counsel. Each Party acknowledges that it has been represented by counsel with this Agreement and the transactions contemplated herein. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

          30. Entire Agreement. This Agreement and the exhibits and schedules hereto, including, without limitation, the Term Sheet, constitute the entire agreement between the Parties and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the Parties, whether oral, written or implied, as to the subject matter hereof.

          31. Several not Joint. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint

          32. Tax Shelter Regulations. Notwithstanding anything herein to the contrary, any Party to this Agreement (and any employee, representative, or other agent of any Party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Term Sheet or the NRG Plan and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to

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such tax treatment and tax structure; provided, however, that no Party (nor any employee, representative or other agent thereof) shall disclose (A) any information that is not relevant to an understanding of the tax treatment of the transactions contemplated by the Term Sheet or the NRG Plan, including the identity of any Party to this Agreement (or its employees, representatives or agents) or other information that could lead any person to determine such identity or (B) any information to the extent such disclosure could result in a violation of any federal or state securities laws.

[Remainder of page intentionally blank; remaining pages are signature pages.]

     IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

     NRG ENERGY, INC., on behalf of itself and each of its affiliates identified on Schedule 1-A

By:
Name: Title:

     [Plan Support Agreement Signature Page for NRG Group]

XCEL ENERGY INC

By:
Name: Title:

[Plan Support Agreement Signature Page for Xcel]

SUPPORTING NOTEHOLDER:

NAME

By:
Name: Title:

ISSUANCE	ISSUE AMOUNT	MATURITY	PRINCIPAL AMOUNT HELD

6.750% Senior Notes	$340 million	July 15, 2006	$

7.500% Senior Notes	$250 million	June 15, 2007	$

7.500% Senior Notes	$300 million	June 1, 2009	$

7.625% Senior Notes	$125 million	February 1, 2006	$

7.750% Senior Notes	$350 million	April 1, 2011	$

7.970% Senior Notes (ROARS)	$233 million	March 15, 2020	$

8.000% Senior Notes (ROARS)	$240 million	November 1, 2013	$

8.250% Senior Notes	$350 million	September 15, 2010	$

8.625% Senior Notes	$500 million	April 1, 2031	$

6.500% Equity Unit Bond	$287.5 million	May 16, 2006	$

8.700% Senior Notes (issued in connection with a certain debt and derivative transaction to synthetically issue (pound) 160 million debt)	$250 million	March 15, 2005	$

		TOTAL HELD:	$

[Plan Support Agreement Signature Page for Supporting Noteholder]

SUPPORTING LENDER:

NAME

By:
Name: Title:

LENDER FACILITY	AMOUNT OUTSTANDING	PRINCIPAL AMOUNT HELD

NRG Revolver	$1,000,000,000

L/C Facility	$125,000,000

Finco Credit Agreement	$1,081,000,000
	TOTAL HELD:	$

[Plan Support Agreement Signature Page for Supporting Lender]

SCHEDULE 1-A
(RELEVANT NRG SUBSIDIARIES)

CONTINUING SUBSIDIARIES

FINANCE GROUP	DEBTOR	STATE OF INCORPORATION

N/A	NRG Energy, Inc.	Delaware

N/A	NRG Power Marketing Inc.	Delaware

N/A	NRGenerating Holdings No. 23 B.V.

NORTHEAST	Arthur Kill Power LLC	Delaware

NORTHEAST	Astoria Gas Turbine Power LLC	Delaware

NORTHEAST	Berrians I Gas Turbine Power, LLC

NORTHEAST	Connecticut Jet Power LLC	Delaware

NORTHEAST	Devon Power LLC	Delaware

NORTHEAST	Dunkirk Power LLC	Delaware

NORTHEAST	Huntley Power LLC	Delaware

NORTHEAST	Middletown Power LLC	Delaware

NORTHEAST	Montville Power LLC	Delaware

NORTHEAST	Northeast Generation Holding LLC	Delaware

NORTHEAST	Norwalk Power LLC	Delaware

NORTHEAST	NRG Eastern LLC	Delaware

NORTHEAST	NRG Northeast Generating LLC	Delaware

NORTHEAST	Oswego Harbor Power LLC	Delaware

NORTHEAST	Somerset Power LLC	Delaware

SOUTH CENTRAL	Big Cajun II Unit 4 LLC	Delaware

SOUTH CENTRAL	Louisiana Generating LLC	Delaware

SOUTH CENTRAL	NRG New Roads Holdings LLC	Delaware

SOUTH CENTRAL	NRG South Central Generating LLC	Delaware

SOUTH CENTRAL	NRG Central US LLC

SOUTH CENTRAL	South Central Generation Holding LLC

NON-CONTINUING SUBSIDIARIES

FINANCE GROUP	DEBTOR	STATE OF INCORPORATION

FINCO	NRG Capital LLC	Delaware

FINCO	NRG Finance Company I LLC	Delaware

SCHEDULE 1-B

OMITTED: CONFIDENTIAL TREATMENT UNDER RULE 24B-2 REQUESTED

SCHEDULE 1-C

OMITTED: CONFIDENTIAL TREATMENT UNDER RULE 24B-2 REQUESTED

SCHEDULE 2-A
(SENIOR NOTES)

ISSUANCE	ISSUE AMOUNT	INDENTURE DATE	MATURITY

6.750% Senior Notes	$340 million	March 13, 2001; July 16, 2001	July 15, 2006

7.500% Senior Notes	$250 million	June 1, 1997	June 15, 2007

7.500% Senior Notes	$300 million	May 25, 1999	June 1, 2009

7.625% Senior Notes	$125 million	January 21, 1996	February 1, 2006

7.750% Senior Notes	$350 million	March 13, 2001; April 5, 2001	April 1, 2011

7.970% Senior Notes (ROARS)	$233 million	March 20, 2000	March 15, 2020

8.000% Senior Notes (ROARS)	$240 million	November 8, 1999	November 1, 2013

8.250% Senior Notes	$350 million	September 11, 2000	September 15, 2010

8.625% Senior Notes	$500 million	March 13, 2001; April 5, 2001; July 16, 2001	April 1, 2031

6.500% Equity Unit Bond	$287.5 million	March 13, 2001	May 16, 2006

8.700% Senior Notes (issued in connection with a certain debt and derivative transaction to synthetically issue (pound) 160 million debt)	$250 million	March 20, 2000	March 15, 2005

SCHEDULE 2-B
(LENDER FACILITIES)

CREDIT AGREEMENT	DESCRIPTION

NRG Revolver	364-Day Revolving Credit Agreement dated as of March 8, 2002 (as the same may be amended, supplemented or restated from time to time) among NRG Energy, Inc., the financial institutions party thereto, ABN Amro Bank N.V., as administrative agent, Solomon Smith Barney Inc., as syndication agent, Barclays Bank plc as co-syndication agent, and the Royal Bank of Scotland plc and Bayerische Hypo-Und Vereinsbank AG, New York branch, as co-documentation agents.

L/C Facility	$125 Million Standby Letter of Credit Facility dated as of November 30, 1999 (as the same may be amended, supplemented or restated from time to time) among NRG Energy, Inc., the lenders party thereto and Australia and New Zealand Banking Group Limited as administrative agent.

Finco Credit Agreement	Credit Agreement dated May 8, 2001 (as the same may be amended, supplemented or restated from time to time) among NRG Finance Company I LLC, Credit Suisse First Boston as administrative agent, the lenders party thereto and NRG Audrain Generation LLC, LSP-Nelson Energy, LLC, LSP-Pike Energy, LLC and NRG Turbine LLC, as sub-borrowers.

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EXHIBIT A
(TERM SHEET)

NRG ENERGY INC.
TERM SHEET CONCERNING NRG PLAN AND RELATIONSHIP WITH XCEL ENERGY INC.
DATED AS OF MAY 13, 2003

The following (this “TERM SHEET”) is an outline of (i) the key terms and provisions of a plan or plans of reorganization for NRG Energy Inc. (“NRG”) and the other NRG Entities (as defined below) and (ii) in connection therewith, the key terms for the resolution, settlement and treatment under such plan or plans of, among other things, (a) the claims and causes of action (as described more fully below) of NRG against Xcel Energy Inc. (“XCEL”), (b) Xcel’s claims and causes of action (as described more fully below) against NRG and (c) claims and causes of action (as described more fully below) of the Noteholder Group (as defined below) and the Bank Group (as defined below) against Xcel.

This Term Sheet is subject to finalization and execution of a Plan Support Agreement (the “PSA”) to which this Term Sheet is intended to be attached as Exhibit A and the completion of the remaining due diligence on the Internal Revenue Code “gross receipts” test referred to in Section VI.B(B). Upon execution of the PSA, this Term Sheet is intended to be binding on the signatories to the PSA in accordance with the terms of the PSA. However, this Term Sheet remains subject to, among a variety of other things, finalizing any incomplete Schedules hereto, resolving any terms that are bracketed or indicated as being “open” or subject to further review, and acceptable definitive documentation of all matters contemplated herein, including any plan of reorganization for NRG, any court-approved Disclosure Statement related thereto and any agreements related to or terms and conditions of such NRG plan. Any vote in favor of any NRG plan, whether or not it includes the terms and conditions set forth herein, is not being solicited by or agreed to by this Term Sheet and is subject to, among a variety of other things, those matters listed above.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THIS TERM SHEET IS BEING PROVIDED AS PART OF SETTLEMENT DISCUSSIONS AND, AS A RESULT, SHALL BE TREATED AS SUCH PURSUANT TO FEDERAL RULE OF EVIDENCE 408 AND ALL BANKRUPTCY AND STATE LAW EQUIVALENTS.

I.	THE APPLICABLE ENTITIES

The Parties Generally:	Those persons or entities that execute the PSA (the “PARTIES” and individually a “PARTY”).

Xcel:	Xcel Energy Inc. (“XCEL”).

NRG:	NRG Energy, Inc. (“NRG”).

The Relevant NRG Subsidiaries:	Of the majority-owned direct and indirect subsidiaries of NRG (collectively, the “NRG SUBSIDIARIES”), those subsidiaries listed on SCHEDULE 1-A to the PSA or who otherwise become part of the Chapter 11 Cases (together with NRG, the “NRG ENTITIES”).

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The Noteholder Group:	The persons identified on SCHEDULE 1-B to the PSA (collectively, as comprised from time to time, the “NOTEHOLDER GROUP”), being legal or beneficial holders of, or investment managers with respect to, some of the “NOTES” identified on SCHEDULE 2-A to the PSA. The members of the Noteholder Group and all other holders of the Notes from time to time are referred to as the “NOTEHOLDERS.”

The Bank Group:	The persons identified on SCHEDULE 1-C to the PSA (collectively, the “BANK GROUP”; those persons separately identified on Schedule 1-C, as comprised from time to time, the “GLOBAL STEERING COMMITTEE”), being legal or beneficial holders of the claims under “LENDER FACILITIES” identified on SCHEDULE 2-B to the PSA, comprising (i) the NRG revolving credit facility (the “NRG REVOLVER”), (ii) the NRG letter of credit facility (the “L/C FACILITY”) and (iii) the Credit Agreement (as amended, modified and supplemented) dated May 8, 2001 among NRG Finance Company I LLC, Credit Suisse First Boston, the lenders party thereto and NRG Audrain Generation LLC, LSP-Nelson Energy, LLC, LSP-Pike Energy, LLC and NRG Turbine LLC, as sub-borrowers (the “FINCO CREDIT AGREEMENT”).

II.	DEFINED TERMS

A. “BANKRUPTCY COURT”:	The Bankruptcy Court exercising jurisdiction over the Chapter 11 Cases.

B. “PETITION DATE”:	The date on which an order for relief is entered with respect to a chapter 11 case with NRG as debtor and debtor-in-possession, such case, together with the chapter 11 cases for those subsidiaries listed on SCHEDULE 1-A to the PSA and those other NRG Subsidiaries which NRG consolidates with the NRG chapter 11 case, are referred to herein as the “CHAPTER 11 CASES.”

C. “EFFECTIVE DATE”:	The date on which the NRG Plan becomes effective in accordance with its terms, the occurrence of which shall be subject to various conditions to effectiveness pursuant to the NRG Plan as agreed to by the Parties. As of the Effective Date, the Confirmation Order shall be in full force and effect, and shall not have been stayed or modified, but there shall be no requirement that the Confirmation Order be a Final Order for the Effective Date to occur.

D. “XCEL PAYMENT DATE”:	The later of (i) 90 days after the date (the “CONFIRMATION DATE”) on which there occurs the entry of the Confirmation Order on the docket of the Bankruptcy Court and (ii) one business day after the Effective Date.

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E. “NRG PLAN”:	The chapter 11 plan or plans of reorganization with respect to the NRG Entities, such plan or plans, the related disclosure statement(s) and all plan related documents, agreements and orders to be fully consistent with the terms and provisions of this Term Sheet and otherwise acceptable to the Parties. The order of the Bankruptcy Court confirming the NRG Plan is referred to as the “CONFIRMATION ORDER.”

F. “FINAL ORDER”:	An order or judgment of the Bankruptcy Court as entered on the docket in the Chapter 11 Cases that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been resolved by the highest court to which the order or judgment was appealed from or from which certiorari was sought.

G. “NRG RELEASED CAUSES OF ACTION”:	Collectively, all claims or causes of action of any kind or nature (whether known or unknown) which NRG, any of the NRG Subsidiaries or any creditor of NRG, directly or indirectly, has or may have as of the Effective Date against (A) Xcel or any officer, director, employee, affiliate (other than NRG and the NRG Subsidiaries), agent or other party acting on behalf of Xcel or an affiliate of Xcel (other than NRG and the NRG Subsidiaries), in each case in their capacity as such (Xcel and all such persons and entities being collectively referred to as the “XCEL RELEASED PARTIES”), in respect of the Support and Capital Subscription Agreement between Xcel and NRG dated May 29, 2002 (such claims are referred to as the “SUPPORT AGREEMENT CLAIMS”), (B) the Xcel Released Parties in respect of any other matter relating to NRG or any of the NRG Subsidiaries or any of the claims of any creditor against NRG or any of the NRG Subsidiaries and all liabilities and causes of action related to such claims and (C) any other person or entity (together with the Xcel Released Parties, the “RELEASED PARTIES”) to the extent (but only to the extent) that such person or entity is entitled to a claim for indemnification, reimbursement, contribution, subrogation or otherwise against any of the Xcel Released Parties in respect thereof, it being understood that the liability of any such person or entity other than to the extent of its claims against the Xcel Released Parties shall not be released and is expressly preserved (the claims set forth in clauses (B) and (C), as more particularly described in Section IV.A and subject to the exceptions described in Section IV.B, are referred to as “ALL OTHER CLAIMS”). Notwithstanding the foregoing, the NRG Released Causes of Action shall not include the Separate Bank Claims. In the event any creditor of NRG or any of the NRG Subsidiaries sells, assigns, trades, or otherwise

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transfers its claim or cause of action against NRG or any of the NRG Subsidiaries to any third party (including an affiliate or subsidiary of such creditor) (a “TRANSFEREE”) at any time, such Transferee shall be deemed a creditor of NRG or the NRG Subsidiaries as applicable and subject to the terms of this Term Sheet.

H. “SEPARATE BANK SETTLEMENT GROUP”:	Collectively, those members of the Bank Group as identified on SCHEDULE II.H hereto that have Separate Bank Claims and who shall be entitled to the Separate Bank Settlement Payment.

I. “SEPARATE BANK CLAIMS”:	Collectively, all claims or causes of action of any kind or nature, whether known or unknown, which any member of the Separate Bank Settlement Group or a Transferee thereof, directly or indirectly, has or may have against any of the Released Parties related in any manner to or arising in any manner in respect of such Separate Bank Settlement Group member’s or Transferee’s loans, financings, letter of credit facilities and other financing and support facilities provided to NRG or any of the NRG Subsidiaries, such claims to include, without limitation, claims against the Released Parties of the type described in clauses (2) through (7) and clause (9) of Section IV.A below.

J. “SEPARATE BANK SETTLEMENT PAYMENT”:	Pursuant to or in connection with the NRG Plan, $112 million of cash to be funded by Xcel on the Xcel Payment Date to NRG will be concurrently paid by NRG to the Separate Bank Settlement Group on the Xcel Payment Date, but expressly subject to 100% of the members of the Separate Bank Settlement Group prior to that time having executed and delivered to Xcel the Separate Bank Settlement Releases as described in Section V.D. The Separate Bank Settlement Payment shall not be property of NRG’s chapter 11 estate. The Separate Bank Settlement Payment is being paid by Xcel solely to facilitate the NRG Plan and the benefits to Xcel thereunder. The Separate Bank Settlement Payment is, expressly, not being paid as any concession of the validity of any claims being released.

K. “XCEL CONTRIBUTION”:	(1) Collectively, (1) $640 million, subject to the provisions of Sections III.B and III.C. and (2) the Xcel Released Causes of Action. $238 million of the Xcel Contribution shall be paid in cash to NRG on the Xcel Payment Date (the “INITIAL CONTRIBUTION”). $50 million of the Xcel Contribution shall be paid to NRG on the later of January 1, 2004 and the Xcel Payment Date (the “SECOND INSTALLMENT”). The Second Installment may be paid by Xcel in Xcel stock pursuant to the Xcel Shares Option (as described in Section III.C). Except as provided in Section

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III.B with respect to the timing thereof and subject to reduction as set forth in Section V.C, $352 million of the Xcel Contribution shall be paid in cash to NRG on the later of April 30, 2004 and the Xcel Payment Date (the “THIRD INSTALLMENT”); provided, however, that Xcel shall not be required to pay NRG the positive difference, if any, between the Third Installment and the amount of the Cash Refund (as defined below) received by Xcel as of such date until 30 days after the due date of the Third Installment.

	(2)	Although, as indicated in Section III.A(2), the Release-Based Amount is being paid in part to facilitate the NRG Plan and the benefits to Xcel thereunder, the payment of the Third Installment will be required regardless of whether the Cash Refund is ever received or whether any Xcel Tax Benefit is later reduced or eliminated on audit by a taxing authority. The Third Installment shall be payable without interest; provided, if Xcel defaults in the timely payment of the Third Installment (taking into account the 30 day grace period set forth above), the unpaid amount shall accrue simple interest at 10% per annum from the date of non-payment until the date of payment (in addition to any other remedies such as collection actions, the reasonable cost of which shall also be payable by Xcel).

	(3)	An escrow account will be maintained by a disbursing agent for receipt of any portion of the Xcel Contribution received after the Xcel Payment Date; the disbursing agent shall promptly distribute to the Unsecured Creditor Class (defined below) all funds received in this account, subject to requirements for disbursement of the Release-Based Amount and subject to standard hold-back provisions with respect to Disputed Claims.

L. “XCEL RELEASED CAUSES OF ACTION”:	Collectively, all claims or causes of action of any kind or nature (whether known or unknown) which Xcel has or may have against any of the NRG Entities or any officer, director, employee, affiliate or agent of any of the NRG Entities, in each case in their capacity as such, except as otherwise provided in this Term Sheet (such exclusion to include, for instance, Xcel’s existing and future intercompany claims against the NRG Entities as set forth in Section IX.A hereof).

M. “Continuing Debtor Subsidiaries”:	THOSE NRG SUBSIDIARIES IDENTIFIED AS CONTINUING DEBTOR SUBSIDIARIES ON Schedule 1-A TO THE PSA.

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N. “Noncontinuing Debtor Subsidiaries”:	THOSE NRG SUBSIDIARIES IDENTIFIED AS NONCONTINUING DEBTOR SUBSIDIARIES ON Schedule 1-A TO THE PSA.

III.	DETAILS OF THE XCEL CONTRIBUTION AND THE SEPARATE BANK SETTLEMENT PAYMENT

A. Allocation of Xcel Contribution:	(1)	$250 million of the Xcel Contribution (the “SUPPORT AGREEMENT AMOUNT”) shall be Contribution: in exchange for the release of the NRG Released Causes of Action comprised of the Support Agreement Claims. The Support Agreement Amount shall be payable out of the entire Initial Contribution and $12 million of the Second Installment. The Confirmation Order shall expressly provide that the Support Agreement Claims belong solely and exclusively to NRG and not to any creditor of NRG or of any other NRG Entity and that the Support Agreement Claims are fully released as to all entities as of the Effective Date, subject to payment in full of the Support Agreement Amount.

	(2)	Up to $390 million of the Xcel Contribution (the “RELEASE-BASED AMOUNT”), together with the Xcel Released Causes of Action, shall be in exchange for the releases described in Section V.C of the NRG Released Causes of Action comprised of All Other Claims. The Released-Based Amount shall be paid out of $38 million of the Second Installment and the entire Third Installment.

	The Release-Based Amount is being paid by Xcel solely to facilitate the NRG Plan and the benefits to Xcel thereunder. The Release-Based Amount is, expressly, not being paid as any concession of the validity of any claims being released.

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B. Payment of Xcel Contribution in the Event of an Xcel Downgrade	(1)	As of April 1, 2003, Xcel’s senior unsecured public notes (the “XCEL NOTES”) were rated BBB- by Standard & Poor’s and Baa3 by Moody’s (the “4/1/03 Ratings”). In the event that on the Confirmation Date the Xcel Notes have not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days through and including the Confirmation Date, then Xcel, in its sole discretion, may, subject to the creditor election described below, pay up to $150 million of the Initial Contribution no later than 10 business days after the Xcel Payment Date in registered, unrestricted and freely-tradable “XEL” common stock (“XEL STOCK”) that has been registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement (the “XCEL DOWNGRADE ELECTION”). In such event, no later than five business days after the Confirmation Date, Xcel shall issue a press release stating whether Xcel has elected to make any or all of $150 million of the Initial Contribution in XEL Stock and the portion, if any, of such part of the Initial Contribution that will be paid in XEL Stock. The number of shares of XEL Stock that Xcel shall be required to deliver shall be the nearest whole number of shares equal to (x) the amount of the Initial Contribution made in XEL Stock divided by (y) the average closing price for XEL Stock for the last ten full trading days through and including the business day prior to the date when the portion of the Initial Contribution to be paid in XEL Stock is made.

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(2)	Notwithstanding the foregoing, the “Authorized Party” (as defined below) may request that Xcel not exercise the Xcel Downgrade Election by causing Xcel to receive written notice of such request (an “NRG PAYMENT REQUEST”) within five business days after Xcel’s issuance of the press release set forth above. After timely receipt by Xcel of an NRG Payment Request, Xcel shall be required to pay NRG the $150 million of the Initial Contribution in cash on the business day after the Xcel Notes have retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days. In addition, through the Effective Date and prior to payment in full by Xcel of the Initial Contribution, the Authorized Party may revoke the NRG Payment Request by causing Xcel to receive written notice of such revocation (an “NRG PAYMENT REVOCATION”). Once given, an NRG Payment Revocation shall be irrevocable. In addition, on the 180th day after receipt by Xcel of an NRG Payment Request, if Xcel shall not have been required to pay NRG the $150 million of the Initial Contribution in cash prior to such date, the NRG Payment Revocation shall be deemed given to Xcel. Upon receipt or deemed receipt by Xcel of an NRG Payment Revocation, Xcel shall pay the portion of the Initial Contribution subject to the Xcel Downgrade Election in Xcel Stock within 10 business days after the later of (i) receipt or deemed receipt of the NRG Payment Revocation and (ii) the Xcel Payment Date. The number of shares of XEL Stock that Xcel shall be required to deliver shall be the nearest whole number of shares equal to (x) the amount of the Initial Contribution made in XEL Stock divided by (y) the average closing price for XEL Stock for the last ten full trading days through and including the business day prior to the date when the portion of the Initial Contribution to be paid in XEL Stock is made.

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(3)	If (i) on the Confirmation Date the Xcel Notes have retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days but (ii) at any time after the Confirmation Date and prior to the Xcel Payment Date the Xcel Notes have not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days, then the provisions of subsections (1) and (2) above shall apply, but Xcel, in its sole discretion, may, subject to an NRG Payment Request, exercise the Xcel Downgrade Election and pay the requisite XEL Stock no later than the later of (1) 10 business days after the Xcel Payment Date and (2) 105 days after the first date on which the Xcel Notes have not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days (the “DOWNGRADE DATE”). In such event, Xcel shall issue a press release stating the specifics of its Xcel Downgrade Election no later than five business days after the Downgrade Date. In addition, in this instance, upon receipt by Xcel of an NRG Payment Revocation, Xcel shall pay the portion of the Initial Contribution subject to the Xcel Downgrade Election in XEL Stock within the later of (i) 10 business days after receipt of the NRG Payment Revocation and (ii) 105 days after the Downgrade Date.

(4)	For purposes of this Section III.B, the term “AUTHORIZED PARTY” shall mean collectively, the official committee of unsecured creditors of NRG in the Chapter 11 Cases (the “CREDITORS’ COMMITTEE”) and the Global Steering Committee. The Creditors’ Committee or the Global Steering Committee acting without the other shall not be an Authorized Party.

(5)	In addition to the foregoing, in the event that on the Xcel Payment Date the Xcel Notes have not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days through and including the date payment of the Third Installment is due, then the Third Installment shall be extended to the later of June 30, 2004 and sixty days after the Xcel Payment Date.

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C. Xcel Shares Option:	No later than five business days after the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court, Xcel shall issue a press release stating whether Xcel has elected to make any or all of the Second Installment in XEL Stock and the portion, if any, of the Second Installment that will be paid in XEL Stock (the “XCEL SHARES OPTION”). To the extent that Xcel chooses the Xcel Shares Option, Xcel shall make such portion of the Second Installment in XEL Stock, pursuant to an effective registration statement. The number of shares of XEL Stock that Xcel shall be required to deliver shall be the nearest whole number of shares equal to (x) the amount of the Second Installment made in XEL stock divided by (y) the average closing price for XEL Stock for the last ten full trading days through and including the business day prior to the date the Second Installment is due.

D. Mechanics of Separate Bank Settlement Payment:	The Separate Bank Settlement Payment shall be in exchange for the release of 100% of the Separate Bank Claims and shall be payable entirely in cash. The Confirmation Order shall expressly provide that when the Separate Bank Settlement Payment is made, the Separate Bank Claims shall be fully released as to all Released Parties as of the Effective Date.

E. Xcel Released Causes of Action:	The component of the Xcel Contribution comprised of the Xcel Released Causes of Action shall be delivered and effective as of the Effective Date.

IV.	NRG RELEASED CAUSES OF ACTION

A. Included Claims:	The “All Other Claims” component of the NRG Released Causes of Action shall include:

	(1)	any claim that is property of any NRG Entities’ estate pursuant to section 541 of the Bankruptcy Code or otherwise;

	(2)	any preference, fraudulent conveyance and other actions under sections 510, 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code or any state law equivalents;

	(3)	any claims arising out of illegal dividends or similar theories of liability;

	(4)	any claims asserting veil piercing, alter ego liability or any similar theory;

	(5)	any claims based upon unjust enrichment;

	(6)	any claims for breach of fiduciary duty;

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	(7)	any claims for fraud, misrepresentation or any state or federal securities law violations;

	(8)	any claim that NRG or any NRG Subsidiary may have as a result of having been a member of the Xcel affiliated tax group or a signatory to an Xcel tax sharing agreement; and

	(9)	except as described in Section IV.B, all other claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities against the Released Parties as of the Effective Date whether or not liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law or in equity.

B. Excluded Claims:	The “All Other Claims” component of the NRG Released Causes of Action shall not include:

	(1)	any obligations relating to Xcel’s payment and performance of the Xcel Contribution and the other benefits to be provided by Xcel as described in this Term Sheet;

	(2)	any obligations relating to a “transitional services agreement” of the type described in Section VI.E;

	(3)	any post-Effective Date obligations relating to the “employee matters agreement” of the type described in Section VI.F;

	(4)	any obligations of the Released Parties under the agreements set forth on in SCHEDULE VI.I; or

	(5)	the Separate Bank Claims.

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V.	ADDITIONAL ISSUES REGARDING THE XCEL CONTRIBUTION AND THE SEPARATE BANK SETTLEMENT PAYMENT

A. Classification of Noteholder Group, Bank Group:	(1)	The NRG Plan will classify all allowed impaired unsecured claims against NRG (other than convenience claims) into one pari passu class (the “UNSECURED CREDITOR CLASS”). This class will include, without limitation, all unsecured creditors holding funded debt claims against NRG (including the debenture portion of the NRZ Equity Units), all recourse claims against NRG of creditors of the NRG Subsidiaries and other general unsecured claims against NRG such as rejection claims, trade claims, etc.

	(2)	All Noteholder claims, all Bank Group claims, including claims under the Lender Facilities, and all Bank project lender recourse claims against NRG (excluding, in each case, postpetition interest, letter of credit fees and other similar postpetition charges not generally allowable under the Bankruptcy Code), will be allowed in full in accordance with the terms of the applicable documents that give rise to such claims, without defense, offset, counterclaim, reduction, subordination or recharacterization. The Parties reserve all rights as to (i) the proper calculation of the amount of any such claims in accordance with the relevant documentation for such claims and (ii) solely in connection therewith, the proper interpretation of all such documents. The Parties will use their commercially reasonable efforts to resolve any issues (if any) concerning such matters either consensually or judicially prior to the commencement of the hearing on the Disclosure Statement for the NRG Plan.

B. Allocation of Support Agreement Amount:	The Support Agreement Amount shall be paid to NRG and available pro rata to all allowed claims in the Unsecured Creditor Class (which claims, as to members of the Separate Bank Settlement Group, shall not be reduced by receipt of the Separate Bank Settlement Payment); provided, however, that the NRG Plan shall provide which portion, if any, of the Support Agreement Amount shall be retained by NRG to the extent necessary to provide working capital for its business.

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C. Timing and Allocation of Release- Based Amount:	(1)	In addition to the general releases set forth in the NRG Plan as described in Section VI.A, the relevant ballots distributed in connection with the NRG Plan to the creditors of NRG will have an election (the “RELEASE ELECTION”), in form and substance satisfactory to Xcel, by which each creditor of NRG can expressly elect to release, in such creditor’s capacity both as a creditor of NRG and (if applicable) as a creditor of any NRG Subsidiary, the Released Parties from all NRG Released Causes of Action by checking an appropriate box on such ballot, subject to such creditor’s receipt of its pro rata share of the Release-Based Amount. The Released-Based Amount shall be distributable pro rata to all allowed claims in the Unsecured Creditor Class (which claims, as to members of the Separate Bank Settlement Group, shall not be reduced by receipt of the Separate Bank Settlement Payment), provided that creditors not checking the box would not receive their pro rata portion of the Release-Based Amount; instead, the aggregate share of the Release-Based Amount of those who did not check the box which otherwise would have been payable to all such creditors (if they had checked the box) will be credited against and deducted from the Xcel Contribution in inverse order of maturity.

	(2)	The Release-Based Amounts so credited or deducted will be based upon the maximum amount for which such claim(s) could be allowed. In the event such claim(s) are allowed by a Final Order in an amount less than the maximum amount, the Release-Based Amount withheld on account of the difference between the maximum amount and allowed amount, to the extent an Xcel Contribution payment has been reduced by such credit or deduction, will be distributed ratably to creditors entitled to the Release-Based Amount. A party with a claim against NRG and an NRG Subsidiary as of the Petition Date and who agrees to eliminate such claim against NRG as result of separate consideration from an NRG Subsidiary shall be deemed to have retained its original claim against NRG solely for purposes of the Released-Based Amount unless such creditor’s claim against the NRG Subsidiary is unimpaired or such creditor agrees to release all of its NRG Causes of Action against the Released Parties as part of the elimination of its claim against NRG. In connection with the NRG Plan, NRG, Xcel, the Creditors’ Committee, the Global Steering Committee and the Noteholder Group shall enter into an agreement specifying the details as to how to calculate the Released-Based Amount payable by Xcel to NRG at any time based upon, among other things, the creditors who make the Release Election, the creditors who do not make the Release Election, the allowance and/or estimation of claims and other factors (the “RELEASED-BASED AMOUNT AGREEMENT”).

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D. Timing and Allocation of Separate Bank Settlement Payment:	(1)	Provided that 100% of the Separate Bank Settlement Group members have executed and delivered a Separate Bank Settlement Release to Xcel, the Separate Bank Settlement Payment shall be paid in cash simultaneously with the payment of the Initial Contribution and shall be allocated solely to the Separate Bank Settlement Group.

	(2)	In addition to the general releases set forth in the Plan as described in Section VI.A and the Release Election described in Section V.C., release forms (the “SEPARATE BANK SETTLEMENT RELEASES”) will be distributed to the members of the Separate Bank Settlement Class. The Separate Bank Settlement Releases will not call for a vote on the NRG Plan, as the Separate Bank Claims are only against the Released Parties, not the NRG Entities. The Separate Bank Settlement Releases will be in form and substance satisfactory to Xcel and the Bank Group, will be a condition to the occurrence of the Effective Date and will permit each member of the Separate Bank Settlement Group to expressly elect to release the Released Parties from all Separate Bank Claims by signing and returning the Separate Bank Settlement Release to Xcel. In exchange for 100% of the members of the Separate Bank Settlement Group signing and returning the Separate Bank Settlement Release, such members would receive their share (as determined by and among the members of the Separate Bank Settlement Group) of the Separate Bank Settlement Payment.

VI.	OTHER XCEL-RELATED PLAN AND CONFIRMATION ORDER PROVISIONS

A. General Release of NRG Released Causes of Action:	The NRG Plan would provide that NRG, each of the NRG Subsidiaries and, to the maximum extent permitted by law, each impaired creditor of the NRG Entities would be deemed to have released the Released Parties as of the Effective Date from all NRG Released Causes of Action, whether or not, in the case of a creditor, such creditor has voted for or against, or has not voted with respect to, the NRG Plan and whether or not such creditor has objected to the NRG Plan or the release of its NRG Released Causes of Action against the Released Parties pursuant to the NRG Plan.

B. Tax Issues:	(A) For federal income tax purposes, Xcel shall claim a worthless stock deduction for its NRG stock for the year in which the NRG Plan becomes effective (the “LOSS YEAR”). Xcel shall not claim a worthless stock deduction for any year before the Loss Year. “XCEL TAX BENEFIT” means the reduction in federal income tax liability of Xcel, any affiliate and the Xcel consolidated group, as the case may be, attributable to the worthless stock deduction, including without limitation the amount of any cash

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refund of taxes (including any interest paid thereon) to be generated by the carryback of such deduction in whole or in part to any taxable year prior to the Loss Year (the “CASH REFUND”) and the reduction of any estimated payments of federal income tax liability in the Loss Year or any subsequent year, which reduction may be made (or not made) by Xcel in its sole discretion.

The NRG Plan and the Confirmation Order would provide that:

The Xcel Tax Benefit would be the sole and exclusive property of Xcel, and the NRG Entities and any party claiming by or through them would release any right or interest that they might otherwise have in the Xcel Tax Benefit as part of the NRG Plan; and NRG and its direct and indirect subsidiaries would not be (A) reconsolidated with Xcel or any of its other affiliates for tax purposes at any time after their June 2002 re-affiliation or (b) treated as a party to or otherwise entitled to the benefits of any tax sharing agreement with Xcel.

(B) From the Petition Date through and including the Effective Date, NRG shall neither cause nor permit to be made any distribution from an NRG subsidiary to the extent that (1) the distribution would be treated as a dividend for federal income tax purposes and (2) the distribution or portion thereof so treated, alone or in combination with any other distribution during that period, to the extent so treated, would exceed $x. For purposes of this limitation, “x” shall be based on (and be less than) the excess of NRG’s aggregate gross receipts over its aggregate receipts from the passive income sources listed in section 165(g)(3)(B) of the Internal Revenue Code and shall be determined by Xcel and communicated to NRG as quickly as practicable after completion of the remaining due diligence on the “gross receipts” test set forth in that section.

C. Injunctions	The Confirmation Order shall:

(1) (A) contain a finding that certain NRG Released Causes of Action to be specified by Xcel (including all veil piercing, alter ego and similar claims and Support Agreement Claims) are, to the maximum extent permitted by law, the exclusive property of the NRG Entities, as debtors-in-possession, pursuant to section 541 of the Bankruptcy Code, (B) contain a ruling that all NRG Released Causes of Action and all Separate Bank Claims against the Released Parties are fully settled and released under the NRG Plan, (C) contain a ruling that the Separate Bank Settlement

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Payment is not property of NRG’s chapter 11 estate and (D) permanently enjoin any creditor of any of the NRG Entities from pursuing any NRG Released Causes of Action or any Separate Bank Claims against any of the Released Parties; and

	(2)	permanently enjoin any person or entity that holds, has held or may hold a claim or cause of action released under the NRG Plan from taking any of the following actions on account of any NRG Released Causes of Action or the Separate Bank Claims: (A) commencing or continuing in any manner any action or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance, (D) asserting any setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released person or entity; and (E) commencing or continuing any action in any manner, in any place, that does not comply with or is inconsistent with the provisions of the NRG Plan.

	(3)	Notwithstanding anything herein to the contrary, if 100% of the members of the Separate Bank Settlement Group do not sign the Separate Bank Settlement Release or the Separate Bank Settlement Payment is not made in accordance with the terms herein, the Separate Bank Claims shall not be released, discharged or otherwise impaired in any way by the NRG Plan, the Confirmation Order or any other order in the Chapter 11 Cases.

D. Certain Obligations and Arrangements:	On the Effective Date, all Xcel guarantees, equity contribution obligations, indemnification obligations, arrangements whereby Xcel has posted cash collateral and all other credit support obligations with respect to NRG or any NRG Subsidiary, in each case set forth on SCHEDULE VI.D hereto or such additional items added to Schedule VI.D. by Xcel by the NRG bar date not to exceed in the aggregate $5 million of face amount for such added items (collectively, the “GUARANTEES”), shall be terminated (with Xcel having no further liability for such obligations or arrangements) and all such cash collateral shall be returned to Xcel on the Effective Date, except that NRG shall cooperate with Xcel and support the return to Xcel of the $11.5 million of cash collateral posted by Xcel for the Mid-Atlantic project at the earliest practical date after the current expiration of the relevant Mid-Atlantic agreement in July of 2003. NRG and the NRG Subsidiaries shall be solely responsible for renewing, administering and paying for their own insurance policies starting with insurance policies relating to property and other coverages

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expiring as of June, 2003, and insurance policies covering director and officer liabilities (the “D&O POLICY”) expiring on August 18, 2003 (the “D&O EXPIRATION DATE”); provided, however, that Xcel shall (1) not cancel the D&O Policy before the D&O Expiration Date, (2) reasonably cooperate with NRG’s past or current officers and directors who may be entitled to coverage under the D&O Policy to allow them to administer their claims and (3) if available and at the sole cost of NRG, and after receiving sufficient funds from NRG, at NRG’s request purchase customary tail coverage for NRG’s officers and non-Xcel directors in office on the day prior to the Petition Date and who are entitled to coverage under the D&O Policy.

E. Transitional Services Agreement:	The NRG Plan would, if desired by NRG, incorporate a transitional services agreement pursuant to which Xcel would provide NRG specified administrative services for a specified reasonable agreed period after the Effective Date, as requested by NRG, and would receive compensation therefor at the cost to Xcel of goods provided or the fair value of services provided.

F. Employee Matters Agreement:	The NRG Plan would approve an employee matters agreement pursuant to which various obligations with respect to employees and benefit plans would be allocated between Xcel and NRG as set forth in SCHEDULE VI.F hereto as of the Effective Date.

G. Tax Matters Agreement and Control Group Indemnity:	Effective as of the Effective Date, Xcel and NRG shall enter into a tax matters agreement that addresses liability for any unpaid taxes of NRG and Xcel for periods during which NRG and Xcel were part of the same consolidated, combined or unitary tax group, entitlement to any tax refunds for such periods, the control of contests for such periods, cooperation with respect to audits and such other matters as would be customary in a tax matters agreement between similarly-situated corporations. In addition, Xcel and NRG shall use their commercially reasonable efforts to negotiate and execute on the Effective Date an agreement satisfactory to the Parties whereby Xcel and NRG (on behalf of itself and the NRG Subsidiaries) shall separately indemnify each other on and as of the Effective Date for any actions taken by the indemnifying party through the Effective Date where the statutory liability imposed on the indemnified party is solely by reason of Xcel’s direct or indirect ownership of NRG and the NRG Subsidiaries.

H. NRZ Equity Units:	The Confirmation Order shall provide that the right and obligation of any holder of an NRZ Equity Unit to purchase common shares of Xcel was terminated as of the Petition Date.

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I. Other Xcel Agreements:	The NRG Plan would provide for assumption by NRG of the agreements with Xcel described on SCHEDULE VI.I hereto. Agreements not on Schedule VI.I would be rejected.

VII. OVERALL NRG PLAN CLASSIFICATION AND TREATMENT OF CLAIMS

TYPE OF
CLASS	CLAIM/INTEREST	TREATMENT	VOTING RIGHTS

Class 1	Unsecured Priority Claims	Unimpaired. Each holder of a Class 1 Claim will receive cash in an amount equal to the allowed amount of their claim	Not entitled to vote. Deemed to accept.

Class 2	Convenience Claims	Unimpaired. Each holder of an allowed claim in Class 2 will receive cash equal to the amount of such Claim against such Debtor (as reduced, if applicable, pursuant to an election by the holder thereof in accordance with Section 3.4 of the NRG Plan).	Not entitled to vote. Deemed to accept.

CLASS 3	Secured Claims against Noncontinuing Debtor Subsidiaries	Impaired. [AT THE DEBTORS’ OPTION], the Debtors shall distribute to each holder of a secured claim classified in Class 3 (a) the collateral securing such allowed secured Claim, (b) cash in an amount equal to the proceeds actually realized from the sale, pursuant to section 363(b) of the Bankruptcy Code, of any collateral securing such allowed secured claim, less the actual costs and expenses of disposing of such collateral, or (c) such other treatment as may be agreed upon by the Debtors and the holder of such allowed secured claim, on the later of (i) the Effective Date and (ii) the fifteenth business day of the first month following the month in which such claim becomes an allowed secured claim, or as soon after such dates as is practicable. Each holder of an allowed claim in Class 3 shall retain the liens securing such claim as of the confirmation date until the Debtors shall have made the distribution to such holder provided for in Article IV of the NRG Plan.	Entitled to vote

Class 4	Intentionally Omitted

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TYPE OF
CLASS	CLAIM/INTEREST	TREATMENT	VOTING RIGHTS

Class 5	Miscellaneous Secured Claims	Impaired. [AT THE DEBTORS’ OPTION,] the Debtors shall distribute to each holder of an allowed miscellaneous secured claim (a) the collateral securing such allowed secured claim, (b) cash in an amount equal to the proceeds actually realized from the sale, pursuant to section 363(b) of the Bankruptcy Code, of any collateral securing such allowed secured claim, less the actual costs and expenses of disposing of such collateral, or (c) such other treatment as may be agreed upon by the Debtors and the holder of an allowed miscellaneous secured claim, on the later of (i) the Effective Date and (ii) the fifteenth business day of the first month following the month in which such claim becomes an allowed secured claim, or as soon after such dates as is practicable. Each holder of an allowed claim in Class 5 shall retain the Liens securing such claim as of the confirmation date until the Debtors shall have made the distribution to such holder provided for in Article IV of the NRG Plan.	Entitled to vote

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TYPE OF
CLASS	CLAIM/INTEREST	TREATMENT	VOTING RIGHTS

Class 6	NRG Unsecured Claims, including NRG Rejected Guaranty Claims	Impaired. Except as otherwise provided in the NRG Plan with respect to certain letter of credit claims, each holder of an allowed claim in Class 6 will receive its pro rata share of (a) on the Effective Date, the New NRG Notes, (b) on the Effective Date, 100,000,000 shares of New NRG Common Stock, subject to dilution by the Management Incentive Plan as set forth in Section IX.J of this Term Sheet, and (c) on the date of the Third Installment (or as soon thereafter as practical), cash in an amount not less than the Release-Based Amount; and provided further that the Cash distributable to holders of allowed claims in Class 6 represents a pro rata share of the Released-Based Amount, as set forth and described in Section III.A of this Term Sheet and each holder of an Allowed Claim classified in Class 6 shall receive its pro rata share of such cash only if such holder elects (by checking the appropriate box on its Ballot) to grant the releases described in Section III.A of this Term Sheet.	Entitled to vote

Class 7	PMI Unsecured Claims	Impaired. On the Effective Date, each holder of an allowed Class 7 claim will receive its pro rata share of New NRG Notes and shares of New NRG Common Stock allocated to Class 7 from Class 6.	Entitled to vote

Class 8	Unsecured Noncontinuing Debtor Subsidiary Claims	Impaired. Each holder of an allowed Class 8 claim shall receive no distribution under the NRG Plan on account of such Class 8 Claims	Not entitled to vote. Deemed to reject.

Class 9	NRG Intercompany Claims	To be discussed	To be discussed.

Class 10	Intentionally Omitted

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TYPE OF
CLASS	CLAIM/INTEREST	TREATMENT	VOTING RIGHTS

Class 11	NRG Old Common Stock	Impaired. No property will be distributed to or retained by the holders of allowed equity Interests in Class 11. On the Effective Date, each and every equity interest in Class 11 shall be cancelled and discharged and the holders of Class 11 equity interests shall receive no distribution under the NRG Plan on account of such equity interests.	Not entitled to vote. Deemed to reject.

Class 12	PMI Common Stock	Unimpaired. NRG shall retain its 100% ownership interest in PMI	Not entitled to vote. Deemed to accept.

Class 13	Securities Litigation Claims	Impaired. Each and every claim in Class 13 shall be cancelled and discharged and the holders of Class 13 claims shall receive no distribution under the NRG Plan on account of such claims.	Not entitled to vote. Deemed to reject.

Class 14	Noncontinuing Debtor Subsidiary Common Stock	Impaired. Each and every equity interest in Class 14 shall be cancelled and discharged and the holders of Class 14 equity interests shall receive no distribution under the NRG Plan on account of such equity interests.	Not entitled to vote. Deemed to reject.

VIII. DETAILS OF CLASS 6 DISTRIBUTIONS

A. THE “New NRG Notes”:	THE NEW NRG SENIOR NOTES SHALL (I) BE IN AN INITIAL PRINCIPAL AMOUNT OF $500,000,000.00; (II) AT THE OPTION OF REORGANIZED NRG EITHER (A) ACCRUE INTEREST COMMENCING ON THE EFFECTIVE DATE PAYABLE SEMIANNUALLY IN CASH AT A RATE OF 10% PER ANNUM, OR (B) ACCRUE INTEREST AT A RATE OF 12% PER ANNUM PAYABLE IN KIND; PROVIDED, HOWEVER, THAT ANY INTEREST PAID IN KIND SHALL BE PAID IN CASH UPON THE EARLIER OF THE FIFTH ANNIVERSARY OF THE EFFECTIVE DATE OR THE MATURITY DATE OF THE NEW NRG NOTES; AND (III) MATURE ON THE SEVENTH ANNIVERSARY OF THE EFFECTIVE DATE. THE NEW NRG NOTES WILL BE ISSUED UNDER A NEW INDENTURE IN A FORM CONTAINED IN THE NRG PLAN SUPPLEMENT.

PROVIDED AS PART OF SETTLEMENT
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RULE OF EVIDENCE 408 AND ALL
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B. THE “New NRG Common Stock”:	(1)	THE NEW NRG COMMON STOCK WOULD BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR, IF APPLICABLE, PURSUANT TO BANKRUPTCY CODE SS.1145, AND NRG WOULD USE ITS BEST EFFORTS TO OBTAIN NASDAQ LISTING.

	(2)	REGISTRATION RIGHTS AGREEMENT FOR A PERCENTAGE OF NEW NRG COMMON STOCK TO BE AGREED UPON BY THE PARTIES AND SUBJECT TO CUSTOMARY BLACKOUT PERIODS.

PROVIDED AS PART OF SETTLEMENT
DISCUSSIONS; SUBJECT TO FEDERAL
RULE OF EVIDENCE 408 AND ALL
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C. THE “NRG Cash AMOUNT”:	[Formula [Open] for determining amount of NRG cash (i.e., not including any Xcel Contribution) to be distributed to Class 6, including relationship to Exit Financing]

IX.     MISCELLANEOUS

A. Intercompany Claims:	(1)	As part of the settlement with Xcel, any pre- or postpetition claims of Xcel against any of the NRG Entities arising from the provision of intercompany goods or services to any of the NRG Subsidiaries or from payment by Xcel under any Guaranty shall paid in full in cash by NRG in the ordinary course (including payment during the Chapter 11 Cases) in the appropriate amount based on the underlying contracts or agreements between the parties (including all agreements listed on Schedule VI.I), without any subordination or recharacterization of such claims, except that the claims which are to be paid in full in the ordinary course during the Chapter 11 Cases shall not include claims of Xcel arising under the Guarantees listed in Schedule VI.D but shall include any claims of Xcel related to RDF, Thermal and NSP-Minnesota. Notwithstanding the foregoing, (A) all claims arising or accruing on or prior to January 31, 2003 for the provision of intercompany goods or services under the Xcel/NRG administrative Services Agreement dated June, 2002 (the “ASA”) and all claims for amounts paid by Xcel on or prior to January 31, 2003 under any Guaranty (collectively, the “SETTLED CLAIMS”) shall not be paid until the Effective Date, at which time Xcel shall receive, on account of and in full and final settlement of such claims, an unsecured, 2.5 year non amortizing promissory note of NRG in the principal amount of $10 million bearing interest at the per annum rate of 3%; and (B) after January 31, 2003 NRG shall only be responsible for amounts billed under the ASA related to corporate insurance obtained for the benefit of NRG and other services requested by NRG (collectively, the “REIMBURSABLE CLAIMS”). A comprehensive schedule of the types of all existing intercompany claims is set forth on Schedule IX.A hereto. NRG agrees that it shall not order services from Xcel under the ASA or otherwise inconsistent with the provisions of this Term Sheet.

	(2)	NRG shall not take any action, or fail to take any action, which would increase the likelihood that Xcel will be required to make any payment on any Guaranty during the Chapter 11 Cases.

PROVIDED AS PART OF SETTLEMENT
DISCUSSIONS; SUBJECT TO FEDERAL
RULE OF EVIDENCE 408 AND ALL
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	(3)	To the extent, if any, that intercompany claims of Xcel (other than Settled Claims and other than claims under the ASA which are not Reimbursable Claims, but including claims for reimbursement of payments made by Xcel under Guarantees) are unpaid as of the Effective Date, such amounts shall be paid in full in cash on the Effective Date by the relevant NRG Entity under the NRG Plan without any subordination or recharacterization of such claims.

	(4)	The provisions of this Section IX.A shall not apply to any tax sharing agreement. All tax sharing agreements, to the extent otherwise binding on Xcel and NRG, shall terminate (without any residual or ongoing liability of either party to the other) as of the Effective Date for all taxable periods, past, present and future. On and after the Effective Date, tax matters shall be governed exclusively by the tax matters agreement referred to in Section VI.G above.

	(5)	A schedule of the types of existing intercompany claims is set forth on SCHEDULE IX.A hereto. Except as provided in the foregoing paragraphs in this Section IX.A, no intercompany claims between NRG and Xcel shall be paid.

B. Solicitation; Fiduciary Duties:		As discussed in the introductory language to this Term Sheet and in the PSA, notwithstanding anything herein to the contrary, each Party expressly acknowledges and agrees that the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable securities and bankruptcy law, the fiduciary duties of the NRG Entities as debtors in possession, the fiduciary duties of any Noteholder or member of the Bank Group that is appointed to the Creditors’ Committee or the role of any state or federal agencies with regulatory authority concerning Xcel or any of the NRG Entities.

PROVIDED AS PART OF SETTLEMENT
DISCUSSIONS; SUBJECT TO FEDERAL
RULE OF EVIDENCE 408 AND ALL
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C. BOARD OF DIRECTORS AND MANAGEMENT:	(A) XCEL HAS INFORMED THE PARTIES THAT THE NRG BOARD OF DIRECTORS IMMEDIATELY AFTER THE TIME OF THE ORDER FOR RELIEF IN THE CHAPTER 11 CASES SHALL BE:

(1) SCOTT DAVIDO, WHO SHALL ALSO BE CHAIRMAN OF THE BOARD;

(2) ERSHEL C. REDD, JR.; AND

(3) LEONARD LOBIONDO, WHO SHALL ALSO BE CRO OF NRG.

(B) THE BOARD OF DIRECTORS OF REORGANIZED NRG WILL BE STAGGERED AND WILL CONSIST OF:

(1) SIX DIRECTORS DESIGNATED BY THE NOTEHOLDER GROUP;

(2) FOUR DIRECTORS DESIGNATED BY THE MEMBERS OF THE BANK GROUP; AND

(3) THE POST-REORGANIZATION CEO.

IN ADDITION, THERE WILL BE A COMMITTEE CONSISTING OF TWO DESIGNEES OF THE NOTEHOLDER GROUP AND TWO DESIGNEES OF THE GLOBAL STEERING COMMITTEE. SUCH COMMITTEE, BY MAJORITY VOTE, SHALL BE SATISFIED AS OF THE EFFECTIVE DATE WITH THE PERSONS DESIGNATED TO SERVE AS CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF REORGANIZED NRG, AS WELL AS THE EMPLOYMENT TERMS FOR SUCH PERSONS.

D. CHARTER/BYLAWS:	OTHER GOVERNANCE MATTERS (E.G., CHARTER AND BYLAWS) OF REORGANIZED NRG TO BE DISCUSSED IN GOOD FAITH.

E. OTHER RELEASES:	IN ADDITION TO THE RELEASES DESCRIBED IN SECTIONS V.C, AND VI.A ABOVE, THE NRG PLAN SHALL CONTAIN CUSTOMARY RELEASES FOR DIRECTORS, OFFICERS, PRE AND POST PETITION COMMITTEES, PROFESSIONALS, XCEL, NRG, ETC.

F. OTHER INJUNCTIONS:	IN ADDITION TO THE INJUNCTIONS DESCRIBED IN SECTION VI.C ABOVE, THE NRG PLAN SHALL CONTAIN OTHER CUSTOMARY CHAPTER 11 INJUNCTIONS.

G. INDEMNIFICATION:	THE NRG PLAN SHALL CONTAIN CUSTOMARY INDEMNIFICATION PROVISIONS FOR DIRECTORS, OFFICERS, PRE AND POST PETITION COMMITTEES, PROFESSIONALS, XCEL, NRG, ETC.

PROVIDED AS PART OF SETTLEMENT
DISCUSSIONS; SUBJECT TO FEDERAL
RULE OF EVIDENCE 408 AND ALL
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H. DUTCH AUCTION PROVISIONS:	THE NRG PLAN WILL INCORPORATE VOLUNTARY DEBT/EQUITY REALLOCATION PROCEDURES AS MORE FULLY DESCRIBED IN THE NRG PLAN.

I. SETTLEMENTS WITH HOLDERS OF PROJECT-LEVEL SECURED DEBT AND FUNDING OF FINCO PROJECTS:	NRG AND THE APPLICABLE DEBTOR INTEND TO SEEK FROM PROJECT-LEVEL SECURED LENDERS, ON A PROJECT-BY-PROJECT BASIS, A CONSENSUAL RESTRUCTURING OR DISCHARGE OF SUCH DEBT. NRG IS CONTINUING TO EVALUATE WHAT ADDITIONAL MODIFICATIONS, IF ANY, ARE APPROPRIATE.

IN THE INTERIM, DURING THE PENDENCY OF THE CHAPTER 11 CASES, NRG SHALL FUND THE “NRG FINCO” PROJECTS PURSUANT TO THE NRG SUBSIDIARY TERM SHEET ATTACHED AS Schedule IX.I HERETO.

J. MANAGEMENT INCENTIVE PLAN:	THE NRG PLAN WILL INCLUDE A MANAGEMENT INCENTIVE PLAN TO BE DETERMINED.

K. DISPUTED CLAIMS:	(1) CUSTOMARY NRG INTEREST-BEARING RESERVE PENDING RESOLUTION OF DISPUTED CLAIMS; AND

(2) AN INTEREST-BEARING RESERVE FOR XCEL’S RELEASE-BASED AMOUNT FOR DISPUTED CLAIMS AS DESCRIBED IN SECTION V.C ABOVE.

PROVIDED AS PART OF SETTLEMENT
DISCUSSIONS; SUBJECT TO FEDERAL
RULE OF EVIDENCE 408 AND ALL
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SCHEDULE II.H

SEPARATE BANK SETTLEMENT GROUP(1)

The banks and other financial institutions from time to time parties to (a) the $1,000,000,000 364-Day Revolving Credit Agreement, dated as of March 8, 2002, between NRG Energy, Inc., as Borrower, and ABN AMRO Bank N.V., as Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified; (b) the $2,000,000,000 Credit Agreement, dated as of May 8, 2002, between NRG Finance Company I LLC, as Borrower, and Credit Suisse First Boston, as Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified; and (c) the $125,000,000 Standby Letter of Credit, dated as of November, 1999, between NRG Energy, Inc., as Borrower, and Australia and New Zealand Banking Group Limited, as Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified.

(1)	Allocation and mechanics (including concerning a reserve for undrawn ANZ Letters of Credit) as agreed to between the agents.

PROVIDED AS PART OF SETTLEMENT
DISCUSSIONS; SUBJECT TO FEDERAL
RULE OF EVIDENCE 408 AND ALL
BANKRUPTCY AND STATE LAW EQUIVALENTS

SCHEDULE VI.D
(Certain Obligations and Arrangements Between Xcel and NRG)
GUARANTEES

	Physical/			Date Guaranty Expires or
Counterparty	Financial	Commodity	Amount of Guaranty	Expired (NOTE "A")

AEP Energy Services, Inc.	FINANCIAL	ALL
American Electric Power Service Corp	FINANCIAL	ALL	$7,000,000	12/31/2002
American Electric Power Service Corp	PHYSICAL	ELECTRIC
Aquila Merchant Services, Inc.	FINANCIAL	ALL
Aquila Merchant Services, Inc.	PHYSICAL	ELECTRIC	$10,000,000	10/12/2002
Aquila Merchant Services, Inc.	PHYSICAL	NAT GAS
Bank of America, N.A	FINANCIAL	ALL	$10,000,000	8/31/2003
Consolidated Edison Energy, Inc.	PHYSICAL	ELECTRIC	$10,000,000	12/31/2003
Constellation Power Source, Inc.	FINANCIAL	ALL	$15,000,000	7/31/2003
Constellation Power Source, Inc.	PHYSICAL	ELECTRIC
Duke Energy Trading & Marketing LLC	FINANCIAL	ALL
Duke Energy Trading & Marketing LLC	PHYSICAL	ELECTRIC	$15,000,000	5/24/2003
Duke Energy Trading & Marketing LLC	PHYSICAL	NAT GAS
El Paso Merchant Energy, L.P.	FINANCIAL	ALL
El Paso Merchant Energy, L.P.	PHYSICAL	ELECTRIC	$12,000,000	2/28/2002
El Paso Merchant Energy, L.P.	PHYSICAL	NAT GAS
Entergy-Koch Trading, LP	FINANCIAL	ALL
Entergy-Koch Trading, LP	PHYSICAL	ELECTRIC	$8,500,000	3/31/2003
Entergy-Koch Trading, LP	PHYSICAL	NAT GAS
Exelon Generation Company, LLC	FINANCIAL	ALL	$7,000,000	3/31/2003
Exelon Generation Company, LLC	PHYSICAL	ELECTRIC
HQ Energy Services (U.S.) Inc.	(tolling agmt)	(tolling agmt)	Terminated,	(n/a	)
			Effective 11/30/02
J. Aron & Company	FINANCIAL	ALL	$10,000,000	1/31/2004
Morgan Stanley Capital Group Inc.	FINANCIAL	ALL	$15,000,000	9/30/2003
Morgan Stanley Capital Group Inc.	PHYSICAL	ELECTRIC
PG&E Energy Trading — Gas Corporation	FINANCIAL	ALL	$2,000,000	12/31/2002
PG&E Energy Trading — Gas Corporation	PHYSICAL	NAT GAS
PG&E Energy Trading — Power, L.P.	FINANCIAL	ALL	$9,000,000	12/31/2002
PG&E Energy Trading — Power, L.P.	PHYSICAL	ELECTRIC
PJM Interconnection, LLC	FINANCIAL	ALL	$17,000,000	$12M 4/30/03,
				$5M 7/31/03
PJM Interconnection, LLC	PHYSICAL	ELECTRIC
Select Energy, Inc.	FINANCIAL	ALL	$3,000,000	8/31/2002
Select Energy, Inc.	PHYSICAL	ELECTRIC
Sprague Energy Corp.	FINANCIAL	ALL	$4,000,000	11/30/2003
Sprague Energy Corp.	PHYSICAL	NAT GAS
Williams Energy Marketing & Trading	FINANCIAL	ALL	Terminated,	(n/a	)
			Effective 11/15/02
Williams Energy Marketing & Trading	PHYSICAL	ELECTRIC
Atlantic City Electric Company, dba Conectiv	FINANCIAL	ALL	$11,500,000	7/31/2003
(BGS Auction)
NEPOOL	PHYSICAL	ELECTRIC	$60,000,000	12/31/2003
Obligation total, for the counterparties from above			$226,000,000
Obligation total above covered under Xcel guaranties or assignments			$226,000,000

NOTE “A”:

Any transactions that were entered into with a CP on or before the expiration date of the guaranty will be covered through the duration of the trade(s) on an “evergreen” basis. Thus, for Aquila, El Paso, and PGET Power, all trade obligations of NRG were entered into prior to the expiration dates of those guaranties, even though the periods ultimately covered under those trade obligations are relatively far out into the future (to 12/03 for Aquila and PGET Power, to 12/06 for El Paso). The inclusion of a guaranty or other item on this Schedule VI.D. which has expired shall not be deemed a statement that such guaranty or other item is otherwise effective or in force or effect.

PAGE  1of 1

PROVIDED AS PART OF SETTLEMENT
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RULE OF EVIDENCE 408 AND ALL
BANKRUPTCY AND STATE LAW EQUIVALENTS

BONDS

BOND
NUMBER	PRINCIPAL	AMOUNT	DESCRIPTION

INDEMNIFIED BY XCEL ENERGY:
ST. PAUL BONDS
400SD3190	NRG Processing Solutions LLC	$20,000.00	License Bond
400SF4076	NRG Energy Center Pittsburgh	$75,000.00	Street Opening Bond
400SH7762	Meriden Gas Turbines, LLC	$876,800.00	Subdivision Bond
400SH7763	Meridan Gas Turbines, LLC	$768,490.00	Subdivision Bond
Sub-Total St. Paul		$1,740,290.00
SAFECO BONDS
6161831	Xcel Energy, Inc	$20,000.00	Solid Waste Facility Bond
Sub-Total Safeco		$20,000.00
CNA BONDS
929214989	NRG Energy Center	$100,000.00	Highway Occupancy Permit Obligation Bond
929215308	NRG Power Marketing, Inc.	$250,000.00	License Bond
929215309	NRG Energy Center San Diego LLC	$5,000.00	Franchise Bond
929222788	NRG Processing Solutions LLC	$100,000.00	Tree & Yard Waste Permit Bond
		Yard Waste	Composting & Processing Facility
929222789	NRG Processing Solutions LLC	$45,000.00	Permit Bond
929222790	NRG Processsing Solutions LLC	$72,400.00	Solid Waste Facility Permit Bond
929222795	NRG Power Marketing, Inc.	$1,000,000.00	Bond of Distributor of Automotive Fuel
929222796	NRG Power Marketing Inc.	$1,000,000.00	Motor Fuels Tax Bond
929224970	NRG Processing Solutions LLC	$100,000.00	Waste Facility License & Permit Bond
929224971	NRG Processing Solutions LLC	$25,000.00	Waste Facility License/Permit Bond
929224973	El Segundo Power LLC	$10,000.00	Lease Bond
929224975	MM SKB Energy LLC	$19,215.00	Processing Facility Bond
929224986	Dunkirk Power LLC	$25,000.00	Bond of Distributor of Automotive Fuel
929224987	Huntley Power LLC	$35,000.00	Bond of Distributor of Automotive Fuel
929225083	NRG Northeast Affiliate Services, Inc.	$29,000.00	Workers’ Compensation Bond
929231861	NRG Ilion LP LLC	$52,308.00	Utility Payment Bond
929239784	NRG Energy Center Pittsburgh LLC	$80,000.00	Highway Restoration & Maintenance Bond
929239794	Dunkirk Power, LLC	$53,000.00	Mined Land Reclamation Bond

BONDS

BOND
NUMBER	OBLIGEE	EFF DATE	EXP DATE	PREMIUM	SURETY	DIV.	INDEMNITY

INDEMNIFIED BY XCEL ENERGY:
ST. PAUL BONDS
400SD3190	Hennepin County	6/30/2002	6/30/2003	$200.00	St. Paul	NRG	Yes
400SF4076	City of Pittsburgh	5/15/2002	5/15/2003	$300.00	St. Paul	NRG	Yes
400SH7762	City of Meriden	8/24/2001	8/24/2003	$1,754.00	St. Paul	NRG	Yes
400SH7763	City of Meriden	8/24/2001	8/24/2003	$1,537.00	St. Paul	NRG	Yes
Sub-Total St. Paul				$3,791.00
SAFECO BONDS
6161831	County of Hennepin	8/9/2002	8/9/2003	$200.00	Safeco	NRG	Yes
Sub-Total Safeco				$200.00
CNA BONDS
929214989	PA Dept. of Trans	9/21/2002	9/21/2003	$450.00	CNA	NRG	Yes
929215308	Pennsylvania Public Utility Commission	9/12/2002	9/12/2003	$2,250.00	CNA	NRG	Yes
929215309	City of San Diego	9/2/2002	9/2/2003	$100.00	CNA	NRG	Yes
929222788	Scott County	10/12/2002	10/12/2003	$560.00	CNA	NRG	Yes
929222789	Dakota County	10/10/2002	10/10/2003	$252.00	CNA	NRG	Yes
929222790	Dakota County	10/10/2002	10/10/2003	$405.00	CNA	NRG	Yes
929222795	State of New York	10/12/2002	10/12/2003	$2,250.00	CNA	NRG	Yes
929222796	State of New Jersey	10/12/2002	10/12/2003	$2,250.00	CNA	NRG	Yes
929224970	County of Anoka	11/17/2002	11/17/2003	$560.00	CNA	NRG	Yes
929224971	County of Anoka	11/17/2002	11/17/2003	$140.00	CNA	NRG	Yes
929224973	State of California	11/9/2002	11/9/2003	$100.00	CNA	NRG	Yes
929224975	Commonwealth of PA	11/25/2002	11/25/2003	$108.00	CNA	NRG	Yes
929224986	State of New York	1/1/2003	1/1/2004	$100.00	CNA	NRG	Yes
929224987	Sate of New York	1/2/2003	1/3/2004	$100.00	CNA	NRG	Yes
929225083	State of New York	12/31/2002	12/31/2003	$351.00	CNA	NRG	Yes
929231861	Niagra Mohawk Power Corp	12/12/2002	12/12/2003	$471.00	CNA	NRG	Yes
929239784	Commonwealth of PA	6/18/2002	6/18/2003	$160.00	CNA	NRG	Yes
929239794	State of New York	5/15/2002	5/15/2003	$106.00	CNA	NRG	Yes

PAGE  2of 1

PROVIDED AS PART OF SETTLEMENT
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RULE OF EVIDENCE 408 AND ALL
BANKRUPTCY AND STATE LAW EQUIVALENTS

BONDS

BOND
NUMBER	PRINCIPAL	AMOUNT	DESCRIPTION

929239797	Cabrillo Power LLC	$100,000.00	Lease Bond
929239799	NRG Energy	$1,500,000.00	Permit Bond
929242598	Arthur Kill Power LLC	$10,000.00	Performance Bond
Sub-Total CAN		$4,610,923.00
TOTAL INDEMNIFIED BY XCEL ENERGY		$6,371,213.00
NON-INDEMNIFIED BONDS
U668424	NRG Energy, Inc	$30,000.00	Solid Waste Management Bond
TOTAL ALL NRG BONDS		$6,401,213.00

BONDS

BOND
NUMBER	OBLIGEE	EFF DATE	EXP DATE	PREMIUM	SURETY	DIV.	INDEMNITY

929239797	State of California	5/21/2002	5/21/2003	$175.00	CNA	NRG	Yes
929239799	City of St. Paul, MN	5/23/2002	5/23/2003	$2,625.00	CNA	NRG	Yes
929242598	Department of Energy Conservation	3/18/2002	3/18/2003	$50.00	CNA	NRG	Yes
Sub-Total CAN				13,563.00
TOTAL INDEMNIFIED BY XCEL ENERGY				$17,554.00
NON-INDEMNIFIED BONDS
U668424	County of Washington	1/20/1999	1/20/2004	$400.00	Reliance	NRG	No
TOTAL ALL NRG BONDS				$17,954.00

PROVIDED AS PART OF SETTLEMENT
DISCUSSIONS; SUBJECT TO FEDERAL
RULE OF EVIDENCE 408 AND ALL
BANKRUPTCY AND STATE LAW EQUIVALENTS

OTHER INDEMNIFICATION OBLIGATIONS

Agreement and Consent for Transfer to NRG between Northern States Power Company, NRG Energy, Inc., Anoka County, Hennepin County, Sherburne County, and Tri-County Solid Waste Management Committee dated on or about August 20, 2001.

Affirmation Agreement between Northern States Power Company and NRG Energy, Inc. dated August 8, 1993.

OTHER GUARANTY OBLIGATIONS

Guarantees of employment agreements for three NRG employees.

PROVIDED AS PART OF SETTLEMENT
DISCUSSIONS; SUBJECT TO FEDERAL
RULE OF EVIDENCE 408 AND ALL
BANKRUPTCY AND STATE LAW EQUIVALENTS

SCHEDULE VI.F
(EMPLOYEE BENEFIT MATTERS)

QUALIFIED DEFINED BENEFIT PENSION PLANS

•	Xcel would continue to maintain the NRG benefit formulas for NRG employees as part of the Xcel/NRG plan (the “Merged Plan”) until the Effective Date.

•	On the Effective Date, (a) NRG employees would stop participating in the Merged Plan, (b) all NRG employee Merged Plan benefits would be frozen (except as set forth below) and (c) the obligation for all such benefits would remain in the Merged Plan and would be the responsibility of the Merged Plan and Xcel to fund and provide. To the extent a partial termination, within the meaning of Section 411(d)(3) of the Internal Revenue Code, of the Merged Plan would occur as of the Effective Date, either as a result of the NRG employees ceasing to be employed by Xcel and its subsidiaries or otherwise, such employees would be fully vested as of the Effective Date in their frozen benefits under the Merged Plan as and to the extent provided by Section 411(d)(3) of the Internal Revenue Code. On and after the Effective Date, the Merged Plan would provide that, as of the Effective Date, with respect to NRG employees who are employed by NRG and are participants in the Merged Plan on the Effective Date, credit for employment with NRG on or after the Effective Date would be credited (i) for vesting purposes under the Merged Plan, if no such partial termination occurred, and (ii) for purposes of eligibility for entitlement for the commencement or receipt of benefits under the Merged Plan (including, without limitation, for eligibility for commencement or receipt of any early retirement benefit or supplement), but (iii) for no other purposes including, without limitation, benefit accrual purposes. As hereby modified, such benefits to which NRG employees are entitled under the terms of the Merged Plan would be paid to them by the Merged Plan as and when provided therein.

NON-QUALIFIED RETIREMENT PLANS (“NQRPS”)

•	Xcel and NRG would determine prior to the Effective Date what proportion of the obligations owing to current NRG employees under the NRG NQRPs is legally allocable to Xcel by virtue of prior service by those employees as Xcel (NSP) employees (the “Xcel NQRP Amount”).

•	Xcel would maintain responsibility for the Xcel NQRP Amount to the extent it has not already satisfied its obligation therefor. The difference between the total amount owing to current NRG employees under the NQRPs and the Xcel NQRP Amount (the “NRG NQRP Amount”) would be reinstated or replaced with a similar nonqualified plan approved by the NRG Plan. Any new plan in respect of the NRG NQRP Amount would be developed in consultation with the Bank Group and the Noteholder Group.

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RULE OF EVIDENCE 408 AND ALL
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SCHEDULE VI.I
(Xcel/NRG Agreements To Be Assumed)

1.	Agreement for the Use and Operation of Certain Facilities Located at the High Bridge Plant dated Jan. 23, 2002.

2.	Agreement for the Sale of Thermal Energy and Wood Byproduct between Northern States Power Company and NRG Thermal f/k/a Norenco Corporation, dated November 16, 1989.

3.	Refuse Derived Fuel Supply Agreement between Northern States Power Company and NRG Resource Recovery, Inc.” (not dated) (Term: 1-1-1992 to 12-31-2001, automatically renewing for five year terms thereafter, unless terminated by six month written notice.)

4.	Lease and Agreement between Northern States Power Company and Minnesota Waste Processing Company, L.L.C. dated September 13, 1994.

5.	Lease and Agreement between Northern States Power Company and NRG Energy Inc. dated July 21, 1997.

6.	Short Term Coal Agreement for the Sale of Coal from Northern States Power Company (dba Xcel Energy, Seller) to NRG Energy Center-Rock Tenn LLC (Buyer) dated January 6, 2003.

7.	Letter Agreement between e prime and NRG Energy, Inc. dated on or about February 25, 2003.

8.	Agreement For Consulting Services Between NRG Energy, Inc. And Utility Engineering Corporation dated May 22, 2000.

SCHEDULE IX.A
(Intercompany Claims Owing to Xcel)

1.	All amounts owed by NRG to Xcel in connection with various payments made by Xcel in connection with the Guarantees.

2.	Third Quarter 2002 estimated tax payment made to NRG.

3.	All amounts owed by NRG to Xcel in connection with the ASA.

4.	All amounts owed by NRG to Xcel in connection with various Northern States Power Company and other agreements listed on Schedule VI.I.

5.	All amounts owed by NRG to Xcel in connection with various engineering services.

6.	All amounts owed by NRG to Xcel in connection with e prime.

7.	All amounts owed by NRG to Xcel in connection with NSP-Wisconsin.

8.	All amounts owed by NRG to Xcel in connection with PSCo.

9.	All amounts, if any, owed by NRG to Xcel for NRG’s own utility usage.

SCHEDULE IX.I
(NRG Finco Project Funding)

PROVIDED AS PART OF SETTLEMENT
DISCUSSIONS; SUBJECT TO FEDERAL RULE
OF EVIDENCE 408 AND ALL BANKRUPTCY
AND STATE LAW EQUIVALENTS

TERM SHEET CONCERNING CERTAIN SUBSIDIARIES OF
NRG ENERGY INC.
DATED AS OF MAY __ 2003

The following (the “Term Sheet”) concerns certain matters relating to the following indirect wholly-owned subsidiaries of NRG Energy Inc. (“NRG”): (a) NRG Audrain Generating LLC (“Audrain”); (b) LSP-Nelson Energy, LLC (“LSP-Nelson”) and NRG Nelson Turbines LLC (together with LSP-Nelson, “Nelson”); and (c) LSP-Pike Energy, LLC (“Pike” and, together with Audrain and Nelson, the “Projects”).

The Term Sheet is subject to finalization and execution of the Plan Support Agreement, dated as of May      , 2003 (the “Plan Support Agreement”), by and among NRG, certain of NRG’s subsidiaries and affiliates as set forth therein, Excel Energy Inc., the Supporting Noteholders (as defined therein), and the Supporting Lenders (as defined therein).

Notwithstanding anything to the contrary in the foregoing, the Term Sheet is being provided as part of settlement discussions and, as a result, shall be treated as such pursuant to Federal Rule of Evidence 408 and all bankruptcy and state law equivalents.

Parties:	NRG, Audrain, Nelson, Pike and the lenders (the “FinCo Lenders”) pursuant to the Credit Agreement, dated as of May 8, 2001, by and among NRG Finance Company I LLC, Audrain, LSP-Nelson, Pike, NRG Turbine LLC, Credit Suisse First Boston, as Administrative Agent, and the FinCo Lenders, together with all amendments, modifications, renewals, restatements, substitutions and replacements thereof and all documents, agreements or instruments related thereto (the “FinCo Credit Agreement”).

Collateral:	The FinCo Lenders, pursuant to the FinCo Credit Agreement, assert, and NRG does not dispute, a security interest in substantially all of the assets of Audrain (the “Audrain Collateral”), the assets of Nelson (the “Nelson Collateral”) and the assets of Pike (the “Pike Collateral” and, collectively with the Audrain Collateral and Nelson Collateral, the

“Collateral”), as more fully described in the FinCo Credit Agreement.

Audrain:	NRG shall, subject to Bankruptcy Court approval (if necessary), lend to Audrain reasonably necessary funds (the “NRG Audrain Funds”) to preserve, maintain, operate and sell or otherwise dispose of the Audrain Collateral until the earlier of (a) December 31, 2003 and (b) the first date on which the NRG Audrain Funds are equal to or exceed $750,000. As a precondition to NRG’s obligation to lend the NRG Audrain Funds to Audrain, the FinCo Lenders shall agree to subordinate their claims against Audrain, including any payment of principal or interest in respect thereof, to the prior repayment in full to NRG of the NRG Audrain Funds.

Nelson:	The reasonably necessary funds to preserve, maintain and sell or otherwise dispose of the Nelson Collateral shall (a) first, be provided from the funds deposited in the bank accounts of Nelson and any insurance proceeds or refunds related to Nelson and (b) thereafter, be provided by NRG, subject to Bankruptcy Court approval (if necessary), in an amount not to exceed $500,000 (the funds to be provided by NRG are referred to as the “NRG Nelson Funds”). As a precondition to NRG’s obligation to lend the NRG Nelson Funds to Nelson, the FinCo Lenders shall agree to subordinate their claims against Nelson, including any payment of principal or interest in respect thereof, to the prior repayment in full to NRG of the NRG Nelson Funds.

Pike:	The reasonably necessary funds to preserve, maintain and sell or otherwise dispose of the Pike Collateral shall be provided from the funds deposited in the bank accounts of Pike and any insurance proceeds or refunds related to Pike.

Sale or Disposition	NRG shall not sell or otherwise dispose of the Collateral without the prior approval of the FinCo Lenders; provided, the foregoing shall not preclude NRG from abandoning any of the Collateral if permissible under applicable law.

Proceeds	To the extent NRG receives any proceeds or refunds related to any of the Projects, including, without limitation, insurance proceeds, such proceeds and refunds shall be remitted to the appropriate Project within 3 business days of NRG’s receipt of such funds.

Expenses of Disposition	Any expenses incurred in the sale or disposition of the Collateral, including, without limitation, investment banker, broker and other professional fees, shall be for the account of the FinCo Lenders and not chargeable against or payable by NRG (but the foregoing is not intended to preclude the FinCo Lenders from applying any of the funds lent by NRG to, or already on deposit with, any of the Projects).

Exhibit 99.01 — Xcel Energy Cautionary Factors

The Private Securities Litigation Reform Act provides a “safe harbor” for forward-looking statements to encourage disclosures without the threat of litigation, providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements are made in written documents and oral presentations of Xcel Energy. These statements are based on management’s beliefs as well as assumptions and information currently available to management. When used in Xcel Energy’s documents or oral presentations, the words “anticipate,” “estimate,” “expect,” “projected,” objective,” “outlook,” “forecast,” “possible,” “potential” and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause Xcel Energy’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

•	Economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures;

•	The risk of a significant slowdown in growth or decline in the U.S. economy, the risk of delay in growth recovery in the U.S. economy or the risk of increased cost for insurance premiums, security and other items as a consequence of the Sept. 11, 2001, terrorist attacks;

•	Trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where Xcel Energy has a financial interest;

•	Customer business conditions, including demand for their products or services and supply of labor and materials used in creating their products and services;

•	Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

•	Availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, Xcel Energy or any of its subsidiaries; or security ratings;

•	Factors affecting utility and nonutility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; nuclear or environmental incidents; or electric transmission or gas pipeline constraints;

•	Employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;

•	Increased competition in the utility industry or additional competition in the markets served by Xcel Energy and its subsidiaries;

•	State, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the electric and gas markets; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

•	Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

•	Nuclear regulatory policies and procedures, including operating regulations and spent nuclear fuel storage;

•	Social attitudes regarding the utility and power industries;

•	Risks associated with the California power and other western markets;

•	Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

•	Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;

•	Factors associated with nonregulated investments, including risks associated with timely completion of projects, including obtaining competitive contracts and construction delays, foreign government actions, foreign economic and currency risks, political instability in foreign countries, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;

•	Many of the project investments made by Xcel Energy’s subsidiary NRG, Inc. consist of minority interests, and a substantial portion of future investments may take the form of minority interests, which limits NRG’s ability to control the development or operation of the project;

•	The failure to realize expectations regarding the NRG settlement agreement; and

•	Other business or investment considerations that may be disclosed from time to time in Xcel Energy’s SEC filings or in other publicly disseminated written documents.

Xcel Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

Exhibit 99.02 — Officer Certification

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Xcel Energy Inc. (Xcel Energy) on Form 10-Q for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (Form 10-Q), each of the undersigned officers of the Xcel Energy certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Xcel Energy as of the dates and for the periods expressed in the Form 10-Q.

Date: May 15, 2003

/s/ WAYNE H. BRUNETTI

Wayne H. Brunetti Chairman, President and Chief Executive Officer

/s/ RICHARD C. KELLY

Richard C. Kelly Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Exhibit 99.03

UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
ACCOUNTING FOR NRG ON THE EQUITY METHOD

Background
 As discussed in Xcel Energy’s Quarterly Report on Form 10-Q for March 31, 2003, NRG voluntarily filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on May 14, 2003. As part of this action, the tentative settlement agreement reached in March 2003 among Xcel Energy, NRG and NRG’s creditors (“the Settlement”) was filed with the Bankruptcy Court for its consideration as a resolution of NRG’s financial difficulties. If the court approves the terms of the Settlement, upon emergence from bankruptcy Xcel Energy will divest its ownership interests in NRG. This divestiture will result in NRG ultimately being reported as a discontinued operation of Xcel Energy. However, pending the outcome of the bankruptcy proceeding, Xcel Energy will remain 100 percent owner of NRG but will not have sufficient control to continue consolidating NRG. During the period between NRG’s filing for bankruptcy and its actual divestiture by Xcel Energy, Xcel Energy will report NRG as an equity investment under generally accepted accounting principles. Because such accounting requirements do not allow equity accounting until the period that includes the bankruptcy filing, Xcel Energy is providing investors with pro forma information for historical periods presenting NRG under the equity method of accounting.

Pro Forma Information
 The following summary of unaudited pro forma financial information for Xcel Energy gives effect to the change of accounting for NRG from consolidated financial reporting to the equity method of accounting. Under the equity method, NRG is not consolidated in Xcel Energy’s financial statements but instead is reported as a single investment-related item (NRG Losses In Excess of Investment) on the Balance Sheet, and a single item (Equity in Losses of NRG) on the Statements of Operations. Because Xcel Energy’s cumulative equity in NRG’s losses to date exceeds the cumulative investments made in NRG, the investment-related balance sheet item is not an asset but is reported as a current liability.

The following pro forma Balance Sheet and Statements of Operations are treated as if Xcel Energy had never consolidated NRG for financial reporting purposes. This unaudited pro forma summarized financial information should be read in conjunction with the historical financial statements and related notes of Xcel Energy, which are included in the 2002 Annual Report on Form 10-K, and the March 31, 2003 Quarterly Report on Form 10-Q. The unaudited pro forma Balance Sheet information at March 31, 2003 assumes that NRG had been deconsolidated (that is, the equity method had been applied) on that date. The unaudited pro forma Statement of Operations information for the quarters ended March 31, 2002 and 2003, and the year ended Dec. 31, 2002, assumes that NRG had been deconsolidated on Jan. 1, 2002, the beginning of the earliest period presented.

These summarized pro forma amounts do not include any of the future financial impacts that may occur from NRG’s filing for bankruptcy, or from implementing the Settlement. Also, the unaudited summarized pro forma financial information does not necessarily indicate what Xcel Energy’s financial position or operating results would have been if NRG had filed for bankruptcy (or had been divested) in the periods presented, and does not necessarily indicate future operating results of Xcel Energy (with or without NRG).

XCEL ENERGY INC. AND SUBSIDIARIES
Pro Forma Consolidated Statement Of Operations
(Thousands of Dollars, Except Per Share Data)

		Pro Forma Adjustments for NRG
				Pro Forma
	As Reported	Apply Equity	Adjust	Adjusted
	3/31/2003 (a)	Accounting (b)	Eliminations	3/31/2003

Operating Revenues:
Electric Utility	$1,368,970			$1,368,970
Natural Gas Utility	666,129			666,129
Electric and Natural Gas Trading	3,574			3,574
Nonregulated and Other	641,549	(533,640)		107,909
Equity Earnings from Investments in Affiliates (f)	40,130	(45,629)		(5,499)

Total Operating Revenues	2,720,352	(579,269)	—	2,141,083
Operating Expenses:
Electric Fuel and Purchased Power — Utility	592,690			592,690
Cost of Natural Gas Sold and Transported — Utility	479,951			479,951
Cost of Sales — Nonregulated and Other	362,212	(284,606)		77,606
Other Operating and Maintenance Expenses — Utility	381,627			381,627
Other Operating and Maintenance Expenses — Nonregulated	187,450	(161,904)		25,546
Depreciation and Amortization	263,473	(69,584)		193,889
Taxes (Other Than Income Taxes)	81,584	—		81,584
Writedowns and Disposal Losses from Equity Investments	16,591	(16,591)		—
Special Charges	47,200	(45,759)		1,441

Total Operating Expenses	2,412,778	(578,444)	—	1,834,334

Operating Income	307,574	(825)	—	306,749
Interest Income	10,448	(4,794)		5,654
Other Nonoperating Income	10,154	(6,965)		3,189
Nonoperating Expense	(7,217)	2,334		(4,883)
Equity in Losses of NRG (f)	—	(12,632)		(12,632)
Interest Charges and Financing Costs:
Interest Charges — net of amounts capitalized	285,259	(179,544)		105,715
Distributions on Redeemable Preferred Securities of Subsidiary Trusts	9,586			9,586

Total Interest Charges and Financing Costs	294,845	(179,544)	—	115,301

Income from Continuing Operations Before Income Taxes, And Minority Interest	26,114	156,662	—	182,776
Income Taxes	98,089	(34,573)		63,516
Minority Interest — expense (income) (e)	194	53		247

Income (Loss) from Continuing Operations (d)	(72,169)	191,182	—	119,013

Earnings per share — basic and diluted:
Income (loss) from continuing operations (d)	$(0.18)	$0.48	$—	$0.30

See accompanying Notes to Pro Forma Financial Information.

XCEL ENERGY INC. AND SUBSIDIARIES
Pro-forma Consolidated Statement Of Operations
(Thousands of Dollars, Except Per Share Data)

		Pro-forma Adjustments for NRG
				Pro-forma
	As Reported	Apply Equity	Adjust	Adjusted
	12/31/2002 (a)	Accounting (b)	Eliminations	12/31/2002

Operating Revenues:
Electric Utility	$5,435,377			$5,435,377
Natural Gas Utility	1,397,800			1,397,800
Electric and Natural Gas Trading	8,485			8,485
Nonregulated and Other	2,611,149	(2,212,153)		398,996
Equity Earnings from Investments in Affiliates (f)	71,561	(68,996)		2,565

Total Operating Revenues	9,524,372	(2,281,149)	—	7,243,223
Operating Expenses:
Electric Fuel and Purchased Power — Utility	2,199,099			2,199,099
Cost of Natural Gas Sold and Transported — Utility	851,987			851,987
Cost of Sales — Nonregulated and Other	1,361,466	(1,094,795)		266,671
Other Operating and Maintenance Expenses — Utility	1,501,602			1,501,602
Other Operating and Maintenance Expenses — Nonregulated	787,968	(665,886)		122,082
Depreciation and Amortization	1,037,429	(256,199)		781,230
Taxes (Other Than Income Taxes)	318,641			318,641
Write-downs and Disposal Losses from Equity Investments	207,290	(196,192)		11,098
Special Charges	2,691,223	(2,656,093)		35,130

Total Operating Expenses	10,956,705	(4,869,165)	—	6,087,540

Operating Income (Loss)	(1,432,333)	2,588,016	—	1,155,683
Interest Income	45,863	(16,322)		29,541
Other Nonoperating Income	28,167	2,145		30,312
Nonoperating Expense	(30,043)	10,007		(20,036)
Equity in Losses of NRG (f)	—	(3,464,282)		(3,464,282)
Interest Charges and Financing Costs:
Interest Charges — net of amounts capitalized	879,736	(493,956)		385,780
Distributions on Redeemable Preferred Securities of Subsidiary Trusts	38,344			38,344

Total Interest Charges and Financing Costs	918,080	(493,956)	—	424,124

Income (Loss) from Continuing Operations Before Income Taxes and Minority Interest	(2,306,426)	(386,480)	—	(2,692,906)
Income Taxes (Benefit)	(627,985)	165,382		(462,603)
Minority Interest — expense (income)	(17,071)	4,759		(12,312)

Income (Loss) from Continuing Operations(d)	(1,661,370)	(556,621)	—	(2,217,991)
Earnings (loss) per share — basic and diluted:
Income (loss) from continuing operations(d)	$(4.36)	$(1.46)	$—	$(5.82)

See accompanying Notes to Pro-forma Financial Information.

XCEL ENERGY INC. AND SUBSIDIARIES
Pro Forma Consolidated Statement Of Operations
(Thousands of Dollars, Except Per Share Data)

		Pro Forma Adjustments for NRG
				Pro Forma
	As Reported	Apply Equity	Adjust	Adjusted
	3/31/2002 (a)	Accounting (b)	Eliminations	3/31/2002

Operating Revenues:
Electric Utility	$1,231,657			$1,231,657
Natural Gas Utility	563,911			563,911
Electric and Natural Gas Trading Margin	2,750			2,750
Nonregulated and Other	555,786	(468,099)		87,687
Equity Earnings from Investments in Affiliates (f)	16,480	(14,670)		1,810

Total Operating Revenues	2,370,584	(482,769)	—	1,887,815
Operating Expenses:
Electric Fuel and Purchased Power — Utility	488,114			488,114
Cost of Natural Gas Sold and Transported — Utility	375,615			375,615
Cost of Sales — Nonregulated and Other	277,063	(219,928)		57,135
Other Operating and Maintenance Expenses — Utility	391,491			391,491
Other Operating and Maintenance Expenses — Nonregulated	194,322	(169,422)		24,900
Depreciation and Amortization	247,993	(54,060)		193,933
Taxes (Other Than Income Taxes)	82,897			82,897
Special Charges	14,113			14,113

Total Operating Expenses	2,071,608	(443,410)	—	1,628,198

Operating Income	298,976	(39,359)	—	259,617
Interest Income	17,975	(7,583)		10,392
Other Nonoperating Income	9,442	(2,679)		6,763
Other Nonoperating Expense	(6,072)	—		(6,072)
Equity in Losses of NRG (f)	—	(26,463)		(26,463)
Interest Charges and Financing Costs:
Interest Charges — net of amounts capitalized	188,605	(113,358)		75,247
Distributions on Redeemable Preferred Securities of Subsidiary Trusts	9,700			9,700

Total Interest Charges and Financing Costs	198,305	(113,358)	—	84,947

Income from Continuing Operations Before Income Taxes and Minority Interest	122,016	37,274	—	159,290
Income Taxes	33,555	28,024		61,579
Minority Interest — expense (income)	(5,468)	(325)		(5,793)

Income from Continuing Operations(d)	93,929	9,575	—	103,504
Earnings per share — basic and diluted:
Income from continuing operations(d)	$0.26	$0.03	$—	$0.29

See accompanying Notes to Pro Forma Financial Information.

XCEL ENERGY INC. AND SUBSIDIARIES
Pro Forma Consolidated Balance Sheet
(Thousands of Dollars, Except Per Share Data)

		Pro Forma Adjustments for NRG
				Pro Forma
	As Reported	Apply Equity	Adjust	Adjusted
	3/31/2003 (a)	Accounting (b)	Eliminations (c)	3/31/2003

ASSETS
Current Assets:
Cash and cash equivalents	$1,035,299	$(333,092)		$702,207
Restricted cash	295,181	(272,181)		23,000
Accounts receivable — net of allowance	1,249,706	(362,497)	52,291	939,500
Accrued unbilled revenues	322,316			322,316
Materials and supplies inventories — at average cost	318,151	(235,260)		82,891
Fuel inventory — at average cost	166,782			166,782
Natural gas inventories	66,588			66,588
Recoverable purchased natural gas and electric energy costs	161,252			161,252
Derivative instruments valuation — at market	59,324	(21,890)		37,434
Prepayments and other	373,534	(204,460)		169,074
Current assets held for sale (d)	17,178	(17,178)		—

Total Current Assets	4,065,311	(1,446,558)	52,291	2,671,044

Property, Plant and Equipment, at cost:
Electric utility plant	16,731,387			16,731,387
Nonregulated property and other	8,456,847	(6,869,893)		1,586,954
Natural gas utility plant	2,432,808			2,432,808
Construction work in progress	1,387,721	(420,682)		967,039

Total Property, Plant and Equipment	29,008,763	(7,290,575)	—	21,718,188
Less accumulated depreciation	(9,901,032)	695,155		(9,205,877)
Nuclear fuel — net of accumulated amortization	85,567			85,567

Net Property, Plant and Equipment	19,193,298	(6,595,420)	—	12,597,878

Other Assets:
Investments in unconsolidated affiliates (e)	1,036,647	(917,062)		119,585
Notes receivable, including amounts from affiliates	953,632	(951,611)		2,021
Nuclear decommissioning fund and other investments	699,145			699,145
Regulatory assets	734,528			734,528
Derivative instruments valuation — at market	82,120	(80,427)		1,693
Prepaid pension asset	491,793			491,793
Goodwill, net	34,561	(26,834)		7,727
Intangible assets, net	66,656	(48,729)		17,927
Other	360,930	(173,220)	(759)	186,951
Noncurrent assets held for sale (d)	53,257	(53,257)		—

Total Other Assets	4,513,269	(2,251,140)	(759)	2,261,370

TOTAL ASSETS	$27,771,878	$(10,293,118)	$51,532	$17,530,292

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$7,590,417	$(6,994,578)		$595,839
Short-term debt	1,437,721	(1,030,959)		406,762
Accounts payable	1,429,551	(614,828)	51,532	866,255
Taxes accrued	293,174	13,521		306,695
Dividends payable	1,060			1,060
Derivative instruments valuation — at market	46,455	(18,314)		28,141
Other	946,503	(557,045)		389,458
Current liabilities held for sale (d)	105,339	(105,339)		—
NRG losses in excess of investment (e)	—	691,129		691,129

Total Current Liabilities	11,850,220	(8,616,413)	51,532	3,285,339

Deferred Credits and Other Liabilities:
Deferred income taxes	1,365,093	(126,021)		1,239,072
Deferred investment tax credits	166,438			166,438
Regulatory liabilities	522,158			522,158
Derivative instruments valuation — at market	121,431	(106,746)		14,685
Benefit obligations and other	734,834	(208,256)		526,578
Asset retirement obligations	880,307	(4,370)		875,937
Minimum pension liability	106,897			106,897
Noncurrent liabilities held for sale (d)	18,381	(18,381)		—

Total Deferred Credits and Other Liabilities	3,915,539	(463,774)	—	3,451,765

Minority interest in subsidiaries	35,615	(29,815)		5,800
Commitments and contingencies
Capitalization:
Long-term debt	6,606,704	(1,183,116)		5,423,588
Mandatorily redeemable preferred securities of subsidiary trusts	494,000			494,000
Preferred stockholders’ equity	105,320			105,320
Common stockholders’ equity (g)	4,764,480			4,764,480

TOTAL LIABILITIES AND EQUITY	$27,771,878	$(10,293,118)	$51,532	$17,530,292

See accompanying Notes to Pro Forma Financial Information.

NOTES TO PRO FORMA FINANCIAL INFORMATION

The following notes provide additional information for the adjustments made to historical financial statements in determining the accompanying pro forma financial information.

(a)	“As Reported” amounts for year ended Dec. 31, 2002 were derived from the audited consolidated financial statements included in Xcel Energy’s 2002 Annual Report on Form 10-K. The “As Reported” amounts for the quarter ended March 31, 2003 and 2002 were derived from the unaudited consolidated financial statements included in Xcel Energy’s Quarterly Report on Form 10-Q (provided herewith).

(b)	Pro forma adjustments to “As Reported” amounts reflect (1) the elimination of NRG’s revenues and expenses (as to the Statement of Operations) and assets and liabilities (as to the Balance Sheet) from Xcel Energy’s consolidated financial statements; and (2) equity accounting adjustments to reflect NRG’s results of operations as a single income/expense item (Equity in Losses of NRG) and to reflect Xcel Energy’s net investment in NRG as a single investment-related item (NRG Losses in Excess of Investment). In addition to NRG’s amounts, application of the equity method has also resulted in the reclassification of the minority interest of NRG’s stockholders other than Xcel Energy (prior to June 2002) on both the Statement of Operations and the Balance Sheet to be presented as a component of Equity in Losses of NRG and NRG Losses in Excess of Investment, respectively.

(c)	Pro forma adjustments to “As Reported” Balance Sheet amounts also reflect the reinstatement of Xcel Energy’s intercompany balances with NRG, which were previously eliminated under the consolidated method of reporting NRG.

(d)	Pro forma adjustments referred to in (b) above include the elimination of NRG’s projects and operations that have been sold in 2002 or 2003, or were considered held for sale in those periods. Under the equity method of accounting being presented here on a pro forma basis, the operating results of these NRG projects/operations, and the related assets and liabilities, are no longer presented as Discontinued Operations and Assets and Liabilities Held-for-Sale, respectively. This reclassification has increased Income from Continuing Operations for the amounts previously reported as Discontinued Operations.

(e)	The pro forma adjustments to the Balance Sheet referred to in (b) above have adjusted Xcel Energy’s net investment in NRG, which would normally be an asset, to a net credit balance, which is presented on a pro forma basis as a current liability. This presentation assumes that the net liability will be eliminated upon the effectiveness of NRG’s plan of reorganization, and the disbursement of agreed-upon settlement payments to NRG’s creditors, as discussed further in Notes 4 and 5 to the financial statements. This negative investment can be reconciled to NRG’s stockholders’ equity as follows (in millions):

March 31, 2003

Stockholders’ Equity per NRG 10-K/10-Q	$(753)
Less: Xcel Energy Purchase Accounting Adjustments*	62
Less: Settlement Agreement Impacts**	—
Less: NRG’s Other Comprehensive Income***	—

Negative Investment in NRG — Liability	$691

*	These adjustments resulted from Xcel Energy’s purchase accounting for the acquisition of minority shares of NRG in June 2002, and are not reflected in NRG’s financial statements. Application of the equity method to Xcel Energy’s investment in NRG has resulted in the reclassification of this amount from nonregulated property, prepaid pension, and other noncurrent assets of an intermediate holding company of Xcel Energy to this NRG investment account, which reduces the negative balance.

**	Terms of the tentative settlement agreement may require a portion of certain guarantee payments made by Xcel Energy on behalf of NRG to be reclassified from intercompany receivables to a capital contribution, or equity investment amount. These reclassifications are considered immaterial for pro-forma adjustment purposes.

***	Other Comprehensive Income, a component of NRG’s stockholder’s equity, included unrealized loss amounts of $139 million related to foreign currency translation and derivative financial instrument valuation at March 31, 2003. These amounts will eventually be reclassified on Xcel Energy’s financial statements from stockholders’ equity to the net investment in NRG at the time of NRG’s divestiture (see (g) below). However, divestiture is not assumed in pro-forma adjustments.

(f)	The pro forma adjustments to the Statement of Operations referred to in (b) above have adjusted Xcel Energy’s pro forma Equity In Earnings of Affiliates (now including NRG) to a net debit balance due to losses incurred by NRG. For pro forma presentation purposes, we have not reported the equity in NRG losses as negative revenue, but instead have presented them as a nonoperating expense item.

(g)	No pro-forma adjustments are required to stockholders’ equity amounts in the Balance Sheet. NRG’s common stock and paid-in capital amounts are not reflected in Xcel Energy’s consolidated stockholder’s equity and therefore do not require adjustment. Also, Xcel Energy’s cumulative equity in NRG’s losses, even after the pro-forma change in accounting for NRG to the equity method, will still be reported as a component of Xcel Energy’s retained earnings and should not be adjusted. The Other Comprehensive Income balance in NRG’s stockholder’s equity reflects unrealized losses related to NRG’s foreign currency translation and derivative financial instruments. Under the equity method, these amounts will ultimately be reclassified from stockholders’ equity to a component of the investment in NRG, but not until divestiture actually occurs. Divestiture is not assumed in pro-forma adjustments.